UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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AMYRIS, INC.

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Notice of 2021 Annual Meeting of Stockholders

Annual Meeting of Stockholders
Date and Time: Friday, May 28, 2021, 2:00 p.m. Pacific Time	Location: Virtual Meeting: www.proxydocs.com/AMRS	Record Date: Thursday, April 1, 2021	Mail Date: Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed on or about April 14, 2021

Voting Matters

At or before the 2021 Annual Meeting of Stockholders (“Annual Meeting”), we ask that you vote on the following items:

Item 1 Election of four Class II Directors to serve for a three-year term

Item 2 Ratification of the appointment of Independent Registered Public Accounting Firm

Item 3 Approval of Amended and Restated 2010 Employee Stock Purchase Plan

Item 4 Approval of amendment to Certificate of Incorporation to increase authorized shares

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: our Proxy Statement
and 2020 Annual Report are available free of charge on our website at
https://investors.amyris.com/annual-reports

How to Vote:
Internet	Mail
Visit www.proxydocs.com/AMRS and use your unique control number found in your Notice, proxy card or voting instruction form to access the voting site	Complete and sign the proxy card or voting instruction form and return it by mail.
Telephone	During the Meeting
Follow the telephone instructions provided in your Notice, proxy card or voting instruction form.	This year’s Annual Meeting of Stockholders will be virtual. For details on how to pre-register and attend the virtual meeting or on how to vote your shares during the virtual meeting, see p. 74, “Questions and Answers about the Annual Meeting and Voting.”

We are using the Internet as our primary means of furnishing proxy materials to our stockholders, instead of mailing printed copies. By doing so, we save costs and reduce our impact on the environment. We will instead mail or otherwise make available to each of our stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials, and vote, online. The Notice also provides information on how stockholders can obtain paper copies of our proxy materials.

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Amyris, Inc., a Delaware corporation (referred to as “Amyris”, the “Company”, “we”, “us”, or “our”), for our Annual Meeting. These proxy materials were first sent on or about April 14, 2021 to stockholders entitled to vote at the Annual Meeting.

Your vote is important, regardless of the number of shares of our stock that you own. Whether or not you plan to attend our virtual Annual Meeting, it is important that your shares are represented and voted. We encourage you to submit your proxy as soon as possible by internet, by telephone, or by signing and returning all proxy cards or instruction forms provided to you.

By Order of the Board of Directors

Nicole Kelsey General Counsel and Secretary April 12, 2021	Amyris, Inc. 5885 Hollis Street, Suite 100 Emeryville, California 94608

Index of Frequently Requested Information

Board/Committee Membership	16

Board Diversity	15

Code of Conduct	5

Corporate Governance	4

Director Biographies	7

Director Independence	13

Director Qualifications	7

ESG	1

Hedging/Pledging Policy	55

Human Capital Management	2

Related Party Transactions	63

Risk Oversight	19

AMYRIS, INC. 2021 PROXY STATEMENT    1

Sustainability at Amyris

Amyris is deeply committed to sustainability and to protecting the abundance and beauty of nature. Our mission is to move the world to use sustainable ingredients. At the heart of what we do is chemistry. By modifying the genetics of yeast strains and fermenting them in sugarcane syrup, we have pioneered the ability to convert basic plant sugars to hydrocarbon molecules. We use what is renewable to recreate what is finite.

Our technology platform enables us to produce rare, natural molecules that are integral to medications, health, personal care and beauty products that are both safe and effective. Our platform provides a scalable way forward in a world where humanity’s demand for the earth’s bounty far exceeds its supply. We do all of this without compromise—to quality, cost and to sustainability. We stand on one principle in everything we do: Make good. No compromise.®

Amyris is a high-growth synthetic biotechnology company, leading the industry in the Clean Health and Beauty markets through our growing portfolio of consumer brands and as a top supplier of sustainable and natural ingredients. We have successfully developed 13 unique ingredients which are now available in the commercial market, and we have 18 ingredients in development in our labs. Our proprietary Lab-to-Market synthetic biotechnology platform optimizes learning cycles, accelerates our time to market, improves our predictive success, and reduces cost.

Consistent with our mission, we view Environmental, Social, and Governance (“ESG”) factors as long-term value drivers for our customers, our Company and all of our stakeholders including our stockholders.

ENVIRONMENTAL STEWARDSHIP

Sustainable Ingredients

Environmental sustainability through science and manufacturing is at the core of Amyris. Our synthetic biotechnology platform gives us the ability to make readily available molecules that traditionally come from finite agricultural, animal or petrochemical resources.

Our novel approach to replacing scarce plant and animal molecules with clinically-derived solutions enables us to go from scarcity to abundance, privilege to right, dependence to autonomy.

AMYRIS, INC. 2021 PROXY STATEMENT    1

Sustainability at Amyris  |  Social Responsibility

Environmental Impact and Carbon Footprint

Mission statement: to work with our communities, suppliers and partners to minimize our carbon footprint globally by reducing our requirements for energy and natural resources, manufacturing renewable products, effectively recycling our wastes and byproducts, and responsibly managing our technology.

In support of our mission, our policy is to:

◾	Ensure that our products and operations comply with existing environmental and labor laws
◾	Develop products that are sustainably sourced and manufactured
◾	Conduct our operations in a manner that is committed to recycling, conserving natural resources, and protecting our environment from pollution
◾	Responsibly manage the use of all of our materials to preserve the health of local ecosystems
◾	Use metrics to assess our energy dependencies and identify ways to reduce our carbon footprint and greenhouse gas emissions
◾	Promote environmental and social responsibility among our employees through company initiatives, recognition and events
◾	Endeavor to work only with suppliers and distributors who share our commitment to sustainable management practices

In 2019 and 2020, we achieved the following:

◾	Achieved My Green Lab Platinum Certification of our laboratories, a global standard for laboratory sustainability best practices relating to waste, recycling, storage, and energy use
◾	Achieved carbon neutral shipping
◾	Exceeded target of 90% hazardous material waste recycled or repurposed
◾	Joined the United Nations Global Compact
◾	Launched The Clean Academy Impact Awards to provide monetary awards for ocean conservation projects and promote education around conservation and social impact
◾	Established partnerships and made donations to support ocean conservation, hunger relief, diabetes research and the safety and health of frontline health workers

Awards: Our commitment to environmental stewardship continues to earn us external recognition. Below is a selection of the awards and recognition we received over the past year:

Bonsucro certification of sustainable sugarcane production	#23 in Real Leaders 2021 Social and Environmental Impact Awards	No. 1 Hottest Company in the Advanced BioEconomy in 2021, BioDesign and Engineering category; Top 5 Renewable Chemicals and Materials category	100 Greatest Innovations of 2020 (33rd Annual Popular Science Best of What’s New Awards)

SOCIAL RESPONSIBILITY

Human Capital Management

Our Board believes that human capital management, including Diversity, Equity, and Inclusion (“DEI”) initiatives, are important to our success. In February 2019, the Legal Team created its own DEI Initiative to raise awareness around DEI matters within the Company and to reinforce the importance of diverse staffing on its legal matters by the Company’s outside counsel. In August 2020, we appointed to our Board Julie Washington, a Black executive with transformational marketing leadership experience. She was subsequently appointed to the Leadership, Development, Inclusion and Compensation Committee

of the Board (“LDICC”). The Board expanded the remit of the LDICC in 2020 to include oversight of DEI matters, renaming the Committee to add the word “Inclusion.” We conduct an employee engagement survey on an annual basis and the results of these surveys are discussed with the LDICC.

Amyris is committed to enhancing the diversity of our workforce and promoting a culture of acceptance and equality throughout the organization.

◾	A Diverse Workforce: Our diversity makes us stronger. We strengthen the value we create as a company when we bring a broad-based workforce together to achieve our goals.
◾	Promoting Inclusion: We promote employee affiliation groups focused on specific diverse

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Sustainability at Amyris  |  Social Responsibility

needs of our workforce, and provide information about these diverse groups to educate and promote awareness of their diversity as efforts to create an inclusive environment for their development at Amyris.
◾	Equal Pay for Equal Work: We believe in compensating our employees fairly and equitably. We have instituted practices to ensure salary transparency, our management is guided on the principle of pay equity, and our compensation structures by job level and geographical market are available to all employees.

In 2020, we engaged a third party consultant to conduct a company-wide DEI Climate Survey. Our leadership used the feedback to better understand the strengths and challenges of Amyris and to inform our DEI strategic plan in furtherance of a more welcoming, inclusive, and equitable organization. We closed 2020 by introducing a new learning series for all employees to help increase understanding of issues like unconscious bias, micro-aggressions, social identities and privilege, and effective allyship. This learning has been continuing in 2021 and will continue as a core element of our culture.

We have over 600 employees in the United States, Brazil and Portugal.

◾	49% of our U.S. employees are People of Color
◾	50% of our employees are Women
◾	45% of our Executive Leadership Team is Women

We have the following employee affiliation groups that are organized around diversity attributes:

◾	W.E.E. (Women Empowering Each Other)
◾	Out@Amyris (Lesbian, Gay, Bisexual, Transgender, Queers and Others on Gender and Sexuality Spectrum)
◾	BIPOC (Black, Indigenous, and People of Color)

Health and Safety

Safety is an Amyris core value which means that maintaining a safe and healthy work environment for our people, as well as our communities, resources, and planet, is our highest priority. We have a Safety Committee that is responsible for developing, promoting, and maintaining safety policies and procedures. We provide customized environmental health and safety training, carry out regular facility audits, assist employees with risk assessments, promote waste management and reduction practices, provide recommended personal protective equipment and offer a robust ergonomics program in compliance with CAL-OSHA and the California Department of Public Health.

COVID-19 Response

The global COVID-19 pandemic has caused us to take both a short-term and a long-term view of ESG risks and opportunities.

Since early 2020, we have closely monitored the impact of the global COVID-19 pandemic on all aspects of our business, including its impact on our employees, partners, supply chain, and distribution network. Since the start of the pandemic in early 2020, we developed a comprehensive response strategy including establishing a cross-functional COVID-19 Task Force and implementing business continuity plans to manage the impact of the COVID-19 pandemic on our employees and our business. We have applied recommended public health strategies designed to prevent the spread of COVID-19 and have been focused on the health and welfare of our employees. We have successfully managed to sustain ongoing critical production campaigns and infrastructure while staying in compliance with public health orders.

We have initiated several precautions in accordance with local regulations and guidelines to mitigate the spread of COVID-19 infection across our businesses, which has impacted the way we carry out our business, including additional sanitation and cleaning procedures in our laboratories and other facilities, on-site COVID-19 testing, temperature and symptom confirmations, instituting remote working when possible, and implementing social distancing and staggered worktime requirements for our employees who must work on-site. For employees working remotely, we have rolled out new technologies and collaboration tools as well as provided financial support for ergonomic workstations at home. Our plans to reopen our sites and enable a broad return to work in our offices, laboratories and production facilities will continue to follow local public health plans and guidelines. As the effects of the COVID-19 pandemic and the availability of vaccines continue to rapidly evolve, even if our employees more broadly return to work in our offices, laboratories, and production facilities, we have the flexibility to resume more restrictive on-site and remote work models, if needed, as a result of spikes or surges in COVID-19 infection, hospitalization rates or otherwise.

In addition, the rapid spread of COVID-19 has caused a significant burden on health systems globally and has highlighted the need for companies to innovate and develop new technologies and therapies. To that end, in April 2020, we rapidly launched a new plant-derived hand sanitizer under our Pipette brand to help fight COVID-19 spread. We made donations of our sanitizer to frontline healthcare workers at numerous hospitals in our community and throughout the United States. In addition, we accelerated our research and development of a sustainable alternative to shark squalene adjuvant currently used in a number of vaccines, including vaccines in development to treat COVID-19.

AMYRIS, INC. 2021 PROXY STATEMENT    3

Sustainability at Amyris  |  Corporate Governance

Community Investment

In support of our communities, Amyris and our employees devote significant time and resources to outreach, such as participating in a variety of donation drives and environmental cleanup efforts. Since the beginning of 2020, our scientists have been volunteering every month to teach STEM lessons to schools in our communities which often includes one-on-one mentoring by our scientists. In 2020, we established the Amyris Annual Scholarship Fund to fund academic scholarships to Black students at historically black colleges and universities (“HBCUs”) and local San Francisco Bay Area universities, in order to support future scientists and innovators early in their careers. Additionally, in the summer of 2020, half of our student interns were Black, representing an HBCU or a local university. In January 2021, the Legal Team formalized its activities supporting the Company’s local communities with its Legal Gives Back Initiative.

Supplier Sustainability

We require our suppliers to conduct their businesses in alignment with our Supplier Code of Conduct, which contains specific standards on labor and human rights, business ethics, environmental sustainability, social responsibility, privacy, security, and intellectual property. The Supplier Code of Conduct is posted on our website and is part of our overall legal and compliance program. Failure by any of our suppliers to comply with our Supplier Code of Conduct may result in termination of our business relationship with such supplier. We have a global reporting channel for any ethical concerns or violations for our employees and our supply chain.

CORPORATE

GOVERNANCE

We are committed to a strong governance program, and our practices are designed to maintain high standards of oversight, compliance, integrity, and ethics. Each year, we review our corporate governance policies, compliance policies and procedures, and compensation practices and policies to ensure they are consistent with evolving market practices and trends and the promotion of long-term stockholder value.

Governance Practices

Our Board has adopted written Corporate Governance Principles to provide the Board and its Committees with operating principles designed to enhance the effectiveness of the Board and its Committees, to maintain high standards of Board and Committee governance, and to clarify the responsibilities of management in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for Amyris’s governance practices, including composition of the Board and its Committees, functions and responsibilities of the Board and its Committees, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, and responsibilities of management vis-à-vis the Board and its Committees.

Corporate Governance Strengths

Strong independent oversight		Board qualifications and accountability		Board oversight of strategy and risk management
◾	9 out of 11 directors are independent	◾	Diverse Board in terms of tenure, gender, race/ethnicity, experience and skills	◾	Risk oversight by the full Board and Committees
◾	Independent Board Chairman and independent Board Committees	◾	Annual Board and Committee self-evaluation	◾	Independent compensation program risk analysis and reporting directly to the LDICC
◾	Executive sessions of independent directors	◾	No poison pill anti-takeover defenses	◾	Offsite Board strategy sessions

4    AMYRIS, INC. 2021 PROXY STATEMENT

Sustainability at Amyris  |  Corporate Governance

Ethics & Integrity

Integrity is another one of our core values. We strive to be honest, ethical, and deal fairly with each other and our third parties, holding ourselves accountable and delivering on our commitments. We maintain a robust compliance program that includes a Code of Business Conduct and Ethics that applies to all directors, officers, employees, consultants, agents and contractors of Amyris as required by The Nasdaq Stock Market (“Nasdaq”) governance rules. Our Code of Business Conduct and Ethics includes a section entitled “Code of Ethics for Chief Executive Officer and Senior Financial Officers,” providing additional principles for ethical leadership and a requirement that such individuals foster a culture throughout Amyris that helps ensure the fair and timely reporting of our financial results and condition. Our Code of Business Conduct and Ethics is available on the corporate governance section of our website at https://investors.amyris.com/corporate-governance.

Stockholders may also obtain a printed copy of our Code of Business Conduct and Ethics and our Corporate Governance Principles by writing to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. If we make any substantive amendment to a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, or if we grant any waiver from any of such provisions to any such person, we will promptly disclose the nature of the amendment or waiver on the corporate governance section of our website at https://investors.amyris.com/corporate-governance.

ESG Strategy & Oversight

In 2020, we created our first Chief Engagement & Sustainability Officer (“CESO”) position. Our CESO is responsible for framing the ESG issues and goals in strategic terms, leading systemic ESG improvements, and communicating the strategic direction for the Company’s objectives. As part of our ongoing identification and assessment of ESG risks and opportunities, Amyris has initiated a materiality and gap analysis utilizing frameworks including those of the Sustainability Accounting Standards Board and Global Reporting Initiative. In addition, our CESO has engaged a cross-functional team consisting of members of finance, supply chain, quality, research and development, human resources, and legal, and the Company expects to publish its first ESG Report in 2021. Our Secretary reports on the status of certain ESG activities and disclosures to the Nominating & Governance Committee (“NGC”) of the Board on a bi-annual basis, and our CESO intends to present our first ESG Report to the Board in the second half of 2021.

AMYRIS, INC. 2021 PROXY STATEMENT    5

Proposal 1

Election of Directors

Nominees for Election to the Board of Directors

Under our Certificate of Incorporation and Bylaws, the number of authorized Amyris directors has been fixed at 12, and the Board is divided into the following three classes with staggered three-year terms:

◾	Class I directors, whose term will expire at the annual meeting of stockholders to be held in 2023;

◾	Class II directors, whose term will expire at this 2021 Annual Meeting of stockholders and who have been nominated for re-election; and

◾	Class III directors, whose term will expire at the annual meeting of stockholders to be held in 2022.

In accordance with our Certificate of Incorporation, the Board has assigned each member of the Board to one of the three classes, with the number of directors in each class divided as equally as reasonably possible. As of the date of this Proxy Statement, there are four Class I seats, four Class II seats, and three Class III seats (with one vacancy) constituting the 12 seats on the Board.

At the 2021 Annual Meeting, we are asking our stockholders to vote on the election of four Class II directors, Philip Eykerman, Frank Kung, John Melo, and Julie Washington, to serve until our 2024 annual meeting. The nominees are all current directors of Amyris.

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote. This means that the four Class II nominees receiving the highest number of affirmative (i.e., “For”) votes will be elected. At the Annual Meeting, proxies cannot be voted for a greater number of persons than the four nominees named in this Proposal 1 and stockholders cannot cumulate votes in the election of directors. Shares represented by executed proxies will be voted by the proxy holders, if authority to do so is not withheld for any or all of the nominees, “For” the election of the four nominees named below. If any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, designated by the Board to fill that vacancy. As of the date of this Proxy Statement, the Board is not aware that any nominee up for election is unable or will decline to serve as a director. If you hold shares through a broker, bank or other custodian, nominee, trustee or fiduciary (an “Intermediary”), you must instruct your Intermediary of record how to vote so that your vote can be counted on this proposal. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

The Board recommends a vote “FOR” each nominee.

6    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Director Biographies  |  Nominees for Class II Directors for a Term Expiring in 2024

Director Biographies

Nominees for Class II Directors for a Term Expiring in 2024

Director since 2017 Age 52 Board Committees None Other Current Public Directorships None

Philip Eykerman

Mr. Eykerman has served as the Executive Vice-President, Corporate Strategy & Acquisitions of Koninklijke DSM N.V. (together with its affiliates, “DSM”), a global science-based company in nutrition, health and sustainable living and an entity with which Amyris has a commercial and financial relationship and which is an owner of greater than five percent of the Company’s outstanding common stock, since 2011. In 2015, he was also appointed as a member of the DSM Executive Committee and at present is also responsible for the DSM Food Specialties as well as DSM Hydrocolloids activities. Since September 2020, he is also appointed to President Human Nutrition & Health, thereby now managing/ overseeing all the group’s activities in human nutrition & health while maintaining the responsibility for the DSM Mergers & Acquisitions activities. Next to these roles within DSM, he is also a Supervisory Board member of ChemicaInvest (DSM/CVC JV), AnQore TopCo B.V., and AOC Aliancys (DSM/CVC JV), and previously served as a member of the Supervisory Board of Patheon N.V. from March 2014 to August 2017. Before joining DSM, Mr. Eykerman worked for 14 years at McKinsey & Company of which the last 9 years as a Partner and leader of McKinsey’s Cemicals Practice in the Benelux and France. Before that, he worked as a process/ project engineer for Fluor Daniel. He holds a Master’s degree in Chemical Engineering from the KU Leuven (Belgium), and a Master’s degree in Refinery Engineering from the Institut Francais du Pétrole (France).

Key Qualifications

Mr. Eykerman’s experience in corporate strategy, mergers and acquisitions and operations enables him to provide insight to the Board regarding potential new opportunities for Amyris.

Director since 2017 Age 72 Board Committees Operations & Finance Committee Other Current Public Directorships None

Frank Kung

Dr. Kung is a founding member of Vivo Capital LLC (“Vivo”), a healthcare focused investment firm founded in 1996 in Palo Alto, California, whose fund under management is an owner of greater than five percent of the Company’s outstanding common stock. Dr. Kung started his career in the biotechnology industry in 1979 when he joined Cetus Corporation. He later co-founded Cetus Immune Corporation in 1981, which was acquired by its parent company in 1983. In 1983, he co-founded Genelabs Technologies, Inc. where he served as Chairman and CEO until 1995. During his tenure in Genelabs, he brought the company public in 1991, and built it to a 175 employee international biotech company with operations in the United States, Belgium, Singapore, Switzerland and Taiwan. Dr. Kung holds a Bachelor of Science degree in chemistry from the National Tsing Hua University in Taiwan, and a Doctor of Philosophy degree in molecular biology and a Master of Business Administration degree from the University of California, Berkeley. Dr. Kung currently serves on the board of directors of a number of healthcare and biotechnology companies.

Key Qualifications

Dr. Kung’s experience in healthcare and biotechnology and investing in companies enables him to provide the Board and management with guidance regarding the Company’s business strategy and access to financial markets.

AMYRIS, INC. 2021 PROXY STATEMENT    7

Proposal 1 — Director Biographies  |  Nominees for Class II Directors for a Term Expiring in 2024

Director since 2007 Age 55 Board Committees None Other Current Public Directorships None

John Melo

Mr. Melo has nearly three decades of combined experience as an entrepreneur and thought leader in the global fuels industry and technology innovation. Mr. Melo has served as our CEO and a director since January 2007 and as our President since June 2008. Before joining Amyris, Mr. Melo served in various senior executive positions at BP Plc (formerly British Petroleum), one of the world’s largest energy firms, from 1997 to 2006, most recently as President of U.S. Fuels Operations. During his tenure at BP, Mr. Melo also served as Chief Information Officer of the refining and marketing segment, Senior Advisor for e-business strategy to Lord Browne, BP Chief Executive, and Director of Global Brand Development. Before joining BP, Mr. Melo was with Ernst & Young, an accounting firm, and a member of the management teams of several startup companies, including Computer Aided Services, a management systems integration company, and Alldata Corporation, a provider of automobile repair software to the automotive service industry. Mr. Melo currently serves on the board of directors of Renmatix, Inc., the Industrial and Environmental section of the Biotechnology Innovation Organization, and the California Life Sciences Association. Mr. Melo was formerly an appointed member to the U.S. section of the U.S.-Brazil CEO Forum.

Key Qualifications

Mr. Melo’s experience as a senior executive at one of the world’s largest energy companies provides critical leadership in shaping strategic direction and business transactions, and in building teams to drive innovation, and as our CEO of over 10 years, he brings to our Board a deep and comprehensive knowledge of our business as well as shareholder-focused insight into effectively executing the Company’s strategy and business plans to maximize shareholder value.

Director since 2020 Age 55 Board Committees Leadership, Development, Inclusion & Compensation Committee Other Current Public Directorships None

Julie Spencer Washington

Ms. Washington has served as Chief Marketing, Communications & Customer Experience Officer of Trinity Health, a Catholic health care delivery system, since January 2020. She previously served as Chief Marketing Officer of Champion Petfoods from 2017 to 2019 and held a number of executive positions at Jamba Juice from 2010 to 2016, including as Chief Marketing & Innovation Officer and prior to that, as Chief Brand Officer and Vice President and as General Manager, Consumer Products. Prior to that, Ms. Washington served in multiple senior leadership positions at Luxottica Retail, Procter & Gamble and Nestlé Purina. She currently serves on the board of directors of Union Institute & University. Ms. Washington holds a Master of Business Administration degree from Washington University, a Bachelor of Arts degree in Chemistry and Psychology from Emory University, and an Executive in Education Certificate on Driving Digital and Social Strategy from Harvard University.

Key Qualifications

Ms. Washington’s experience in building and developing high-performing teams, fostering DEI efforts, leading business transformation, and driving sustainable corporate growth enables her to provide the Board management expertise regarding consumer needs and behaviors, market dynamics, and digital trends relevant to the Company’s business.

8    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Director Biographies  |  Class I Incumbent Directors with a Term Expiring 2023

Class I Incumbent Directors with a Term Expiring 2023

Director since 2012 Interim Board Chairman since May 2014 Age 61 Board Committees Audit Committee Operations & Finance Committee Other Current Public Directorships None

Geoffrey Duyk

Dr. Duyk previously served on the Board from May 2006 to May 2011. Dr. Duyk is a partner of Circularis Partners, a technology focused investment firm. Previously, Dr. Duyk served as a partner and managing director of TPG Alternative & Renewable Technologies (TPG ART), a technology focused investment firm (together with its affiliates, “TPG”), from 2004 to 2017. Prior to TPG, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the boards of directors of: Anuvia Plant Nutrients; Concentric Ag Corporation (interim CEO since 2019); and ReGen Holdings Limited as well as on the nonprofit Case Western Reserve University Board of Trustees. Dr. Duyk is also a member of the Institute Board of Directors of the Moffitt Cancer Center where he chairs the Research and Development committee. He is the Chairman of the board of directors of OncoBay Clinical, a private contract research organization (subsidiary of Moffitt Cancer Center). Dr. Duyk serves as a member of Scientific Advisory Boards for Lawrence Berkeley National Laboratory (DOE) and a member of the Advisory Board of Innovatus Capital Partners. Previously, Dr. Duyk has served on a number of advisory boards, nonprofit, private, and public company boards, including Aerie Pharmaceuticals from August 2005 to June 2017. Dr. Duyk holds a Bachelor of Arts degree in Biology from Wesleyan University and a Ph.D. in Biochemistry and M.D. from Case Western Reserve University.

Key Qualifications

Dr. Duyk’s experience with the biotechnology industry enables him to provide insight and guidance to our management team and Board.

Director since 2019 Age 69 Board Committees Audit Committee Operations & Finance Committee Other Current Public Directorships 1-800-FLOWERS.COM, Inc. (Chairman) International Game Technology PLC

James McCann

Mr. McCann is the founder and Chairman of the board of directors of 1-800-FLOWERS.COM, Inc., a floral and gourmet foods gift retailer and distribution company founded in 1976, and served as chief executive officer of 1-800-FLOWERS.COM, Inc. from 1976 until June 2016. Mr. McCann also serves on the board of directors of International Game Technology PLC (formerly GTECH S.p.A. and Lottomatica Group S.p.A.) and has previously served on the board of directors of Willis Towers Watson PLC (formerly Willis Group Holdings PLC) from 2004 until May 2019 and The Scotts Miracle-Gro Company from 2014 until January 2020.

Key Qualifications

Mr. McCann brings to the Board extensive experience in business leadership and innovation, which enables him to assist in the growth and development of our business.

AMYRIS, INC. 2021 PROXY STATEMENT    9

Proposal 1 — Director Biographies  |  Class I Incumbent Directors with a Term Expiring 2023

Director since 2018

Age 65

Board Committees

Audit Committee (Chairman)

Leadership, Development, Inclusion & Compensation Committee

Operations & Finance Committee (Chairman)

Other Current Public Directorships

Black Hills Corporation

Farmers Edge, Inc.

Steve Mills

Mr. Mills has 40 years of experience in the fields of accounting, corporate finance, strategic planning, risk management, and mergers and acquisitions. He served as Chief Financial Officer of Amyris from May 2012 to December 2013. Prior to joining Amyris, Mr. Mills had a 33-year career at Archer-Daniels-Midland Company (“ADM”), one of the world’s largest agricultural processors and food ingredient providers. At ADM, he held various senior executive roles, including Chief Financial Officer, Controller, and head of Global Strategic Planning. Since 2013, Mr. Mills has served as a consultant and advisor to clients in the private equity, agribusiness, and financial services fields. Mr. Mills is currently serving as a consultant and advisor to Arianna S.A., a European specialized investment fund. He also serves on the boards of Black Hills Corporation (where he serves as Chair of the board), Farmers Edge, Inc., Illinois College (where he also serves as the Chairman of the board), First Illinois Corporation (along with its wholly-owned banking subsidiary, Hickory Point Bank & Trust) and Arianna S.A. Mr. Mills holds a Bachelor of Science degree in Mathematics from Illinois College.

Key Qualifications

Mr. Mills’ familiarity with Amyris, as well as his expertise in accounting, finance, and management, enables him to assist our management team and Board build and improve on our business and financial processes and management.

Director since 2009

Age 62

Board Committees

Nominating & Governance Committee

Leadership, Development, Inclusion & Compensation Committee (Chairman) Operations & Finance Committee

Other Current Public Directorships

Rothschild & Co.

Sanofi

Carole Piwnica

Ms. Piwnica has been director of NAXOS S.A.R.L. (Switzerland), a consulting firm advising private investors, since January 2019 and served as the director of Naxos UK from 2008 to 2018. She served as a director, from 1996 to 2006, and Vice-Chairman of Governmental Affairs, from 2000 to 2006, of Tate & Lyle Plc, a European food and agricultural ingredients company. She was a Chairman of Amylum Group, a European food ingredient company and affiliate of Tate & Lyle Plc, from 1996 to 2000. Ms. Piwnica was a member of the board of directors of Aviva plc, a British insurance company, from May 2003 to December 2011, a member of the Biotech Advisory Council of Monsanto from May 2006 to October 2009, a member of the board of directors of Dairy Crest from 2007 until 2010, a member of the board of directors of Toepfer Gmbh from 1996 until 2010, a member of the board of directors of Louis Delhaize from 2010 until 2013 and a member of the board of directors of Eutelsat from 2010 until 2019. In 2010, Ms. Piwnica was appointed as a member of the board of Sanofi. In 2014, she was appointed as a member of the board of Rothschild & Co. Ms. Piwnica holds a Law degree from the Université Libre de Bruxelles and a Master of Laws degree from New York University. She was also a member of the bar association of the state of New York, USA from 1985 until 2019 and was a member of the bar association of Paris, France from 1988 until 2013.

Key Qualifications

Based on her multinational corporate leadership experience and extensive legal and corporate governance experience, Ms. Piwnica contributes guidance to the management team and the Board in leadership of multinational agricultural processing businesses and on legal and corporate governance obligations and best practices.

10    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Director Biographies  |  Class III Incumbent Directors with a Term Expiring in 2022

Class III Incumbent Directors with a Term Expiring in 2022

Director since 2006

Age 69

Board Committees

Nominating & Governance Committee (Chairman)

Other Current Public Directorships

Alphabet Inc.

Bloom Energy Corporation

Door Dash, Inc.

QuantumScape Corporation

John Doerr

Mr. Doerr has been Chairman at Kleiner Perkins Caufield & Byers (“KPCB”), a venture capital firm, since 1980. Mr. Doerr currently serves on the boards of directors of Alphabet Inc., Bloom Energy Corporation, Door Dash, Inc., and QuantumScape Corporation, as well as on the board of directors of numerous private companies, and previously served as a director of Zynga, Inc. from April 2013 to May 2017. Mr. Doerr holds a Bachelor of Science degree and a Master’s degree in electrical engineering from Rice University, and a Master of Business Administration degree from Harvard University.

Key Qualifications

Mr. Doerr’s global business leadership as general partner of KPCB, as well as his outside board experience as director of several public and private companies, enables him to provide valuable insight and guidance to our management team and the Board.

Director since 2019 Age 49 Board Committees None Other Current Public Directorships None

Lisa Qi

Lisa Qi has been a member of the Board since May 2019. Ms. Qi is the founder and chief executive officer of Silver Gift Limited and Daling Xinchao (Beijing) Trading Co., Ltd., which operate the Daling Family e-commerce platform in China.

Key Qualifications

Ms. Qi brings deep knowledge and significant experience in the areas of e-commerce, product branding, sales and the management of high-growth companies, which enable her to make a strategic contribution to the Board and provide guidance to the management team in these areas.

AMYRIS, INC. 2021 PROXY STATEMENT    11

Proposal 1 — Director Biographies  |  Class III Incumbent Directors with a Term Expiring in 2022

Director since 2014

Age 72

Board Committees

Leadership, Development, Inclusion & Compensation Committee

Other Current Public Directorships

Codexis, Inc.

PharmaEssentia Corporation

Sana Biotechnology, Inc.

Patrick Yang

Dr. Yang is Executive Vice Chairman of National Resilience, Inc., a biomanufacturing company. He is a biotech industry consultant. He previously served as Executive Vice President of Juno Therapeutics, Inc. (acquired by Bristol-Myers Squibb), a biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer, from September 2017 to January 2019. From January 2010 through March 2013, Dr. Yang served as Executive Vice President and Global Head of Technical Operations for F. Hoffmann-La Roche Ltd. (“Roche”), where he was responsible for Roche’s pharmaceutical and biotech manufacturing operations, process development, quality, regulatory, supply management and distribution functions. Before joining Roche, Dr. Yang worked for Genentech Inc., where he served as Executive Vice President of Product Operations, and was responsible for manufacturing, process development, quality, regulatory affairs and distribution functions. Prior to joining Genentech Inc., Dr. Yang worked for Merck & Co., where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management. He also previously worked at General Electric Co. and Life Systems, Inc. Dr. Yang currently serves on the boards of directors of Codexis, Inc., PharmaEssentia Corporation and Sana Biotechnology, Inc., and previously served on the boards of directors of Andeavor (formerly Tesoro Corporation) from December 2010 to September 2018 and Celladon Corporation from March 2014 until May 2015.

Key Qualifications

Dr. Yang’s experience with the biotechnology industry and operations enable him to provide insight and guidance to our management team and the Board in these areas.

Arrangements Concerning Selection of Directors

In February 2012, pursuant to a Letter Agreement (the “Letter Agreement”) entered into in connection with the sale of our common stock to certain investors including Naxyris S.A. (“Naxyris”), an investment vehicle owned by Naxos Capital Partners S.C.A. (“Naxos”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of one person designated by Naxyris to serve as a member of the Board. Pursuant to the Letter Agreement, Naxyris designated Ms. Piwnica (who was already on the Board) to serve as the Naxyris representative on the Board. Naxyris’s designation rights terminate upon either a sale of Amyris or Naxyris holding less than 115,340 shares of our common stock. As of March 1, 2021, Naxyris beneficially owned 5,743,038 shares of our common stock, representing approximately 2.2% of our outstanding common stock. Ms. Piwnica holds interests in and is director of NAXOS S.A.R.L., a consulting firm advising private investors. In addition, in April 2019, Ms. Piwnica became the indirect owner of Naxyris through her ownership of Arianna S.A. SICAF-SIF. Ms. Piwnica receives compensation and benefits from both Naxyris and NAXOS S.A.R.L. pursuant to their respective standard compensation policies and practices.

Pursuant to a Stockholder Agreement entered into in May 2017, and subsequently amended and restated in August 2017, in connection with the sale of our Series B 17.38% Convertible Preferred Stock and warrants to DSM (the “DSM Stockholder Agreement”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, two persons designated by DSM to serve as members of the Board. Pursuant to the DSM Stockholder Agreement, DSM initially designated Mr. Eykerman to serve as a DSM representative on the Board and, following the amendment and restatement of the DSM Stockholder Agreement in August 2017, DSM designated Christoph Goppelsroeder to serve as the second DSM representative on the Board. DSM’s designation rights terminate, with respect to one designee, at such time as DSM beneficially owns less than 10% of our outstanding common stock and, with respect to both

12    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Election of Directors  |  Arrangements Concerning Selection of Directors

designees, at such time as DSM beneficially owns less than 4.5% of our outstanding common stock. As of March 1, 2021, DSM beneficially owned 25,122,263 shares of our common stock, representing approximately 9.5% of our outstanding common stock. As a result, Mr. Goppelsroeder stepped down from his position on the Board as of April 1, 2021. Mr. Eykerman, who remains on the Board, is an employee of DSM and receives compensation and benefits from DSM pursuant to its standard compensation policies and practices.

In August 2017, pursuant to a Stockholder Agreement (the “Vivo Stockholder Agreement”) entered into in connection with the sale of our common stock, Series D Convertible Preferred Stock and warrants to Vivo Capital LLC (“Vivo”), we agreed to appoint, and to use reasonable efforts consistent with the Board’s fiduciary duties to cause the re-nomination by the Board in the future of, one person designated by Vivo to serve as a member of the Board. Pursuant to the Vivo Stockholder Agreement, Vivo designated Dr. Kung to serve as the Vivo representative on the Board. Vivo’s designation rights terminate at such time as Vivo beneficially owns less than 4.5% of our outstanding common stock. As of March 1, 2021, Vivo beneficially owned 16,315,362 shares of our common stock, representing approximately 6.2% of our outstanding common stock. Dr. Kung is a founding member of Vivo and receives compensation and benefits from Vivo pursuant to its standard compensation policies and practices.

Mr. Doerr and Dr. Duyk were initially designated to serve on the Board by KPCB and TPG, respectively, pursuant to a voting agreement as most recently amended and restated on June 21, 2010 (Dr. Duyk resigned from the Board in May 2011 and was re-appointed to the Board in May 2012). As of the date of this Proxy Statement, notwithstanding the expiration of the voting agreement upon completion of our initial public offering in September 2010, Mr. Doerr and Dr. Duyk continue to serve on the Board and we expect each of them to continue to serve as a director until his resignation or until his successor is duly elected by the holders of our common stock. Mr. Doerr receives compensation and benefits from KPCB pursuant to its standard compensation policies and practices, and Dr. Duyk retains a carried interest in certain funds managed by TPG.

Independence of Directors

Under the corporate governance rules of Nasdaq, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board and the NGC of the Board consult with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq rules. The Nasdaq criteria include various objective standards and a subjective test. A member of the Board is not considered independent under the objective standards if, for example, he or she is, or at any time during the past three years was, employed by Amyris, he or she received compensation (other than standard compensation for Board service) in excess of  $120,000 during a period of twelve months within the past three years, or he or she is an executive officer of any organization to which Amyris made, or from which Amyris received, payments for property or services (other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) in the current or any of the past three fiscal years that exceed 5% of the recipient’s gross revenues for that year, or $200,000, whichever is more.

The subjective test under the Nasdaq rules for director independence requires that each independent director not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The subjective evaluation of director independence by the Board was made in the context of the objective standards referenced above. In making independence determinations, the Board generally considers commercial, financial and professional services, and other transactions and relationships between Amyris and each director and his or her family members and affiliated entities.

Based on such criteria, the Board determined that (i) Mr. Melo is not independent because he is an Amyris employee and (ii) Mr. Eykerman is not independent because he is an employee of DSM (with which we have commercial and financial relationships, as described below under “Transactions with Related Persons”).

AMYRIS, INC. 2021 PROXY STATEMENT    13

Proposal 1 — Election of Directors  |  Independence of Directors

For each of the directors other than Messrs. Melo and Eykerman, the Board determined that none of the transactions or other relationships of such directors (and their respective family members and affiliated entities) with Amyris, our executive officers and our independent registered public accounting firm exceeded Nasdaq objective standards and none would otherwise interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The following is a description of these relationships:

◾

Mr. Doerr indirectly owns all of the membership interests in Foris Ventures, LLC (“Foris”) and Perrara Ventures, LLC, which beneficially owned 90,615,358 and 3,333,333 shares of our common stock, respectively, representing in the aggregate approximately 35.6% of our outstanding common stock as of March 1, 2021. Mr. Doerr is also a manager of the general partners of entities affiliated with KPCB Holdings, Inc. As of March 1, 2021, KPCB Holdings, Inc., as nominee for entities affiliated with KPCB, held 262,483 shares of our common stock, which represented approximately 0.1% of our outstanding common stock.

◾

Dr. Kung is a founding member of, and was designated to serve as a director by Vivo. As of March 1, 2021, Vivo beneficially owned 16,315,362 shares of our common stock, representing approximately 6.2% of our outstanding common stock. In addition, Dr. Kung’s daughter is a non-executive employee of Amyris.

◾

Ms. Piwnica was designated to serve as a director by Naxyris. In April 2019, Ms. Piwnica became the indirect owner of 100% of Naxyris through Arianna S.A. SICAF-SIF. As of March 1, 2021, Naxyris beneficially owned 5,743,038 shares of our common stock, representing approximately 2.2% of our outstanding common stock.

Consistent with these considerations, after a review of all relevant transactions and relationships between each director, any of his or her family members and affiliated entities, Amyris, our executive officers and our independent registered public accounting firm, the Board affirmatively determined that a majority of the Board is comprised of independent directors, and that the following directors are independent: John Doerr, Geoffrey Duyk, Frank Kung, James McCann, Steven Mills, Carole Piwnica, Lisa Qi, Julie Washington, and Patrick Yang.

Board Tenure

14    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Election of Directors  |  Board Skills and Diversity

Board Skills and Diversity

Board Skills, Experience and Attributes

GENDER	ETHNIC DIVERSITY

Board Leadership Structure

The Board is composed of our CEO, John Melo, and ten non-management directors. Geoffrey Duyk, one of our independent directors, currently serves the principal Board leadership role as the interim Board Chairman. The Board does not have any policy that the Board Chairman must necessarily be separate from the CEO, but the Board appointed Dr. Duyk as interim Board Chairman in May 2014 and he continues to serve in this role today. Dr. Duyk’s current responsibilities as interim Board Chairman include working with management to develop agendas for Board meetings, calling special meetings of the Board, presiding at executive sessions of independent

AMYRIS, INC. 2021 PROXY STATEMENT    15

Proposal 1 — Election of Directors  |  Board Leadership Structure

Board members, gathering input from Board members after meetings and ensuring that an annual self-assessment process is conducted in order to provide feedback to the Board, its Committees and Committee Chairmen, and the CEO, as appropriate, and serving as CEO in the absence of another designated CEO. The Board believes that having an independent Board Chairman helps reinforce the Board’s independence from management in its oversight of our business and affairs. In addition, the Board believes that this structure helps to create an environment that is conducive to objective evaluation and oversight of management’s performance and related compensation, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and those of our stockholders. Further, this structure permits our CEO to focus on the management of our day-to-day operations. Accordingly, we believe our current Board leadership structure contributes to the effectiveness of the Board as a whole and, as a result, is the most appropriate structure for us at the present time.

Board Committees and Meetings

The Board has established an Audit Committee, a LDICC, an NGC and an Operations and Finance Committee (“Operations Committee”), each as described below. Members are appointed by the Board to serve on these Committees until their resignations or until otherwise determined by the Board. A copy of each Committee’s charter can be found on our website at https://investors.amyris.com/corporate-governance.

During 2020, the Board held five meetings, and its four standing Committees during 2020 (the Audit Committee, LDICC, NGC and Operations Committee) collectively held 25 meetings. With the exception of Ms. Piwnica, each incumbent director attended at least 75% of the meetings of the Board and of the Committees on which such director served that were held during the period that such director served in 2020. The Board’s policy is that directors are encouraged to attend our annual meetings of stockholders. No directors attended our 2020 annual meeting of stockholders.

The following table provides membership for the Board and its standing committees in 2020:

	Independent Director	Audit Committee	Nominating and Governance Committee	Leadership, Development, Inclusion and Compensation Committee	Operations and Finance Committee

Geoffrey Duyk M.D., Ph.D

James McCann

Steve Mills

Carole Piwnica

John Doerr

Dr. Frank Kung

Patrick Yang Ph.D.

Julie Spencer Washington

 Chair      Member

16    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Election of Directors  |  Board Committees and Meetings

Outlined below are brief descriptions of each standing Committee roles and responsibilities.

Audit Committee

Current members:

Steve Mills (Chairman)

Geoffrey Duyk

James McCann

Others who served in 2020:

Neil Williams (resigned from Board in May 2020)

Number of meetings held in 2020: 7

The Board has determined that each member of the Audit Committee is independent (as defined in the relevant Nasdaq and Securities and Exchange Commission (“SEC”) rules and regulations), and is financially literate and able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the Board has determined that Mr. Mills is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with employment experience in finance and accounting and other comparable experience that results in his financial sophistication.

Role and Responsibilities

The Audit Committee assists the Board in fulfilling the Board’s oversight of our accounting and system of internal contols, the quality and integrity of our financial reports, legal and regulatory matters, and the retention, independence and performance of our independent registered public accounting firm.

The Audit Committee performs, among others, the following functions:

◾  oversees our accounting and financial reporting processes and audits of our consolidated financial statements and disclosure thereof;

◾  oversees our relationship with our independent auditors, including appointing or changing our independent auditors and ensuring their independence;

◾  monitors our risk assessment and management, and compliance with legal and regulatory requirements;

◾  reviews and approves the audit and permissible non-audit services to be provided to us by our independent auditors;

◾  facilitates communication among our independent auditors, our financial and senior management, and the Board;

◾  monitors the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management; and

◾  oversees management’s plans and objectives for Amyris’s capitalization and reviews and approves new offerings of debt, equity or hybrid securities, stock splits, and credit agreements, as well as minority investments by Amyris.

The Audit Committee also reviews and approves any proposed transaction between Amyris and any related party, establishes procedures for the receipt, retention and treatment of complaints received by Amyris regarding accounting, internal accounting controls or auditing matters, and together with the Secretary and Compliance Officer, for the confidential, anonymous submission by Amyris employees of their concerns regarding suspected violations of laws, governmental rules or regulations, accounting, internal accounting controls or auditing matters, or company policies (including the administration of our whistleblower policy), and in coordination with the Secretary, oversees the review of any complaints and submissions received through the complaint and anonymous reporting procedures.

Nominating & Governance Committee

Current members:

John Doerr (Chairman)

Carole Piwnica

Number of meetings held in 2020: 4

The Board has determined that each member of the NGC is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The NGC ensures that the Board is properly constituted to meet its fiduciary obligations to stockholders and Amyris, and to assist the Board with respect to corporate governance matters, including:

◾  identifying, considering and nominating candidates for membership on the Board;

◾  developing, recommending and periodically reviewing corporate governance guidelines and policies for Amyris (including our Corporate Governance Principles, Code of Business Conduct and Ethics and Insider Trading Policy);

◾  overseeing the evaluation of the Board and its committees; and

◾  advising the Board on corporate governance and Board performance matters, including recommendations regarding the structure and composition of the Board and Board Committees.

The NGC also monitors the size, structure and composition of the Board and its Committees and makes any recommendations to the Board regarding improvements to each Committee’s operations (including Committee reports to the Board), and structure (including member qualifications, appointment and removal), reviews our narrative disclosures in SEC filings regarding the director nomination process, director qualifications, Board leadership structure and risk oversight by the Board, considers and approves requested waivers for our directors or executive officers under our Code of Business Conduct and Ethics, reviews and makes recommendations to the Board regarding formal procedures for stockholder communications with members of the Board, and oversees an annual self-assessment process for the Board.

AMYRIS, INC. 2021 PROXY STATEMENT    17

Proposal 1 — Election of Directors  |  Board Committees and Meetings

Leadership, Development, Inclusion & Compensation Committee

Current members:

Carole Piwnica (Chairman)

Steve Mills

Patrick Yang

Julie Washington

Number of meetings held in 2020: 8

The Board, after consideration of all factors specifically relevant to determining whether any of Mr. Mills, Ms. Piwnica, Dr. Yang, or Ms. Washington has a relationship to Amyris that is material to that director’s ability to be independent from management in connection with the duties of a LDICC member, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Amyris to such director and (ii) whether such director is affiliated with Amyris, has determined that each member of the LDICC is independent (as further defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The purpose of the LDICC is to provide guidance and periodic monitoring for all of our compensation, benefits and equity programs. The LDICC, through delegation from the Board, has principal responsibility to evaluate, recommend, approve, and review executive officer and director compensation arrangements, plans, policies and programs maintained by Amyris and to administer our cash-based and equity-based compensation plans, and may also make recommendations to the Board regarding the Board’s remaining responsibilities relating to executive compensation. The LDICC discharges the responsibilities of the Board relating to compensation of our executive officers, and, among other things:

◾  reviews and approves the compensation of our executive officers;

◾  reviews and recommends to the Board the compensation of our non-employee directors;

◾  reviews and recommends to the Board the terms of material amendments to equity compensation agreements in which our executive officers may participate;

◾  reviews and approves the terms of cash-based compensation agreements with our executive officers;

◾  administers our stock and equity incentive plans;

◾  reviews and makes recommendations to the Board with respect to incentive compensation and equity incentive plans other than as described above;

◾  establishes and reviews our overall compensation strategy;

◾  reviews with our CEO and Board leadership the succession plans for the executive officers; and

◾  oversees human capital management and DEI strategies and practices.

Operations & Finance Committee

Current members:

Steve Mills (Chairman)

Geoffrey Duyk

Frank Kung

James McCann

Carole Piwnica

Number of meetings held in 2020: 6

The Board has determined that each member of the Operations Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The purpose of the Operations Committee is to assist the Board with respect to operational performance, strategic transactions that present sensitive competition issues, and significant mergers & acquisition transactions, including:

◾  reviewing and approving significant mergers, acquisitions or divestitures, and strategic transactions that may involve sensitive competition issues;

◾  reviewing our quarterly operational performance and business operations and plans that may involve sensitive competition issues; and

◾  reviewing proposed strategic transactions relating to Amyris’s capitalization, including our debt and equity structures, as necessary to meet our operational and financing needs.

18    AMYRIS, INC. 2021 PROXY STATEMENT

Proposal 1 — Election of Directors  |  Board and Committee Oversight of Risk Management

Board and Committee Oversight of Risk Management

Full Board

The Board as a whole oversees our risk management systems and processes. Each of the standing Committees has been delegated oversight of certain categories of risk and provides the Board with regular reports regarding the Committees’ activities.

Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization, action plans and mitigation measures, designed to balance the risk and benefit of opportunities and strategies. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its Committees and discuss strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other matters in the context of various categories of risk.

Audit
Committee

Responsible for overseeing our financial controls and risk, litigation and regulatory matters, and certain legal compliance matters, as well as enterprise risk prioritization and mitigation, and management’s plans and objectives for our capitalization

Nominating &
Governance Committee

Responsible for overseeing risks related to Board and Committee composition and succession, certain legal compliance matters, and corporate governance policies and practices

Leadership, Development, Inclusion & Compensation Committee

Responsible for overseeing risks associated with our Board, executive and employee compensation programs and related plans, effective management of executive succession, and management’s plans, policies and practices related to human capital (including DEI strategies)

Operations & Finance Committee Responsible for overseeing risks associated with business operations and certain strategic transactions

Director Nomination Process

In carrying out its duties to consider and nominate candidates for membership on the Board, the NGC considers a mix of perspectives, qualities and skills that would contribute to the overall corporate goals and objectives of Amyris and to the effectiveness of the Board. The NGC’s goal is to nominate directors who will provide a balance of industry, business and technical knowledge, experience and capability. To this end, the NGC considers a variety of characteristics for director candidates, including demonstrated ability to exercise sound business judgment, relevant industry or business experience, understanding of, and experience with, issues and requirements facing public companies, excellence and a record of professional achievement in the candidate’s field, relevant technical knowledge or aptitude, having sufficient time and energy to devote to the affairs of Amyris, independence for purposes of compliance with Nasdaq and SEC rules and regulations, as applicable, and commitment to rigorously represent the long-term interests of our stockholders. Although the NGC uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees. While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the NGC strives to reflect current state legal developments and modifications to public company standards regarding diversity and inclusion on public

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Proposal 1 — Election of Directors  |  Board and Committee Oversight of Risk Management

company boards, and to nominate directors with a variety of complementary skills and experience. Accordingly, the NGC endeavors for the Board, as a group, to possess the appropriate talent, skills and experience to oversee our business. With respect to two of the most recent additions to our Board membership, the Board considered diversity in its elections of Ms. Qi and Mrs. Washington and the value of adding additional gender and ethnic diversity to our Board, in addition to their specific professional areas of professional expertise and many other qualifications.

The NGC generally uses the following processes for identifying and evaluating nominees for director:

◾

In the case of incumbent directors, the NGC reviews the directors’ overall service to Amyris during each annual assessment process, including performance, effectiveness, participation, and independence.

◾

In seeking to identify new director candidates, the NGC may use its network of contacts, together with the network of contacts of our CEO and Secretary, to compile a list of potential candidates and may also engage, if deemed appropriate, a professional search firm. The NGC would conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the structure and needs of the Board. Members of the NGC regularly review potential candidates with our CEO in order to discuss and consider such candidates’ qualifications prior to organizing meetings with select nominees which may lead to recommendations to the Board of such candidates’ membership by majority vote.

Stockholder Nominations

The NGC will consider director candidates recommended by stockholders and will use the same criteria to evaluate all candidates. We have not received a recommendation for a director nominee for the 2021 Annual Meeting from any stockholder. Stockholders who wish to recommend individuals for consideration by the NGC to become nominees for election to the Board may do so by delivering a written recommendation to the NGC at the following address: NGC Chairman c/o Secretary of Amyris, Inc. at 5885 Hollis Street, Suite 100, Emeryville, California 94608, at least 120 days prior to the anniversary date of the mailing of our Proxy Statement for the last annual meeting of stockholders, which for our 2022 annual meeting of stockholders is a deadline of December 13, 2021. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience and directorships for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

As provided in our Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock, any vacancy occurring in the Board can generally be filled only by the affirmative vote of a majority of the directors then in office. The director appointed to fill the vacancy will hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been assigned expires and until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal.

Stockholder Communications with Directors

The Board has established a process by which stockholders may communicate with the Board or any of its members, including the Board Chairman, or to the independent directors generally. Stockholders and other interested parties who wish to communicate with the Board or any of the directors may do so by sending written communications addressed to the Secretary of Amyris at 5885 Hollis Street, Suite 100, Emeryville, California 94608. The Board has directed that the Secretary will review all communications to determine whether they

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Proposal 1 — Election of Directors  |   Stockholder Communications with Directors

should be presented to the Board. Following such review, the Secretary will determine which communications will be compiled and submitted to the Board, or a selected group of directors or individual directors, on a periodic basis. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedure has been approved by a majority of the non-management directors of the Board. Directors may at any time request that the Secretary forward to them immediately all communications received for the Board. All communications directed to the Audit Committee in accordance with the procedures described above that relate to accounting, internal accounting controls or auditing matters involving Amyris will be promptly and directly forwarded to the Chairman of the Audit Committee who will direct distribution to the Audit Committee members as required.

AMYRIS, INC. 2021 PROXY STATEMENT    21

Proposal 2

Ratification of Appointment of Independent Registered Public Accounting Firm

General

The Audit Committee appointed Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021, and the Board has directed that management submit the appointment of such independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. MGO has been engaged as our independent registered public accounting firm since July 2019. We expect representatives of MGO to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the appointment of our independent registered public accounting firm. However, we are submitting the appointment of MGO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain MGO. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Amyris and our stockholders.

Background

On May 15, 2019, we determined, with the approval of the Audit Committee and the Board, to appoint BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and to dismiss KPMG LLP (“KPMG”) upon completion of its audit of our consolidated financial statement as of and for the year ended December 31, 2018 and the effectiveness of internal control over financial reporting as of December 31, 2018, and the issuance of its reports thereon as well as the re-audit of the consolidated financial statements as of and for the year ended December 31, 2017. Subsequently, on July 3, 2019, (i) BDO resigned as our independent registered public accounting firm for the fiscal year ending December 31, 2019, prior to performing any substantive work with respect to the audit work for that year, and (ii) we determined, with the approval of the Audit Committee, to: (A) dismiss KPMG as our independent registered public accounting firm for the fiscal years ended December 31, 2018 and 2017, (B) appoint MGO as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, and (C) appoint BDO as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. On July 9, 2019, MGO was formally engaged as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018. On July 10, 2019, BDO was formally engaged as our independent registered public accounting firm for the re-audit of our consolidated financial statements for the fiscal year ended December 31, 2017. The Audit Committee authorized KPMG to respond fully to all inquiries from BDO and MGO, and BDO to respond fully to all inquiries from MGO.

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Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The audit report of KPMG on our consolidated financial statements as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles, except as follows: KPMG’s report on our consolidated financial statements as of and for the year ended December 31, 2017 contained a separate paragraph stating that “The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has current debt service requirements that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

On April 5, 2019 and May 14, 2019, the Audit Committee and the Board (upon the recommendation of the Audit Committee), respectively, after consultation with senior management and KPMG, concluded that our consolidated financial statements for the year ended December 31, 2017 and the quarterly and year-to-date periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated and should no longer be relied upon. Further, our disclosures related to such financial statements and related communications issued by or on behalf of us with respect to such periods, including management’s assessment of internal control over financial reporting as of December 31, 2017, should also no longer be relied upon. As of July 3, 2019, KPMG had not completed its audit procedures or issued any reports on our consolidated financial statements as of and for the year ended December 31, 2018 or our internal control over financial reporting and disclosure controls and procedures as of December 31, 2018. Other than the reportable events disclosed above, during our two most recent fiscal years ended December 31, 2019 and December 31, 2018, respectively, there were no “disagreements” or “reportable events,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v), respectively, of Regulation S-K and the related instructions thereto, with KPMG or BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of KPMG or BDO, as applicable, would have caused KPMG or BDO, as applicable, to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on our consolidated financial statements for the relevant year.

During our two most recent fiscal years, which ended December 31, 2020 and December 31, 2019, neither we nor any person on our behalf consulted with MGO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that MGO concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.

Vote Required and Board Recommendation

Ratification of the appointment of MGO requires the affirmative vote of the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the Annual Meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal. Shares represented by executed proxies that do not indicate a vote “For,” “Against” or “Abstain” will be voted by the proxy holders “For” this proposal.

The Board recommends a vote “FOR” this Proposal 2

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Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fee Information

MGO has served as our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019. The following tables set forth the aggregate fees billed to us by MGO for services performed in or for those fiscal years then ended (in thousands):

	Fiscal Year ended December 31,

Fee Category	2020	2019

Audit Fees	$2,076.8	$2,467.9

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	91.8	109.2

Total Fees	$2,168.6	$2,577.1

The “Audit Fees” category includes aggregate fees billed for the relevant fiscal year for professional services rendered for the audit of our annual financial statements and review of our unaudited financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

The “Audit-Related Fees” category includes aggregate fees billed in the relevant fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under the “Audit Fees” category. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2020 and 2019.

The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered with respect to tax compliance, tax advice and tax planning. We did not incur any fees in this category with respect to MGO for the fiscal years ended December 31, 2020 and 2019.

The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for products and services other than those reported under the other categories described above. In the fiscal years ended December 31, 2020 and 2019, we incurred fees in this category related to our private placement transaction and the filing of registration statements on Forms S-1 and S-8.

Audit Committee Pre-Approval of Services Performed by our Independent Registered Public Accounting Firm

The Audit Committee’s charter requires it to approve all fees and other compensation paid to, and pre-approve all audit and non-audit related services provided by, the Company’s independent registered public accounting firm. The Audit Committee charter permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated such pre-approval authority, for fees of up to $100,000 in the aggregate, to the Chairman of the Audit Committee.

In determining whether to approve audit and non-audit services to be performed by our independent registered public accounting firm, the Audit Committee takes into consideration the fees to be paid for such services and whether such fees would affect the independence of the accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by our independent registered public accounting firm, the Audit Committee considers whether the performance of such services is compatible

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Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

with maintaining the independence of the accounting firm in performing its audit function, and confirms that the non-audit services will not include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. Except for the services described above under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” (each of which was pre-approved by the Audit Committee in accordance with its policy), no non-audit services were provided by our independent registered public accounting firm in 2020 or 2019.

All fees paid to, and all services provided by, our independent registered public accounting firm during fiscal years 2020 and 2019 were pre-approved by the Audit Committee in accordance with the pre-approval procedures described above.

Report of the Audit Committee*

The Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2020. The Audit Committee has also discussed with MGO, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees), as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from MGO required by applicable requirements of the Public Company Accounting Oversight Board regarding MGO’s communications with the Audit Committee concerning independence, and has discussed with MGO its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Amyris, Inc. Audit Committee of the Board

Steven Mills (Chairman)

Geoffrey Duyk

James McCann

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Amyris under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Proposal 3

Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

We are asking our stockholders to approve the amendment and restatement, in its entirety, of our 2010 Employee Stock Purchase Plan (the “Restated ESPP”) to enable our employees to continue to purchase shares of our common stock under the 2010 Employee Stock Purchase Plan (the “ESPP”). The approval of this amendment and restatement of the ESPP will (i) extend the term of the ESPP, (ii) increase the number of shares authorized for issuance by 800,000 shares, (iii) extend the annual automatic increase (or evergreen) provision by nine years and (iv) make certain non-substantive clarifying revisions.

The ESPP is an important component of the overall compensation package we offer to our employees and, therefore, our ability to attract and retain employees would be harmed if we could no longer continue the ESPP. If the Restated ESPP is not approved, the ESPP will expire on November 15, 2021 (the tenth anniversary of the first purchase date under the ESPP). The Restated ESPP will extend the term until the earlier of (x) issuance of all of the shares of common stock reserved for issuance under the Restated ESPP; (y) the tenth anniversary of the first purchase date under the Restated ESPP or (z) an earlier termination of the Restated ESPP as approved by our Board.

The amendment and restatement also ensures that we will have a sufficient reserve of common stock available under the Restated ESPP to provide our eligible employees with the continuing opportunity to acquire a stock ownership interest in us through participation in a payroll deduction based employee stock purchase plan. As of March 1, 2021, there were approximately 494,855 shares available for issuance under the ESPP, which number was increased to 536,932 after giving effect to the annual evergreen increase of 42,077 shares, which is expected to satisfy our equity needs through November 15, 2021. This evergreen increase was approved by the Board on March 24, 2021, to be effective as of January 1, 2021. If this amendment and restatement to add 800,000 shares to the Restated ESPP and to extend the evergreen provision through January 1, 2030 is approved, it is expected there will be sufficient shares available under the Restated ESPP to satisfy our equity needs for approximately 10 years or through the 2031 annual meeting.

In light of the expiration of our ESPP, the Board wishes to amend and restate our ESPP to ensure that we may continue to offer to our employees the ability to acquire shares of common stock at a discount. Similar to the ESPP, the purpose of the Restated ESPP is to provide our employees with a convenient means of acquiring an equity interest through payroll contributions, to enhance such employees’ sense of participation in our business, and to provide an incentive for continued employment through the opportunity to acquire equity at a discounted price.

The Board of Directors believes that our success is due to our highly talented employee base and that our future success depends on the ability to attract and retain high caliber personnel. The Restated ESPP will be an important incentive tool supporting us in our continued efforts to attract, retain and motivate qualified personnel, while also aligning the long-term value creation objectives of our workforce with those of our stockholders.

Our headquarters is based in the San Francisco Bay Area where we must compete with many companies for a limited pool of talented people. The Board, the LDICC of the Board and company management all believe that equity compensation is essential to maintaining a balanced and competitive compensation program, has been integral to the company’s success in the past and is vital to its ability to achieve strong performance in the future.

Our named executive officers have an interest in this proposal by virtue of their being eligible to participate in the Restated ESPP. During the year ended December 31, 2020, of our named executive officers, only one participated

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Proposal 3 — Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

in the ESPP, during which time Eduardo Alvarez purchased 3,000 shares under the ESPP. Non-employee directors of the Board are not eligible to participate in the Restated ESPP.

If the Restated ESPP is not approved by our stockholders, the ESPP will expire by its terms on November 15, 2021 and we will no longer be able to offer this benefit to our employees.

Vote Required and Board Recommendation

This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes for or against this proposal at the Annual Meeting in person or by proxy. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

The Board recommends a vote “FOR” this Proposal 3

Description of the Amended and Restated 2010 Employee Stock Purchase Plan

The principal terms of the Restated ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the Restated ESPP, which is attached as Appendix A to this Proxy Statement.

Background

The Board approved the Restated ESPP on March 24, 2021, subject to our stockholder’s approval. The Restated ESPP will become effective on May 28, 2021, provided that the Restated ESPP is approved by the stockholders at the 2021 Annual Meeting. The Restated ESPP, including the right of participants to make purchases under the Restated ESPP, is intended to qualify as an “Employee Stock Purchase Plan” under the provisions of Section 421 and 423 of the Code. The provisions of the Restated ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of those sections of the Code. The Restated ESPP will not be a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of ERISA.

Administration

The Restated ESPP is expected to be administered by our LDICC, all of the members of which are non-employee directors under applicable federal securities laws. Subject to the terms of the Restated ESPP, the LDICC will have the authority to, among other matters, determine the eligibility of participants, determine the terms and conditions of offerings under the Restated ESPP, and construe and interpret the terms of the Restated ESPP.

Share Reserve

If approved, the number of shares reserved for issuance under the Restated ESPP will be 2,466,666. In addition, the aggregate number of shares reserved for sale under the Restated ESPP will increase automatically on January 1 of each year, for nine years, commencing on January 1, 2022 by the number of shares equal to the lesser of 1% of the total outstanding shares of all classes of our common stock as of the immediately preceding December 31 (rounded to the nearest whole share) or a lesser number of shares as may be determined by our Board of Directors in any particular year. The aggregate number of shares reserved under the Restated ESPP and the maximum number of shares that may be issued over the term of the Restated ESPP, subject to stock-splits, recapitalizations or similar events, may not exceed 24,666,660 shares of our common stock. The closing price per share of our common stock on March 1, 2021 was $15.66.

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Proposal 3 — Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

Offering Periods; Purchase Rights

The Restated ESPP is currently expected to provide that each offering period under the Restated ESPP is for twelve months and consists of two six-month purchase periods, consistent with the terms of the ESPP. Offering periods under the Restated ESPP will commence on May 16th and November 16th of each year during the term of the Restated ESPP. The LDICC may change the duration and structure of future offering periods in accordance with the terms of the Restated ESPP, provided that no offering period may extend for a period longer than 27 months. Eligible participants may only participate in one offering period cycle.

On the first trading day of each offering period (the “Offering Date”), each eligible employee who has properly enrolled in that offering period in accordance with the rules prescribed by the LDICC will be granted an option to purchase shares of the Company’s common stock to be funded by payroll deductions, based on the participant’s elected contribution rate. Unless a participant has properly withdrawn from the offering period, each option granted under the Restated ESPP will automatically be exercised on the last trading day of each purchase period within the offering period (each, a “Purchase Date”). The purchase price will be equal to 85% of the lesser of the fair market value of our common stock on (i) the Offering Date; and (ii) the Purchase Date.

Eligibility

Generally, all of our employees and employees of any of our subsidiaries designated by the LDICC will be eligible to participate in the Restated ESPP; provided that employees who own (or are deemed to own as a result of stock attribution rules), stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries will not be permitted to participate in the Restated ESPP. The LDICC may, in its discretion, exclude the following categories of employees from participation: (i) employees who are not employed prior to the beginning of an offering period or prior to such other time period as specified by the LDICC (which currently requires eligible employees must have been employed for no less than one (1) month prior to the first day of an Offering Period), (ii) employees who are customarily employed 20 hours or less per week in a calendar year; (iii) employees who are customarily employed five months or less in a calendar year; (iv) certain “highly compensated” employees; (v) employees who are citizens or residents of a foreign jurisdiction, if such employee’s participation is prohibited under the laws of the jurisdiction governing such employee or compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code and (vi) individuals who provide services to the Company who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

As of March 1, 2021, approximately 470 of our employees were eligible to participate in the Restated ESPP.

Enrollment in the Restated ESPP

Eligible employees become participants in the Restated ESPP by completing a subscription agreement or enrolling online authorizing payroll deductions prior to the applicable Offering Date. A person who becomes employed after the commencement of an offering period may not participate in the Restated ESPP until the commencement of the next offering period.

Contribution and Purchase Limitations

Unless otherwise determined by the LDICC in accordance with the terms of the Restated ESPP, no participant may (i) elect a contribution rate of more than 15% of his or her compensation for the purchase of shares under the Restated ESPP in any one payroll period; (ii) purchase more than 3,000 shares of the Company’s common stock under the Restated ESPP on any one Purchase Date; and (iii) purchase shares that have a fair market value of more than $25,000, determined as of the Offering Date, in any calendar year in which the offering period is in effect.

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Proposal 3 — Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

Certain Corporate Transactions

If the number of outstanding shares of our common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the LDICC will proportionately adjust the number of shares available under the Restated ESPP, the purchase price, the number of shares any participant has elected to purchase and the limit on the number of shares a participant may purchase on any one Purchase Date.

In the event of a Corporate Transaction (as defined in the Restated ESPP), each outstanding right to purchase Common Stock under the Restated ESPP will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the offering period with respect to which such purchase right relates will be shortened and provide for a new final Purchase Date, which shall occur on or prior to the consummation of the Corporate Transaction, as determined by the LDICC. The Restated ESPP shall terminate on the closing of the Corporate Transaction.

Term; Amendments and Termination

The Restated ESPP will expire on the earlier of (x) the issuance of all of the shares of common stock reserved for issuance under the Restated Plan; (y) the tenth anniversary of the first purchase date under the Restated ESPP; or (z) an earlier termination of the Restated ESPP as approved by our Board. The LDICC may generally amend, suspend or terminate the Restated ESPP at any time without stockholder approval, except as may be required by applicable law or exchange listing rules.

New Plan Benefits

Participation in the Restated ESPP is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the Restated ESPP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the Restated ESPP are not determinable at this time. Non-employee directors of the Board are not eligible to participate in the Restated ESPP. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 800,000 share increase and extended annual increase provision for which shareholder approval is sought under this proposal. Should such shareholder approval not be obtained, then neither the share increase nor the extended annual increase provision will be implemented.

Historical Plan Benefits

The following table shows, as to each of the individuals or groups indicated, the aggregate number of shares of common stock purchased under the ESPP since its inception through March 1, 2021. No shares of common stock have been purchased under the ESPP by (i) any individual director nominee who is not an employee, (ii) the current non-employee directors as a group, or (iii) any associate of any of our directors (including nominees). No person received 5% or more of the total shares of common stock purchased under the ESPP since its inception.

Aggregate Purchases under the ESPP

Name and Position	Aggregate Number of Purchased Shares

John Melo, President and Chief Executive Officer	508

Han Kieftenbeld, Chief Financial Officer and Chief Administration Officer	—

Eduardo Alvarez, Chief Operating Officer	6,000

All current executive officers as a group (4 persons)	6,508

All current and former employees, excluding current executive officers as a group	1,123,226

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Proposal 3 — Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

Certain U.S. Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to us and to participants in the Restated ESPP based on tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the Restated ESPP. The Restated ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code and the following discussion is based on the assumption that it is so qualified.

Each participant’s payroll deductions under the Restated ESPP will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of common stock during an offering period or at the time the option is exercised to purchase shares on behalf of the participant. The participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased, and more than one year from the Purchase Date or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

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Proposal 3 — Approval of Our Amended and Restated 2010 Employee Stock Purchase Plan

Equity Compensation Plan information

The following table shows certain information concerning our common stock reserved for issuance in connection with our 2005 Stock Option/Stock Issuance Plan, our 2020 Equity Incentive Plan (“2020 EIP”), our 2010 EIP and our 2010 Employee Stock Purchase Plan, all as of December 31, 2020:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities to be issued upon vesting of outstanding restricted stock units	Number of securities remaining available for future issuance under equity compensation plans(1)(2)

Equity compensation plans approved by security holders	6,502,096	$7.64	7,043,909	5,782,707

Equity compensation plans not approved by security holders	—	—	—	—

Total	6,502,096	$7.64	7,043,909	5,782,707

(1)

Includes 5,287,852 shares reserved for future issuance under our 2020 EIP and 494,855 shares reserved for future issuance under our 2010 Employee Stock Purchase Plan. No shares are reserved for future issuance under our 2005 Stock Option/Stock Issuance Plan or our 2010 EIP other than shares issuable upon exercise of equity awards outstanding under such plans.

(2)

Effective January 1, 2021, the number of shares available for future issuance under our 2020 EIP was increased by 12,247,572 shares pursuant to the automatic increase provision contained in the 2020 EIP and the number of shares available for future issuance under our 2010 Employee Stock Purchase Plan was increased by 42,077 shares, in each case pursuant to automatic increase provisions contained in the respective plans. The automatic increase provision of the 2010 Employee Stock Purchase Plan is discussed above. The number of shares reserved for issuance under the 2020 EIP increases automatically on January 1 of each year starting with January 1, 2021, by a number of shares equal to 5% of the Company’s total outstanding shares as of the immediately preceding December 31. However, the Board or LDICC retains the discretion to reduce the amount of the increase in any particular year.

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Proposal 4

Approval of Amendment of Restated Certificate of Incorporation to increase the Total Number of Authorized Shares of Common Stock

General

We are asking stockholders to approve an amendment (the “Amendment”) to Article IV of our restated Certificate of Incorporation to increase the total number of our authorized shares from 355,000,000 to 455,000,000 and the number of authorized shares of common stock from 350,000,000 to 450,000,000 (the “Authorized Share Increase”). The Board has approved the advisability of, and has adopted, subject to stockholder approval, the Amendment and the Authorized Share Increase. The Amendment requires approval of both the Board and our stockholders. Accordingly, we are seeking stockholder approval for the Amendment at the Annual Meeting by means of this Proxy Statement. The form of the proposed Amendment is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

Article IV of our Certificate of Incorporation currently authorizes us to issue up to 355,000,000 shares of stock, with 350,000,000 designated as common stock and 5,000,000 designated as preferred stock. The additional common stock will have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment; it will be maintained at 5,000,000 shares. No other changes are being proposed to our Certificate of Incorporation.

Our common stock consists of a single class, with equal voting, distribution, liquidation and other rights. As of April 1, 2021, of our 350,000,000 shares of authorized common stock, 273,266,917 shares were issued and outstanding and approximately 60 million shares were reserved for issuance under our current equity plans, outstanding convertible promissory notes, outstanding convertible preferred stock, and other outstanding rights to acquire common stock.

Purpose of the Authorized Share Increase

The reason for the proposed amendment is to increase our financial flexibility to pursue strategic opportunities from time to time, including potential acquisitions and other capital-intensive opportunities, and to facilitate our ability to continue implementing our employee equity programs at competitive levels. Our cash flow from operations has been, and continues to be, negative. We may need to raise additional operating capital. The Board may determine that the optimal manner for doing so is the sale of equity securities, instruments convertible into equity securities or options or rights to acquire equity securities. For example, since 2013 we have been engaging in financings involving the private placement of our common stock, convertible promissory notes or warrants.

The increase in authorized shares of common stock will give the Board the flexibility to undertake certain transactions to support our business operations, without the potential expense or delay associated with obtaining stockholder approval for any particular issuance. We do not currently have enough shares authorized to provide sufficient flexibility to pursue appropriate financing opportunities if they arise, or to take certain other actions that the Board may determine are in our best interests and the best interests of our stockholders. For example, we

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Proposal 4 — Approval of Amendment of Restated Certificate of Incorporation

could issue additional shares of common stock in the future in connection with one or more of the following (subject to laws, regulations or Nasdaq rules that might require stockholder approval of certain transactions):

◾	strategic investments;

◾	acquisitions;

◾	partnerships, collaborations and other similar transactions;

◾	financing transactions, such as public or private offerings of common stock or convertible securities;

◾	debt or equity restructuring or refinancing transactions;

◾	stock splits or stock dividends; or

◾	any other proper corporate purposes.

The increase will also facilitate our ability to continue implementing our employee equity programs at competitive levels. As of April 1, 2021, all of our currently authorized shares of common stock has either been issued or reserved for issuance under our equity incentive plans or upon exercise of outstanding warrants or conversion of outstanding convertible promissory notes, or needs to be reserved for issuance upon exercise of outstanding rights (as described below), after taking into consideration the full potential of interest that accrues and can convert to, or be payable in, shares of our common stock (including the shares of common stock to be issued subject to approval of Proposal 4).

Vote Required and Board Recommendation

This proposal must receive a “For” vote from the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting, irrespective of the number of votes cast on the proposal at the meeting. If you own shares through a bank, broker or other Intermediary, you must instruct your bank, broker or other Intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will have the same effect as an “Against” vote for this proposal.

The Board recommends a vote “FOR” this Proposal 4.

The Board believes it is desirable for us to have the flexibility to issue, without further stockholder action, additional shares of common stock in excess of the amount that is currently authorized. As is the case with the current authorized, unreserved, and unissued shares of common stock, the additional shares of common stock authorized by this proposed amendment could be issued upon approval by the Board or the LDICC, as applicable, without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies or Nasdaq rules. Such shares would be available for issuance from time to time as determined by the Board or the LDICC, as applicable, for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, issuance in repayment of indebtedness and/or issuance pursuant to stock plans relating to options, restricted stock, restricted stock units and other equity grants.

Potential Adverse Effects

If this proposal is adopted, the additional authorized shares of common stock can be issued or reserved with approval of the Board or the LDICC, as applicable, at times, in amounts, and upon terms that the Board, or the

AMYRIS, INC. 2021 PROXY STATEMENT    33

Proposal 4 — Approval of Amendment of Restated Certificate of Incorporation

LDICC, may determine, without additional stockholder approval. Stockholder approval of this proposal will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of authorized common stock, or securities convertible into common stock, would ultimately result in dilution of existing stockholders who do not participate in such transactions, and could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline. Current stockholders (other than those who are party to specific rights agreements with us, as described below) will not have preemptive rights to purchase additional shares.

In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of Amyris. For example, significant stock and convertible security issuances in connection with a series of private-placement financing efforts since 2012 have resulted in further concentration of ownership of Amyris by related parties. Such concentration of ownership could make it more difficult for an unrelated third party to undertake an acquisition of us. The Board is not aware of any actual or contemplated attempt to acquire control of Amyris and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.

Risks to Stockholders of Non-Approval

Because our cash flow from operations has been negative, if the stockholders do not approve this proposal, the Board may be precluded from pursuing a wide range of potential corporate opportunities that might raise necessary cash or otherwise be in the best interests of Amyris and the best interests of our stockholders, or from fulfilling certain equity obligations under our equity plans. This could have a material adverse effect on our business and prospects. We would also face substantial challenges in hiring and retaining employees at all levels, including our Executive Leadership Team, in the near term.

Interests of Certain Persons

Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under our 2020 EIP, and any future equity incentive plan we adopt.

Some of our directors are affiliated with, or were appointed as directors by, entities that own convertible securities, rights and/or warrants that are convertible into or exercisable for shares of our common stock. Further, some of our directors are affiliated with, or were appointed as directors by, entities that may participate in future equity financings that will require issuance or reservation of shares authorized by the proposed amendment to our Certificate of Incorporation. The beneficial ownership of our directors and its affiliates is set forth in section “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.

DSM International B.V., Naxyris S.A., and Vivo Capital LLC, each of which has or recently had relationships to our directors, all hold a right of first investment that allows them to participate in specified future securities offerings (pro rata based on their percentage ownership of then-outstanding common stock).

Text of Proposed Amendment

The text of the proposed amendment to our Certificate of Incorporation to effect the Authorized Share Increase is attached to this Proxy Statement as Appendix B. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board of Directors deems necessary and advisable to effect the Authorized Share Increase under this proposal.

34    AMYRIS, INC. 2021 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock, as of March 1, 2021, by:

◾	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our voting securities;

◾	each of our directors;

◾	each of our named executive officers; and

◾	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which the individual or entity has sole or shared voting power or investment power. These rules also treat as outstanding all shares of capital stock that a person would receive upon the exercise of any option, warrant or right or through the conversion of a security held by that person that are immediately exercisable or convertible or exercisable or convertible within 60 days of the date as of which beneficial ownership is determined. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or rights or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information does not necessarily indicate beneficial ownership for any other purpose. Except as indicated in the footnotes to the below table and pursuant to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock attributed to them in the table.

Information with respect to beneficial ownership has been furnished to us by each director and named executive officer and certain stockholders, and derived from publicly-available SEC beneficial ownership reports on Forms 3 and 4 and Schedules 13D and 13G filed by covered beneficial owners of our common stock. Percentage ownership of our common stock in the table is based on 263,920,258 shares of our common stock outstanding on March 1, 2021 (as reflected in the records of our stock transfer agent). Except as otherwise set forth below, the address of the beneficial owner is c/o Amyris, Inc., 5885 Hollis Street, Suite 100, Emeryville, California 94608.

AMYRIS, INC. 2021 PROXY STATEMENT    35

Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Class (%)

5% Stockholders:

Foris Ventures, LLC(1)	90,615,358	34.3

DSM International B.V.(2)	25,122,263	9.5

FMR LLC(3)	18,442,566	7.0

Farallon Entities(4)	17,500,000	6.6

Vivo Capital LLC(5)	16,315,362	6.2

Directors and Named Executive Officers:

John Melo(6)	360,192	*

John Doerr(1)(7)	94,249,669	35.7

Geoffrey Duyk(8)	21,964	*

Philip Eykerman(9)	19,330	*

Christoph Goppelsroeder(10)	—	—

Frank Kung(5)(11)	16,325,294	6.2

James McCann(12)	6,972	*

Steven Mills(13)	21,780	*

Carole Piwnica(14)	5,764,567	2.2

Lisa Qi	—	—

Julie Washington	—	—

Patrick Yang(15)	56,058	*

Eduardo Alvarez(16)	268,940	*

Han Kieftenbeld(17)	6,328	*

All Directors and Executive Officers as a Group (15) Persons)(18)	117,203,500	44.4

*	Less than 1%.
(1)

Includes 3,778,230 shares of common stock issuable upon exercise of certain warrants held by Foris. Foris is indirectly owned by director John Doerr, who shares voting and investment control over the shares held by Foris. The address for Foris is 751 Laurel Street #717, San Carlos, California 94070.

(2)

Includes 6,057,966 shares of common stock issuable upon exercise of certain warrants held by DSM International B.V. (together with its affiliates, “DSM”). DSM International B.V. is a wholly owned subsidiary of Koninklijke DSM N.V. Accordingly, Koninklijke DSM N.V. may be deemed to share beneficial ownership of the securities held of record by DSM International B.V. Koninklijke DSM N.V. is a publicly traded company with securities listed on the Amsterdam Stock Exchange. The address for DSM International B.V. is HET Overloon 1, 6411 TE Heerlen, Netherlands.

(3)	The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(4)

According to the Schedule 13G/A filed with the SEC on February 16, 2021, Farallon Partners, L.L.C. (“Farallon General Partner”), as the general partner of Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors II, L.P., and Farallon Capital (AM) Investors, L.P., had shared voting and dispositive power over 16,651,633 shares held directly held by such Farallon entities. Farallon Institutional GP V, L.L.C. (“FCIP V General Partner”), as general partner of Four Crossings Institutional Partners V, L.P., had shared voting and dispositive power over 746,299 shares. Farallon F5 (GP), L.L.C. (“F5MI General Partner”), as general partner of Farallon Capital F5 Master I, L.P., had shared voting and dispositive power over 848,367 shares. As managing member

36    AMYRIS, INC. 2021 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

or senior managing member of Farallon General Partner and manager or senior manager of FCIP V General Partner and F5MI General Partner, Philip D. Dreyfuss, Michael B. Fisch, Richard B. Fried, David T. Kim, Michael G. Linn, Rajiv A. Patel, Thomas G. Roberts, Jr., William Seybold, Andrew J. M. Spokes, John R. Warren and Mark C. Wehrly each had shared voting and dispositive power over the shares held by the Farallon Entities. The address for Farallon Entities is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, California 94111.
(5)

Includes (i) 1,943,661 shares of common stock issuable upon conversion of shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”) held by affiliates of Vivo Capital LLC (together with its affiliates, “Vivo”) and (ii) 1,212,787 shares of common stock issuable upon exercise of certain warrants held by Vivo. Director Frank Kung is a founding member of Vivo and a voting member of the general partner of Vivo entities that hold our common stock, Series D Preferred Stock and warrants, and may be deemed to share voting and dispositive power over the shares held by such entities. The address for Vivo is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(6)	Shares beneficially owned by Mr. Melo include 142,593 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2020.
(7)

Shares beneficially owned by Mr. Doerr include (i) 90,615,358 shares of common stock beneficially owned by Foris, in which Mr. Doerr indirectly owns all of the membership interests, (ii) 3,333,333 shares of common stock beneficially owned by Perrara Ventures, LLC, in which Mr. Doerr indirectly owns all of the membership interests, (iii) 567 shares of common stock held by The Vallejo Ventures Trust U/T/A 2/12/96, of which Mr. Doerr is a trustee, (iv) 278,882 shares of common stock held by entities affiliated with Kleiner Perkins Caufield & Byers of which Mr. Doerr is an affiliate, excluding 16,399 shares over which Mr. Doerr has no voting or investment power and (v) 13,731 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.

(8)	Shares beneficially owned by Dr. Duyk include 8,132 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(9)

Shares beneficially owned by Mr. Eykerman include 11,665 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021. Mr. Eykerman was appointed to the Board on May 18, 2017 as the designee of DSM. Mr. Eykerman disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(10)

Mr. Goppelsroeder was appointed to the Board on November 2, 2017 as the designee of DSM, and he resigned from the Board as of April 1, 2021. Mr. Goppelsroeder does not beneficially own any shares of Amyris common stock directly and disclaims beneficial ownership of all shares of Amyris common stock that are or may be beneficially owned by DSM or any of its affiliates.

(11)

Shares beneficially owned by Dr. Kung include (i) 16,315,362 shares of common stock beneficially owned by Vivo, over which Dr. Kung may be deemed to share voting and dispositive power and (ii) 9,932 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021. Dr. Kung was appointed to the Board on November 2, 2017 as the designee of Vivo. Dr. Kung disclaims beneficial ownership over shares of Amyris common stock that are or may be beneficially owned by Vivo except to the extent of his pecuniary interest therein.

(12)	Shares beneficially owned by Mr. McCann include 4,216 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(13)	Shares beneficially owned by Mr. Mills include 6,932 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(14)

Shares beneficially owned by Ms. Piwnica include (i) 5,743,038 shares beneficially owned by Naxyris, over which Ms. Piwnica may be deemed to share voting and dispositive power, and (ii) 13,731 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021. Ms. Piwnica was designated to serve as a director by Naxyris. Ms. Piwnica indirectly owns 100% of Naxyris, through Arianna S.A.

AMYRIS, INC. 2021 PROXY STATEMENT    37

Security Ownership of Certain Beneficial Owners and Management

(15)	Shares beneficially owned by Dr. Yang include 12,531 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(16)	Shares beneficially owned by Mr. Alvarez include 30,000 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(17)	Shares beneficially owned by Mr. Han include 6,328 shares of common stock issuable upon exercise of stock options that were exercisable within 60 days of March 1, 2021.
(18)	Shares beneficially owned by all of our executive officers and directors as a group include the shares of common stock described in footnotes 6 through 17 above.

38    AMYRIS, INC. 2021 PROXY STATEMENT

Executive Officers

The following table provides the names, ages, and offices of each of our current executive officers as of March 1, 2021:

Name	Age	Position

John Melo	55	Director, President and Chief Executive Officer

Han Kieftenbeld	55	Chief Financial Officer and Chief Administration Officer

Eduardo Alvarez	57	Chief Operating Officer

Nicole Kelsey	54	General Counsel and Secretary

John Melo

See above under “Proposal 1—Director Biographies”

Han Kieftenbeld

Han Kieftenbeld has served as our Chief Financial Officer since March 2020 and our Chief Administration Officer since July 2020. Mr. Kieftenbeld has over 25 years of international business leadership, finance and operations experience in food, health and nutrition end-markets. Previously, from April 2016 to April 2019, Mr. Kieftenbeld served as Senior Vice President and Chief Financial Officer of Innophos Holdings, Inc., a leading international science-based producer of essential ingredients for health and nutrition, food and beverage and industrial brands. From June 2014 to July 2015, Mr. Kieftenbeld served as the Global Chief Financial Officer at AB Mauri, a worldwide leader in bakery ingredients. Prior to that, Mr. Kieftenbeld held finance and operations roles of increasing reach and impact, including serving as Global Chief Procurement Officer of Ingredion Incorporated, and Global Chief Financial Officer of National Starch. Mr. Kieftenbeld started his career at Unilever in the Netherlands. In 2006, Mr. Kieftenbeld earned a joint Master of Business Administration degree from New York University Stern School of Business, London School of Economics and Political Science, and the HEC School of Management, Paris. He holds a Bachelor of Science degree in Business Economics and Accounting from Windesheim University in the Netherlands.

Eduardo Alvarez

Eduardo Alvarez has served as our Chief Operating Officer since October 2017. Mr. Alvarez has over 30 years of global operations experience both running and advising growth companies. Previously, he served as Global Operations Strategy Leader for PricewaterhouseCoopers LLP (PwC). During his tenure, Mr. Alvarez co-led the integration of his prior company, Booz & Company, following its acquisition by PwC. In that role, he grew operations into a global practice with $1.5 billion in revenue and 4,000 employees. Mr. Alvarez’s assignments focused on delivering structural cost improvements while also driving sustained revenue growth. His experience also includes roles at Booz Allen Hamilton, General Electric and AT&T. Alvarez holds a Master of Business Administration degree from Harvard Business School, a Master’s of Science in Mechanical Engineering in Computer Control and Manufacturing from the University of California, Berkeley, and a Bachelor of Science degree in Mechanical Engineering from the University of Michigan. Mr. Alvarez is a board member of The Chicago Council of Global Affairs.

Nicole Kelsey

Nicole Kelsey has served as our General Counsel and Secretary since August 2017. Ms. Kelsey has over 25 years of experience as an executive leader for public companies with international operations. Her areas of expertise

AMYRIS, INC. 2021 PROXY STATEMENT    39

Executive Officers

range from international M&A to U.S. securities laws and multi-jurisdictional corporate governance, complex securities and commercial litigation, regulatory matters, investor and employee communications, and compliance. Prior to joining Amyris, she served as General Counsel and Secretary of Criteo, a global leader in commerce marketing based in Paris with global operations, for over three years. Prior to joining Criteo, Ms. Kelsey was the senior securities lawyer for Medtronic, a global leader in medical technology; she served as head M&A attorney for CIT Group, Inc.; was the general counsel and chief compliance officer of a private merchant bank; and was the senior corporate attorney for the international conglomerate Vivendi. Before going in-house, Ms. Kelsey practiced with the law firms of White & Case and Willkie, Farr & Gallagher, in Paris and New York. A Fulbright scholar, Ms. Kelsey holds a Juris Doctor degree from Northwestern Pritzker School of Law and a Bachelor of Arts degree in Political Science and International Studies from The Ohio State University, and is admitted to practice law in New York and Minnesota.

40    AMYRIS, INC. 2021 PROXY STATEMENT

Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)

John Melo	2020	646,667	(3)	—		—	—	698,246		—		1,344,913

President and CEO	2019	630,000		185,320	(4)	144,424	11,680	333,613	(5)	1,261	(6)	1,306,298

Han Kieftenbeld	2020	332,500	(7)	125,000	(8)	745,050	187,104	359,666		675	(9)	1,749,995

CFO and CAO

Eduardo Alvarez	2020	500,000		—		579,000	145,555	458,325		1,440	(10)	1,684,320

COO	2019	416,667	(11)	—		—	—	245,825		2,701	(12)	665,192

(1)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)

As required under applicable rules of the SEC, payments under our 2020 cash bonus plan are included in the column entitled “Non-Equity Incentive Plan Compensation,” as they were based upon the satisfaction of pre-established performance targets, the outcome of which was substantially uncertain.

(3)	Mr. Melo’s base salary was increased from $630,000 to $650,000 effective March 1, 2020.
(4)

Includes a discretionary cash bonus paid to Mr. Melo in the amount of $185,320 in recognition of the value lost on the voiding of certain equity awards granted to him in May 2017 that inadvertently exceeded the annual per-participant award limit contained in the 2010 EIP.

(5)	In March 2020, the LDICC approved a discretionary increase in the cash bonus to be paid to Mr. Melo for the annual period of 2019, from $74,119 to $95,000, in recognition of his contributions.
(6)	Refers to taxes associated with long term disability insurance.
(7)	Mr. Kieftenbeld was appointed our CFO effective March 16, 2020, and also appointed CAO effective July 1, 2020. His annual base salary for 2020 was $420,000.
(8)	Represents a sign-on bonus paid in connection with Mr. Kieftenbeld’s appointment as CFO.
(9)	Includes Section 401(k) plan employer matching contribution.
(10)	Includes $1,440 as a stipend for waiving medical benefits.
(11)	Mr. Alvarez’s base salary was increased from $400,000 to $500,000 effective November 1, 2019.
(12)	Includes $1,440 as a stipend for waiving medical benefits and $1,261 for taxes associated with long term disability insurance premiums.

Narrative Disclosure to Summary Compensation Table

The following narrative describes the material terms of our named executive officers’ annual compensation, including base salaries, cash bonuses, our equity award granting practices and severance benefits and explanations of decisions for cash and equity compensation during 2020. As noted below under “Agreements with Executive Officers,” except for certain terms contained in their employment offer letters, equity award agreements and participation agreements entered into in connection with our Executive Severance Plan, none of our named executive officers has entered into a written employment agreement with us. The following narrative should be read in conjunction with the compensation tables contained elsewhere in this Proxy Statement.

AMYRIS, INC. 2021 PROXY STATEMENT    41

Executive Compensation  |  Compensation Philosophy and Objectives and Elements of Compensation

Compensation Philosophy and Objectives and Elements of Compensation

The primary objectives of our executive compensation program in 2020 were to:

◾	Attract, retain, and motivate highly talented employees that are key to our success;

◾	Reinforce our core values and foster a sense of ownership, urgency and entrepreneurial spirit;

◾	Link compensation to individual, team, and company performance (as appropriate by employee level);

◾	Emphasize performance-based compensation for individuals who can most directly impact stockholder value; and

◾	Provide exceptional pay for delivering exceptional results.

Our success depends, among other things, on attracting and retaining executive officers with experience and skills in a number of different areas as we continue to drive improvements in our technology platform and production process, pursue and establish key commercial relationships, develop and commercialize products and establish a reliable supply chain and manufacturing organization.

Our business continues to be in an early stage of development, with cash management being one key consideration for our strategy and operations. Accordingly, for 2020, we intended to provide a competitive compensation program that would enable us to attract and retain the top executives and employees necessary to develop our business, while being prudent in the management of our cash and equity. Based on this approach, we continued to aim to reward annual and long-term performance with a total compensation package that included a mix of both cash and equity. Our compensation program was intended to align the interests of our executive officers, key employees and stockholders and to drive the creation of stockholder value by providing long-term incentives through equity-based awards.

Our intent and philosophy in designing compensation packages at the time of hiring of new executives is based on providing compensation that we believe is sufficient to enable us to attract the necessary talent to grow our business, within prudent limitations as discussed above. Compensation of our executive officers after the initial period following their hiring is influenced by the amounts of compensation that we initially agreed to pay them, as well as by our evaluation of their subsequent performance, changes in their levels of responsibility, retention considerations, prevailing market conditions, our financial condition and prospects, and our attempt to maintain an appropriate level of internal pay parity in the compensation of existing executive officers relative to the compensation paid to more recently hired executives.

We compensate our executive officers with a combination of salaries, cash bonuses and equity awards. We believe this combination of cash and equity compensation, subject to strategic allocation among such components, is largely consistent with the forms of compensation provided by other companies with which we compete for executive talent, and, as such, matches the expectations of our executive officers and the market for executive talent. We also believe that this combination provides appropriate incentive levels to retain our executives, reward them for performance in the short term and induce them to contribute to the creation of value in Amyris over the long term. We view the different components of our executive compensation program as distinct, each serving particular functions in furthering our compensation philosophy and objectives, and together, providing a holistic approach to achieving such philosophy and objectives.

Base Salary. We believe that we must maintain base salary levels at or above market to attract and retain the executive officers we need and that it is important for our executive officers to perceive that over time they will continue to have the opportunity to earn a salary that they regard as competitive. The LDICC reviews and adjusts, as appropriate, the base salaries of our executive officers on an annual basis, and makes decisions with respect to the base salaries of new executives at the time of hire. In making such determinations, the LDICC considers

42    AMYRIS, INC. 2021 PROXY STATEMENT

Executive Compensation  |  Compensation Philosophy and Objectives and Elements of Compensation

several factors, including our overall financial performance, the individual performance of the executive officer in question (including, for executives other than our CEO, the recommendation of our CEO based on a performance evaluation of the executive officer in question), the executive officer’s potential to contribute to our annual and longer-term strategic goals, the executive officer’s scope of responsibilities, qualifications and experience, competitive market practices for base salary, prevailing market conditions and internal pay parity.

Cash Bonuses. We believe the ability to earn cash bonuses should provide incentives to our executive officers to effectively pursue goals established by our Board and should be regarded by our executive officers as appropriately rewarding effective performance against these goals. For 2020, the LDICC adopted a cash bonus plan for our executive officers, the details of which are described below under “2020 Compensation.” This cash bonus plan is internally referred to as the Corporate Incentive Plan. The 2020 cash bonus plan included company performance goals and individual performance goals and was structured to motivate our executive officers to achieve our short-term financial and operational goals and to reward exceptional company and individual performance. In particular, our 2020 cash bonus plan was designed to provide incentives to our executive officers to achieve 2020 company financial and operational targets on a quarterly and annual basis, together with individual performance criteria that was considered for annual performance achievement. In general, target bonuses for our executive officers are initially set in their offer letters based on similar factors to those described above with respect to the determination of base salary. For subsequent years, target bonuses for our executive officers may be adjusted by the LDICC based on various factors, including any modifications to base salary, competitive market practices and the other considerations described above with respect to adjustments in base salary.

Equity Awards. Our equity awards are designed to be sufficiently competitive to allow us to attract and retain talented and experienced executives. In 2020, we granted both stock option and restricted stock unit (“RSU”) awards to our executive officers. Stock option awards for executive officers are granted with an exercise price equal to the fair market value of our common stock on the date of grant; accordingly, such stock option awards will have value to our executive officers only if the market price of our common stock increases after the date of grant. RSU awards represent the right to receive full-value shares of our common stock without payment of any exercise or purchase price. We have a practice that began in 2016 to place a greater emphasis on RSU awards, as compared to stock options, to increase the perceived value of equity awards granted to our executive officers. The relative weighting between the stock option and RSU awards granted to our executive officers is based on the LDICC’s review of market practices. In 2018, the LDICC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting requirements, as described in more detail below under “2020 Compensation—Equity Awards—2018 CEO Equity Awards.”

We typically grant stock option awards with four-year vesting schedules. Stock option grants include a one year “cliff”, where the stock option award vests as to 25% of the shares of our common stock subject to the award after one year, and monthly thereafter, subject to continued service through each vesting date. Our RSU awards have generally been granted with three-year vesting schedules, vesting as to 1/3rd of the units subject to the award annually, subject to continued service through each vesting date. We believe such vesting schedules are generally consistent with the option and RSU award granting practices of our peer group companies. In March 2020, the LDICC approved new hire equity awards to our CFO consisting of stock option awards with three-year vesting schedule and RSU awards with two-year vesting schedule. In addition, in 2018, we granted stock option and/or RSU awards with non-standard vesting terms to certain of our executive officers, including our CEO, the details of which are described below under “2020 Compensation—Equity Awards—2018 CEO Equity Awards.”

We grant equity awards to our executive officers in connection with their hiring, or, as applicable, their promotion from other roles at the Company. The size of initial equity awards is determined based on the executive’s position with us and takes into consideration the executive’s base salary and other compensation as well as an analysis of the grant and compensation practices of our peer group companies in connection with establishing our overall compensation policies. The initial equity awards are generally intended to provide the executive with an incentive

AMYRIS, INC. 2021 PROXY STATEMENT    43

Executive Compensation  |  Compensation Philosophy and Objectives and Elements of Compensation

to build value in the Company over an extended period of time, which is consistent with our overall compensation philosophy. Insofar as we have to date incurred operating losses and consumed substantial amounts of cash in our operations, and to compensate for cash salaries and cash bonus opportunities that were, in certain cases, lower than those offered by competing employers, we have sought to attract executives to join us by granting equity awards that would have the potential to provide significant value if we are successful.

We grant additional equity awards in recognition of commendable performance, in connection with significant changes in responsibilities, and/or in order to better ensure appropriate retention and incentive opportunities from time to time. Further, equity awards are a component of the annual compensation package of our executive officers.

Role of Stockholder Say-on-Pay Votes. At our 2011, 2014, 2017, and 2020 annual meetings of stockholders, our stockholders voted, on an advisory basis, on the compensation of our named executive officers (commonly referred to as a “stockholder say-on-pay vote”). A majority of the votes cast were voted in favor of the non-binding advisory resolutions approving the compensation of our named executive officers as summarized in our 2011, 2014, 2017, and 2020 Proxy Statements. In 2020, 98% of the votes cast on the stockholder say-on-pay proposal approved, on a non-binding advisory basis, the compensation of our named executive officers as summarized in our 2020 Proxy Statement. The LDICC believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, did not materially change its approach to executive compensation in 2020 and does not intend to do so in 2021. In addition, in 2017 our stockholders approved, and our Board subsequently adopted, a three-year interval for conducting future stockholder say-on-pay votes. Our stockholders will again be voting, on an advisory basis, on the compensation of our named executive officers at our 2023 annual meeting.

Role of Compensation Consultant. Under its charter, the LDICC has the authority, at Amyris’s expense, to retain legal and other consultants, accountants, experts and compensation or other advisors of its choice to assist the LDICC in connection with its functions. Since 2012, the LDICC has retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to provide advice and guidance on our executive compensation policies and practices and relevant information about the executive compensation practices of similarly situated companies.

In connection with an annual review of our executive compensation program for 2020, Compensia provided the following services:

◾	reviewed and provided recommendations on the composition of Amyris’s compensation peer group, and provided compensation data relating to certain executives at the selected peer group companies;

◾	conducted a review of the total compensation arrangements for executive officers of Amyris;

◾	provided advice on executive officers’ compensation, including composition of compensation for base salary, short-term incentive (cash bonus) plan and long-term incentive (equity) plans;

◾	provided advice on executive officers’ cash bonus plan;

◾	assisted with executive equity program design, including analysis of equity mix, aggregate share usage and target grant levels;

◾	provided advice and recommendations regarding executive perquisites and Amyris’s executive severance plan;

◾	updated the LDICC on emerging trends/best practices and regulatory requirements in the area of executive and director compensation, including equity and cash compensation;

◾	provided advice and recommendations regarding certain non-executive employee compensation arrangements and equity grants;

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Executive Compensation  |  Compensation Decision Process

◾

assisted in the preparation of materials for executive compensation proposals in advance of Committee meetings, including 2020 compensation levels for certain of our executive officers and the design of our cash bonus, equity, severance and change of control programs and other executive benefit programs; and

◾	reviewed and advised the LDICC on materials relating to executive compensation prepared by management for Committee consideration.

The LDICC determined that Compensia did not have any relationships with Amyris or any of its officers or directors or any conflicts of interest that would impair Compensia’s independence.

Compensia, under the direction of the LDICC, may continue to periodically conduct a review of the competitiveness of our executive compensation program, including base salaries, cash bonus opportunities, equity awards and other executive benefits, by analyzing the compensation practices of companies in our compensation peer group, as well as data from third-party compensation surveys. Generally, the LDICC uses the results of such analyses to assess the competitiveness of our executive officers’ total compensation, and to determine whether each component of such total compensation is properly aligned with reasonable and responsible practices among our peer companies.

The LDICC also retained Compensia for assistance in reviewing and making recommendations to our Board regarding the compensation program for our non-employee directors when it was originally adopted in late 2010 and again when such program was subsequently amended in December 2015 and November 2016, and to provide market data and materials to the LDICC.

In December 2019, the LDICC reviewed the independence of Compensia under applicable compensation consultant independence rules and standards and determined that Compensia had no conflict of interest with Amyris.

Compensation Decision Process

Under the charter of the LDICC, our Board has delegated to the LDICC the authority and responsibility to discharge the responsibilities of the Board relating to the compensation of our executive officers. This includes, among other things, review and approval of the compensation of our executive officers and of the terms of any compensation agreements with our executive officers. For more information regarding the functions and composition of the LDICC, please refer to “Proposal 1—Election of Directors—Board Committees and Meetings” above.

In general, the LDICC is responsible for the design, implementation and oversight of our executive compensation program. In accordance with its charter, the LDICC determines the annual compensation of our CEO and other executive officers and reports its compensation decisions to our Board. The LDICC also administers our equity compensation plans, including our 2020 EIP and 2010 Employee Stock Purchase Plan. Generally, our Human Resources, Finance and Legal departments work with our CEO to design and develop new compensation programs applicable to our executive officers and non-employee directors, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer compensation comparisons and other Committee briefing materials, and to implement the decisions of the LDICC. Members of these departments and our CEO also meet separately with Compensia to convey information on proposals that management may make to the LDICC, as well as to allow Compensia to collect information about Amyris to develop its recommendations. In addition, our CEO conducts reviews of the performance and compensation of our other executive officers, and based on these reviews and input from Compensia and our Human Resources department, makes recommendations regarding compensation for such executive officers directly to the LDICC. For our CEO’s compensation, Compensia reviews relevant market data with the LDICC, and makes a recommendation regarding our CEO’s compensation to the LDICC.

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The Board has established a Management Committee for Employee Equity Awards (“MCEA”), consisting of our Chief People Officer, our CFO and our CEO. The MCEA may grant equity awards to employees who are not executive officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 promulgated under the Exchange Act) of Amyris, provided that the MCEA is only authorized to grant equity awards that meet grant guidelines approved by the Board or LDICC. These guidelines set forth, among other things, any limit imposed by the Board or LDICC on the total number of shares of our common stock that may be subject to equity awards granted to employees by the MCEA, and any requirements as to the size of an award based on the seniority of an employee or other factors.

2020 Compensation

Background. In designing the compensation program and making decisions for our executive officers for 2020, the LDICC sought to balance achievement of critical operational goals with retention of key personnel, including our executive officers. Accordingly, the LDICC focused in particular on providing a strong equity compensation program in order to provide strong retention incentives through challenging periods. It also focused on cash management in setting target total cash compensation (and associated salary and bonus target levels) for our executive officers. Another key theme for 2020 was establishing strong incentives to drive our performance, including continued emphasis on company performance goals over individual goals in the 2020 cash bonus plan and on equity compensation for longer-term upside potential and sharing in company growth.

Base Salaries. In February 2020, the LDICC reviewed the base salaries, bonus targets and target total cash compensation of certain of our executive officers against applicable compensation peer group and industry survey data, and as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation—Base Salary,” approved, effective March 1, 2020, an increase to the base salary of our CEO from $630,000 to $650,000.

Cash Bonuses. In January 2020, the LDICC adopted a 2020 cash bonus plan for our executive officers, which was amended in February 2020, May 2020, and June 2020. Under the plan, as amended in May and June 2020, our executive officers were eligible for bonuses based on the achievement of company metrics for each quarter in 2020, with a portion of their target bonus allocated to annual company and individual performance. The 2020 cash bonus plan was intended to provide a balanced focus on both our long-term strategic goals and shorter-term quarterly operational goals. The 2020 cash bonus plan provided for funding and payout of cash bonus awards if the company achieved the target levels set for GAAP revenue (quarterly and annual), operating expense (quarterly and annual), product margin (quarterly) and gross margin (annual). Payouts under the 2020 cash bonus plan were made following a review of our results and performance each quarter and, for the fourth quarter and annual components, a review occurred in March 2021. The 2020 cash bonus plan provided for a 60% weighting for quarterly achievement (with each quarter worth 15% of the total bonus fund for the year) and 40% for full year 2020 achievement.

The total funding possible under the 2020 cash bonus plan was based on a cash value (or the “target bonus fund”) determined by the executive officers’ target bonus levels. Target bonus levels for our executive officers in 2020 varied by individual, but were generally set between 50% and 100% of their annual base salary. In February 2020, the LDICC reviewed our executive officers’ bonus targets as part of its review of target total cash compensation for similar roles among executive officers at companies in the compensation peer group, as supplemented by relevant industry survey data, and, as a result of such analysis, as well as consideration of the factors described above under “Compensation Philosophy and Objectives and Elements of Compensation—Cash Bonuses,” approved no changes to the target bonus level for our executive officers.

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Executive Compensation  |  2020 Compensation

The quarterly and annual funding of the 2020 cash bonus plan was based on achievement of the following company performance metrics for the applicable quarter and full year 2020: GAAP revenue (weighted 50% for each quarterly and annual period), operating expenses (weighted 30% for each quarterly and annual period), product margin (weighted 20% for the quarterly period), and gross margin (weighted 20% for the annual period). For each quarterly period and for the annual period under the 2020 cash bonus plan, “threshold,” “target” and “superior” performance levels were set for each applicable performance metric, which performance levels were intended to capture the relative difficulty of achievement of that metric.

If we were to achieve the “threshold” level for any performance metric, we would receive 50% funding for that metric. If the collective funding of all performance metrics was below 50%, we would receive no funding. If we were to achieve between the “threshold and “target” levels for any performance metric, we would receive pro rata funding between 50% and 100% for that metric. If we were to achieve between the “target” and “superior” levels for any performance metric, we would receive pro rata funding between 100% and 200% for that metric. Funding was capped at 200% of target for each performance metric regardless of performance exceeding the “superior” level.

Any payouts for the quarterly bonus periods would be the same as the funded level (provided the recipient meets eligibility requirements), subject to the final discretion of the LDICC. Payouts for the annual bonus period would be made from the aggregate funded amount in the discretion of the LDICC based on company and individual performance, and could range from 0% to 200% of an individual’s funded amount for the annual bonus period. The LDICC chose to emphasize company performance goals for the quarterly and annual bonus plan periods given the critical importance of our short term strategic goals, but also to retain reasonable incentives and rewards for exceptional individual performance, recognizing the value of such incentives and rewards to our operational performance and to individual retention. In August 2020, the LDICC approved a cash bonus to be paid to Mr. Melo for the second quarter of 2020 at 200% of his individual funded amount, in recognition of his efforts to complete a successful financing in June 2020. In addition, pursuant to an Offer Letter, dated February 6, 2020, between the Company and Mr. Kieftenbeld (the “Offer Letter”), Mr. Kieftenbeld is eligible to receive an annual performance-based bonus, with an initial aggregate annual bonus target of $378,000, subject to the terms of the applicable executive bonus plan adopted each year.

Based on the foregoing bonus plan structure, individual bonuses were awarded each quarter based on the LDICC’s assessment of company achievement, and with respect to the annual bonus, the LDICC’s assessment of company achievement as well as each executive officer’s contributions to such achievement, his or her progress toward achieving his or her individual goals, and his or her demonstrating our core values. Actual payment of any bonuses with respect to 2020 remained subject to the final discretion of the LDICC.

Company Performance Goals. Company performance during 2020 was measured and weighted against quarterly and annual targets established for GAAP revenue, operating expenses, product margin, and gross margin, as applicable. The quarterly and annual weighting and achievement for each applicable metric are described below.

These targets were initially approved by the LDICC in February 2020. The annual and first quarter targets were then amended in May 2020, and the second, third and fourth quarter targets were adopted and amended at subsequent meetings of the LDICC during 2020. The applicable targets for each quarter were discussed and evaluated based on quarterly and annual performance (in March 2021, the LDICC discussed and evaluated the fourth quarter as well as the full year 2020 results) and continued development of our business and operating plans for 2020 and beyond. Achievement levels were determined in the discretion of the LDICC following each period under the 2020 cash bonus plan.

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Executive Compensation  |  2020 Compensation

Individual Performance Goals. For the annual portion of the 2020 cash bonus plan tied to individual performance, the LDICC considered several factors, including the following:

◾

Our CEO’s performance reflects his overall leadership of the Company. Under Mr. Melo’s leadership, the Company delivered strong year-on-year sales revenue growth, strengthened the R&D development pipeline, enhanced customer impact, and improved overall Company operations. He also led on advancing strategic initiatives and transactions.

◾

Mr. Kieftenbeld’s performance reflects his leadership of the Company’s Finance, Human Resources, IT and Corporate Communications functions. Under his leadership, the Company made significant improvements in our financial processes, internal controls, cash management, and investor relations activities. He oversaw the improvements to the Company’s capital structure by significantly lowering debt and engaging new institutional equity investors.

◾

Mr. Alvarez’s performance reflects his leadership of the Company’s manufacturing, engineering, environmental health & safety, and supply chain functions. Under his leadership, the Company continued to demonstrate a strong safety track record, scale the development of molecules into production, improve consumer brand supply chain operations, manage a global network of contract manufacturers, and make progress with the construction of the new Brazil manufacturing facility.

The LDICC considered a variety of factors in determining, in its discretion, to award payouts under the 2020 cash bonus plan. In addition to the levels of company achievement (for the quarterly and annual portions) and individual performance (for the annual portion) categories, the LDICC considered our cash needs as well as the level of performance of each named executive officer in achieving company results and their respective assigned individual goals. Based on the foregoing, and taking into account the factors described above, the LDICC approved the following cash bonus awards under the 2020 cash bonus plan:

Name	2020 Cumulative Quarterly Bonus Payouts ($)	2020 Annual Portion Bonus Payout ($)	2020 Aggregate Annual and Quarterly Bonus Payouts ($)	Annual Bonus Target ($)	2020 Actual Bonus Earned as a % of Target Bonus

John Melo(1)	348,286	349,960	698,246	664,667	105.1%

Han Kieftenbeld(2)	170,666	189,000	359,666	299,250	120.2%

Eduardo Alvarez	218,325	240,000	458,325	500,000	91.7%

(1)	Mr. Melo’s base salary was increased from $630,000 to $650,000, effective March 1, 2020.
(2)	Mr. Kieftenbeld was appointed our CFO effective March 16, 2020, and also appointed CAO effective July 1, 2020. Accordingly, his bonus payout was pro-rated in the first quarter of 2020.

We believe that the payment of these awards was appropriate because the 2020 cash bonus plan appropriately held our named executive officers accountable for achievement of company and individual goals, and the payouts were reasonable and appropriate in light of our progress towards our business objectives.

Equity Awards. In August 2020, the LDICC approved annual equity awards for the executive officers, excluding our CEO (the “focal awards”), including a grant to each of Messrs. Alvarez and Kieftenbeld of an option to purchase 50,000 shares of our common stock and 150,000 RSUs with the terms described below. In addition, the LDICC approved new hire equity awards for Mr. Kieftenbeld in connection with his hiring in March 2020 (the “CFO new hire awards”), consisting of an option to purchase 22,500 shares of our common stock and 67,500 RSUs with terms described below. In addition, in 2018, the LDICC approved special equity awards to our CEO consisting of a stock option subject to performance-based vesting conditions and RSUs with time-based vesting requirements, as described in more detail below under “2018 CEO Equity Awards.”

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Executive Compensation  |  2020 Compensation

With respect to the focal awards, the LDICC determined the allocation of equity awards between stock options and RSUs after consultation with Compensia, in evaluating the practices of our competitive market and in consultation with management, taking into consideration, among other things, the appropriate balance between rewarding previous performance, retention objectives, upside value potential tied to our and the executive officer’s future performance and the mix of the executive officer’s current equity holdings. The size of the focal awards varied among the applicable named executive officers based on the value of unvested equity awards already held by him or her, his or her relative contributions during 2019 and anticipated levels of responsibility for key corporate objectives in 2020. The allocation and size of the CFO new hire awards was determined by his employment offer letter with the Company entered into in February 2020 (the “CFO offer letter”).

In accordance with our policy regarding equity award grant dates, the focal awards were granted on August 10, 2020, the first business day of the week following the week in which such awards were approved, with the exercise price of the option being set at $3.86 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2020 EIP. The stock option under the focal awards vests over 4 years, with 25% of the shares subject to the awards vesting one year from the vesting commencement date on September 1, 2020, and 1/48 of the shares subject to the awards vesting monthly thereafter. The RSUs under the focal awards vest in three equal annual installments on September 1 of each of 2021, 2022 and 2023.

In accordance with the CFO Offer Letter, the CFO new hire awards were granted on March 30, 2020, the first business day of the week following the week in which such awards were approved, with the exercise price of the option being set at $2.46 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP. The stock options under the CFO new hire awards vest over 3 years, with 25% of the shares underlying the stock option vesting upon completion of 12 months of employment and the remainder vesting over the following two years in 24 equal monthly installments upon completion of each additional month of employment. The RSUs under the CFO new hire awards vest in two equal annual installments on June 1 of each of 2021 and 2022.

2018 CEO Equity Awards

Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, and in order to incentivize our CEO in a manner that aligns his interests with our long-term strategic direction and the interests of our stockholders and reduces the possibility of business decisions that favor short-term results at the expense of long-term value creation, in April 2018 the LDICC approved, with the support of the Board, a grant to our CEO of (i) an option to purchase 3,250,000 shares of our common stock, such award being subject to performance-based vesting conditions as described below (the “CEO Performance Option”), and (ii) 700,000 RSUs with the terms described below (the “CEO RSU” and together with the CEO Performance Option, the “2018 CEO Equity Awards”). The grant of the 2018 CEO Equity Awards was contingent upon approval by our stockholders of both the 2018 CEO Equity Awards and certain amendments to the 2010 EIP to, among other things, increase the annual per-participant award limit thereunder, which approvals were obtained at our 2018 annual meeting of stockholders held on May 22, 2018. In accordance with our policy regarding equity award grant dates, the CEO Equity Awards were granted on May 29, 2018, the first business day of the week following the week in which such awards were approved, with the exercise price of the CEO Performance Option being set at $5.08 per share, the closing price of our common stock on Nasdaq on such date, in accordance with the terms of the 2010 EIP.

CEO Performance Option. The CEO Performance Option is a performance-based nonqualified stock option and therefore the CEO will receive compensation from such stock option only to the extent that the Company achieves the applicable performance milestones.

Performance Metrics & Vesting. The CEO Performance Option is divided into four tranches as described in the table below (each a “Tranche”). Each of the four Tranches of the CEO Performance Option will vest on or after the

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Executive Compensation  |  2018 CEO Equity Awards

applicable vesting date for the Tranche (the “Earliest Vesting Date”) provided: (i) the Board or the LDICC certify that both the EBITDA Milestone and the Stock Price Milestone (collectively, the “Milestones”) for such Tranche have been met and (ii) Mr. Melo remains our CEO on the applicable vesting date. Any Milestone may be met before, at or after the applicable Earliest Vesting Date for a Tranche provided that the Milestone is met during its applicable Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022. In the event that either the EBITDA Milestone or the Stock Price Milestone is not yet achieved for a Tranche, no shares attributable to such Tranche will be eligible to vest on such Tranche’s Earliest Vesting Date; provided, however, the Milestones will remain eligible to be achieved during the remaining EBITDA Measurement Period and Stock Price Measurement Period, as applicable. For clarity, upon the achievement of both the applicable EBITDA Milestone and Stock Price Milestone for a Tranche, the shares attributable to such Tranche may not vest until such Tranche’s Earliest Vesting Date, and only if Mr. Melo remains the CEO on such date. More than one Tranche may vest simultaneously provided that: the Earliest Vesting Date for each applicable Tranche has occurred, the requisite EBITDA Milestone and Stock Price Milestone for each applicable Tranche have been met and Mr. Melo continues as the CEO through the applicable date of vesting. The table below sets forth the number of shares, EBITDA Milestone, Stock Price Milestone and Earliest Vesting Date for each Tranche:

Tranche	Number of Shares	EBITDA Milestone ($M)	Stock Price Milestone	Earliest Vesting Date

1	750,000	$10	$15	July 1, 2019

2	750,000	$60	$20	July 1, 2020

3	750,000	$80	$25	July 1, 2021

4	1,000,000	$100	$30	July 1, 2022

EBITDA Milestone. The EBITDA Milestone for a Tranche is achieved if Amyris’s EBITDA (as described below) equals or exceeds the EBITDA Milestone set forth in the table above for such Tranche for any fiscal year during the EBITDA Measurement Period. The EBITDA Measurement Period starts January 1, 2018 and ends December 31, 2021. The Board or the LDICC will measure and certify the level of achievement of the EBITDA Milestone as of the end of each fiscal year within the EBITDA Measurement Period.

For purposes of the EBITDA Milestone, “EBITDA” shall mean Amyris’s net (loss) income attributable to common stockholders for the relevant fiscal year during the EBITDA Measurement Period as determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and as reported by Amyris in its audited financial statements contained in its Annual Report on Form 10-K for the relevant fiscal year filed with the SEC, plus interest expense (benefit), provision for income taxes, depreciation and amortization for the same fiscal year as reflected in the audited financial statements. For the avoidance of doubt, there will be no adjustment to the reported net (loss) income attributable to common stockholders for stock based compensation in determining EBITDA.

In the event of unusual non-recurring events such as acquisition activities or divestitures of significant assets or changes in applicable accounting rules, as a result of which the calculation of Amyris’s EBITDA during the EBITDA Measurement Period is increased or decreased by 10% or more in determining Amyris’s audited financial statements contained in its Annual Report on Form 10-K filed with the SEC for the most recently completed fiscal year, the Board or, if the Board delegates authority to the LDICC, the LDICC may provide for one or more equitable adjustments to the EBITDA Milestones to preserve the original intent regarding the EBITDA Milestones at the time of the initial award grant.

As of the date of this Proxy Statement, none of the EBITDA Milestones for any of the Tranches had been achieved.

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Executive Compensation  |  2018 CEO Equity Awards

Stock Price Milestone. The Stock Price Milestone for a Tranche is achieved if each of (i) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for any one hundred and eighty (180)-consecutive day period starting at any time after the last day of the fiscal year in which the applicable EBITDA Milestone was achieved for the applicable Tranche and ending during the Stock Price Measurement Period and (ii) the average of the daily closing prices of our common stock on the Nasdaq Global Select Market for a thirty (30)-consecutive day period ending on the date on which the 180-day average stock price set forth in the table is achieved for the applicable Tranche equals or exceeds the Stock Price Milestone for the applicable Tranche during the Stock Price Measurement Period. The Stock Price Measurement Period starts January 1, 2018 and ends December 31, 2022.

The Stock Price Milestone will be adjusted to reflect events such as a stock split or recapitalization in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the CEO Performance Option.

The LDICC considers the Stock Price Milestone to be a challenging hurdle and included the EBITDA Milestone to promote Amyris’s continued focus on growth, sustainability and profitability. The LDICC selected EBITDA (as defined above) as the appropriate measure because it believes EBITDA is a metric that is commonly used for companies at this stage of development and because many of Amyris’s stockholders use it to evaluate Amyris’s performance and viability. It is a measure of cash generation from operations that does not disincentivize Amyris from making additional investments to grow further. The EBITDA Milestone is designed to ensure that Amyris maintains operating discipline but does not represent Amyris’s target EBITDA for any future period. The LDICC included the Stock Price Milestone to drive sustained, long-term stockholder returns, and to further align Mr. Melo’s compensation opportunity to long-term stockholder interests. In establishing the EBITDA Milestone and Stock Price Milestone, the LDICC carefully considered a variety of factors, including Amyris’s growth trajectory and internal growth plans. The LDICC also reviewed special CEO equity awards approved by other public companies as a reference point for setting the magnitude and terms of the CEO Performance Option and CEO RSU.

As of the date of this Proxy Statement, none of the Stock Price Milestones for any of the Tranches had been achieved.

Term. The term of the CEO Performance Option is ten years from the date of the grant, unless Mr. Melo’s employment with Amyris is terminated prior to such date. Accordingly, Mr. Melo will have ten years from the date of grant to exercise any portion of the CEO Performance Option that has vested on or prior to such date, provided that he remains employed at Amyris.

Post-Exercise Holding Period. Mr. Melo must hold at least fifty percent (50%) of the shares he acquires upon exercise of the CEO Performance Option (net of any shares sold to pay the exercise price and any tax withholding obligations with respect to the CEO Performance Option) for two years post-exercise.

The LDICC selected a two-year holding period in order to further align Mr. Melo’s interests with Amyris stockholders’ interests for two years following the exercise of any portion of the CEO Performance Option. Such alignment ensures that Mr. Melo will be focused on sustaining Amyris’s success both before and after he exercises his CEO Performance Option.

Employment Requirement for Continued Vesting. Mr. Melo must continue to be employed as Amyris’s CEO upon each vesting date in order for the corresponding Tranche to vest under the CEO Performance Option. If Mr. Melo is still employed at Amyris in a role other than CEO, he will no longer be able to vest under the CEO Performance Option but can continue to hold any unexercised, vested portion of the CEO Performance Option for the full term of the CEO Performance Option.

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Executive Compensation  |  2018 CEO Equity Awards

Termination of Employment. Except in the context of a change of control of Amyris, there will be no acceleration of vesting of the CEO Performance Option if the employment of Mr. Melo is terminated, or if he dies or becomes disabled. In other words, termination of Mr. Melo’s employment with Amyris will preclude his ability to earn any then-unvested portion of the CEO Performance Option following the date of his termination.

Change of Control of Amyris. If Amyris experiences a change of control, such as a merger with or purchase by another company, vesting under the CEO Performance Option will not automatically accelerate.

In the event of a change of control, the performance under the CEO Performance Option will be determined as of the change of control. For this change of control determination, the EBITDA Milestone will be disregarded and a Stock Price Milestone relating to any Tranche that has not yet vested shall be achieved if the per share price (plus the per share value of any other consideration) received by the Company’s stockholders in the change of control equals or exceeds the applicable Stock Price Milestone. To the extent a Stock Price Milestone for a Tranche is achieved upon a change of control, the shares specified for such Tranche will be subject to time-based vesting (the “COC Time-Based Options”), and such COC Time-Based Options shall vest upon the later of the date of the change of control and the Earliest Vesting Date applicable to such Tranche, subject to Mr. Melo remaining the CEO on each such vesting date. To the extent a Stock Price Milestone for a Tranche is not achieved as a result of the change of control, such Tranche will be forfeited automatically as of the immediately prior to closing of the change of control and never shall become vested. Notwithstanding the foregoing, if Mr. Melo is terminated without cause or resigns for good reason in connection with the change of control, any then unvested COC Time-Based Options will accelerate, subject to Mr. Melo’s satisfaction of certain terms and conditions, including, but not limited to delivery of a release of claims, pursuant to the Severance Plan (as defined below), the terms of which are described below under “Severance Plan” and “Potential Payments upon Termination and upon Termination Following a Change in Control.”

In addition, if the successor or acquiring corporation (if any) of Amyris refuses to assume, convert, replace or substitute the CEO Performance Option in connection with a change of control, 100% of Mr. Melo’s COC Time-Based Options shall accelerate and become vested effective immediately prior to the change of control.

The treatment of the CEO Performance Option upon a change of control is intended to align Mr. Melo’s interests with Amyris’s other stockholders with respect to evaluating potential change of control offers.

Clawback. In the event of a restatement of Amyris’s financial statements previously filed with the SEC as a result of material noncompliance with financial reporting requirements (“restated financial results”), Amyris will require forfeiture (or repayment, as applicable) of the portion of the CEO Performance Option in excess of what would have been earned or paid based on the restated financial results.

CEO RSU. The CEO RSU will vest in four equal annual installments on July 1 of each of 2019, 2020, 2021 and 2022, subject to Mr. Melo’ s continued service on each vesting date. This four-year vesting schedule is longer than our typical three-year vesting schedule for RSUs granted to our executive officers and is intended to further align Mr. Melo’s compensation opportunity to long-term stockholder interests and to promote retention and continuity in our business. Other than the vesting schedule, the terms of the CEO RSU are identical to other RSU awards granted to our executive officers.

Severance Plan. In November 2013, the LDICC adopted the Amyris, Inc. Executive Severance Plan (or the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018 and February 2019, the LDICC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDICC

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Executive Compensation  |  Severance Plan

adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. The terms of the Severance Plan, including the potential amounts payable under the Severance Plan and related defined terms, are described in detail below under “Potential Payments upon Termination and upon Termination Following a Change in Control.” All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control. In addition, Mr. Alvarez’s participation agreement provides that in the event that prior to full vesting of Mr. Alvarez’s new hire equity awards (the “COO new hire awards”), Mr. Alvarez’s employment with the Company terminates in circumstances entitling him to severance payments and benefits under the Severance Plan, whether or not in connection with a change of control, then upon such termination the vesting and exercisability of each COO new hire award will be automatically accelerated in full and the forfeiture provisions and/or company right of repurchase of each COO new hire award will automatically lapse accordingly.

We believe that the Severance Plan appropriately balances our need to offer a competitive level of severance protection to our executive officers and to induce them to remain in our employ through the potentially disruptive conditions that may exist around the time of a change of control, while not unduly rewarding executive officers for a termination of their employment.

Other Executive Benefits and Perquisites. We provide the following benefits to our executive officers on the same basis as other eligible employees:

◾	health insurance;

◾	time off and sick days;

◾	life insurance and supplemental life insurance;

◾	short-term and long-term disability; and

◾	a Section 401(k) plan with an employer matching contribution.

We believe that these benefits are generally consistent with those offered by other companies with which we compete for executive talent.

Some of the executive officers whom we have hired, including Messrs. Alvarez and Kieftenbeld, held positions in locations outside of Northern California at the time they agreed to join us. We have agreed in these instances to pay certain relocation and travel expenses to these executive officers, including housing and rental car expenses. The amounts of relocation and travel expenses paid to our named executive officers are included in the “All Other Compensation” column of the “Summary Compensation Table” above and the related footnotes. Given the high cost of living in the San Francisco Bay Area relative to most other metropolitan areas in the United States, we believe that for us not to be limited to hiring executives located near our headquarters in Emeryville, California, we must be willing to offer to pay an agreed upon amount of relocation costs.

AMYRIS, INC. 2021 PROXY STATEMENT    53

Executive Compensation  |  Other Compensation Practices and Policies

Other Compensation Practices and Policies. The following additional compensation practices and policies apply to our executive officers in 2020:

Timing of Equity Awards. The timing of equity awards has been determined by our Board or the LDICC based on our Board’s or the LDICC’s view at the time regarding the adequacy of executive equity interests in us for purposes of retention and motivation.

In March 2018, November 2018, December 2019 and November 2020, our Board and the LDICC, respectively, ratified our existing policy regarding equity award grant dates, fixing grant dates in an effort to ensure the integrity of the equity award granting process. This policy took effect beginning with equity awards granted after the original adoption of the policy in March 2011. Under the policy, equity awards are generally granted on the following schedule:

◾	For equity awards to ongoing employees, the grant date is set as the first business day of the week following the week in which the award is approved; and

◾

For equity awards to new hires, the grant date is set as the first business day of the week following the later of the week in which the award is approved or the week in which the new hire commences his or her employment.

Tax Considerations. Generally, Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid for any fiscal year to their chief executive officer and up to three other executive officers whose compensation is required to be disclosed to their stockholders under the Exchange Act because they are our most highly-compensated executive officers (“covered employees”). The exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. While the LDICC has not adopted a formal policy regarding tax deductibility of the compensation paid to our executive officers, tax deductibility under Section 162(m) is a factor in its compensation deliberations. However, the 2010 EIP and 2020 EIP include various provisions designed to allow us to qualify stock options and other equity awards as “performance-based compensation” under Section 162(m), including a limitation on the maximum number of shares subject to awards that may be granted to an individual under the 2010 EIP or the 2020 EIP, as applicable, in any one year.

The LDICC seeks to balance the cost and benefit of tax deductibility with our executive compensation goals that are designed to promote long-term stockholder interest. Therefore, the LDICC may, in its discretion, authorize compensation payments that do not consider the deductibility limit imposed by Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders. Accordingly, we expect that a portion of our future cash compensation and equity awards to our executive officers will not be deductible under Section 162(m).

For example, with respect to the CEO Performance Option and CEO RSU described above, we expect that Mr. Melo will always be a covered employee for purposes of Section 162(m) of the Code. Thus, in any given year in which Mr. Melo exercises all or part of the CEO Performance Option, or vests and is settled in any portion of the CEO RSU, we may not be able to take a tax deduction for more than an aggregate of $1,000,000 attributable to Mr. Melo’s compensation, including regarding compensation recognized by Mr. Melo from the exercise of the CEO Performance Option or settlement of the CEO RSU.

Compensation Recovery Policy. Other than with respect to the CEO Performance Option, as described above, we do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of

54    AMYRIS, INC. 2021 PROXY STATEMENT

Executive Compensation  |  Outstanding Equity Awards

the award or payment. Under those circumstances, our Board or the LDICC would evaluate whether adjustments or recoveries of awards or payments were appropriate based upon the facts and circumstances surrounding the restatement or other adjustment. We anticipate that our Board will adopt a policy regarding restatements in the future based on anticipated SEC and Nasdaq regulations requiring listed companies to have a policy that requires repayment of incentive compensation that was paid to current or former executive officers in the three fiscal years preceding any restatement due to material noncompliance with financial reporting requirements.

Stock Ownership Policy. We have not established stock ownership or similar guidelines with regard to our executive officers. All of our executive officers currently have a direct or indirect, through their stock option holdings, equity interest in our Company and we believe that they regard the potential returns from these interests as a significant element of their potential compensation for services to us.

Insider Trading Policy and Hedging/Pledging Prohibition. We have adopted an Insider Trading Policy that, among other things, prohibits our employees, officers and directors from trading in our securities while in possession of material, non-public information. In addition, under our Insider Trading Policy, our employees, officers and directors may not (1) acquire, sell or trade in any interest or position relating to the future price of our securities (such as a put option, a call option or a short sale) or (2) pledge our securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the Compliance Officer.

Outstanding Equity Awards

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

John Melo	5,600	—		402.60	4/15/2021	—		—

	6,666	—		57.90	4/9/2022	—		—

	24,066	—		43.05	6/3/2023	—		—

	20,000	—		52.65	5/5/2024	—		—

	28,333	—		29.40	6/8/2025	—		—

	6,000	—		24.45	11/9/2025	—		—

	28,333	—		8.85	5/16/2026	—		—

	17,916	2,084	(3)(4)	3.16	6/12/2027	—		—

	—	3,250,000	(5)	5.08	5/29/2028	350,000	(6)	2,163,000

	3,417	744	(4)(7)	3.74	1/14/2029

Han Kieftenbeld	—	22,500	(8)	2.46	3/30/2030	67,500	(9)	417,150

	—	50,000	(10)	3.86	8/10/2030	150,000	(11)	927,000

Eduardo Alvarez	30,000	—		2.89	10/23/2027	—		—

	—	50,000	(10)	3.86	8/10/2030	150,000	(11)	927,000

(1)

In addition to the specific vesting schedule for each award, each unvested award is subject to the general terms of the 2010 EIP or 2020 EIP, as applicable, including the potential for future vesting acceleration of

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Executive Compensation  |  Potential Payments upon Termination and upon Termination Following a Change in Control vesting upon termination of employment in connection with a change of control, as further described below under “Potential Payments upon Termination and upon Termination Following a Change in Control.”
(2)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $6.18, the closing price of our ordinary shares on December 31, 2020.

(3)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to May 16, 2021.
(4)

On May 11, 2017, Mr. Melo was granted an award of 1,220,000 RSUs and 780,000 stock options under the 2010 EIP, which inadvertently exceeded the Plan Limit. In June 2017, before the equity awards were issued to Mr. Melo, the LDICC rescinded and voided the entire award and granted grant new equity awards to Mr. Melo in compliance with the Plan Limit consisting of 20,000 stock options and 46,666 RSUs. In recognition of the value lost on the voiding of these awards, in January 2019 the Company paid a cash bonus of $185,320 to Mr. Melo and issued new equity awards to Mr. Melo consisting of 4,161 stock options and 38,616 RSUs.

(5)

These stock options are subject to performance-based vesting conditions and to acceleration of vesting in connection with a change of control. For more information regarding these stock options, please see above under “Executive Compensation—Compensation Discussion and Analysis—2018 Compensation—Equity Awards—2018 CEO Equity Awards—CEO Performance Option.”

(6)	RSUs awarded on March 30, 2020 vest in equal annual installments over four years with the first installment vesting on July 1, 2019.
(7)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to May 1, 2022.
(8)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to March 16, 2023.
(9)	RSUs awarded on March 30, 2020 vest in equal annual installments over two years with the first installment vesting on June 1, 2021.
(10)	The unexercisable shares subject to this stock option award as of December 31, 2020 will vest monthly from January 1, 2021 to September 1, 2024.
(11)	RSUs awarded on August 10, 2020 vest in equal annual installments over three years with the first installment vesting on September 1, 2021.

Pension Benefits

None of our named executive officers participates in, or has an account balance in, a qualified or non-qualified defined benefit plan sponsored by us.

Potential Payments upon Termination and upon Termination Following a Change in Control

In November 2013, the LDICC adopted the Amyris, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan had an initial term of 36 months and thereafter will be automatically extended for successive additional one-year periods unless we provide six months’ notice of non-renewal prior to the end of the applicable term. In May 2016, May 2017, February 2018, February 2019, and February 2020 the LDICC reviewed the terms of the Severance Plan and elected to allow it to automatically renew upon the expiration of its initial term in November 2016 and renewal terms in November 2017 and November 2018, respectively. The LDICC adopted the Severance Plan to provide a consistent and updated severance framework for our executive officers that aligns with peer practices. All of our named executive officers, and all senior level employees of Amyris that are eligible to participate in the Severance Plan (or, collectively, the “participants”), have entered into participation agreements to participate in the Severance Plan. Generally, the payments and benefits under the Severance Plan supersede and replace any rights the participants have in connection with any change of control or severance benefits

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Executive Compensation  |  Potential Payments upon Termination and upon Termination Following a Change in Control contained in such participants’ employment offer letters, equity award agreements or any other agreement that specifically relates to accelerated vesting of equity awards; provided, that (i) our CEO is entitled to the rights and benefits provided for in the CEO Performance Option in connection with a change of control of Amyris, as described above and (ii) in the event of any conflict between the terms of the CEO Performance Option and Mr. Melo’s participation agreement or the Severance Plan relating to accelerated vesting of equity awards, the terms of the CEO Performance Option would govern and control.

Upon the execution of a participation agreement, the participants are eligible for the following payments and benefits under the Severance Plan.

Upon termination by us of a participant’s employment other than for “cause” (as defined below) or the death or disability of the participant, or upon resignation by the participant of such participant’s employment for “good reason” (as defined below) (collectively referred to as an “Involuntary Termination”), the participant becomes eligible for the following severance benefits:

◾	12 months of base salary continuation (18 months for our CEO)

◾	12 months of health benefits continuation (18 months for our CEO)

Upon an Involuntary Termination of a participant at any time within the period beginning three months before and ending 12 months after a change of control (as defined below) of the Company, the participant becomes eligible for the following severance payments and benefits:

◾	18 months of base salary continuation (24 months for our CEO)

◾	18 months of health benefits continuation (including for our CEO)

◾	Automatic acceleration of vesting and exercisability of all outstanding equity awards then held by the participant

In addition, as noted in the table below, Mr. Alvarez’s participation agreement provides that in the event he undergoes an Involuntary Termination (whether or not in connection with a change of control), the vesting and exercisability of certain of his equity awards will accelerate.

In each case, the payments and benefits are contingent upon the participant complying with various requirements, including non-solicitation and confidentiality obligations to us, and on execution, delivery and non-revocation by the participant of a standard release of claims in favor of the Company within 60 days of the participant’s separation from service (as defined in Section 409A of the Code). The payments and benefits are subject to forfeiture if, among other things, the participant breaches any of his or her obligations under the Severance Plan and related agreements. The payments and benefits are also subject to adjustment and deferral based on applicable tax rules relating to change-in-control payments and deferred compensation.

Under the Severance Plan, “cause” generally encompasses the participant’s: (i) gross negligence or intentional misconduct; (ii) failure or inability to satisfactorily perform any assigned duties; (iii) commission of any act of fraud or misappropriation of property or material dishonesty; (iv) conviction of a felony or a crime involving moral turpitude; (v) unauthorized use or disclosure of the confidential information or trade secrets of Amyris or any of our affiliates that use causes material harm to Amyris; (vi) material breach of contractual obligations or policies; (vii) failure to cooperate in good faith with investigations; or (viii) failure to comply with confidentiality or intellectual property agreements. Prior to any determination that “cause” under the Severance Plan has occurred, we are generally required to provide notice to the participant specifying the event or actions giving rise to such determination and a 10-day cure period (30 days in the case of failure or inability to satisfactorily perform any assigned duties).

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Executive Compensation  |  Agreements with Executive Officers

Under the Severance Plan, “good reason” generally means: (i) a material reduction of the participant’s role at Amyris; (ii) certain reductions of base salary; (iii) a workplace relocation of more than 50 miles; or (iv) our failure to obtain the assumption of the Severance Plan by a successor. In order for a participant to assert good reason for his or her resignation, he or she must provide us written notice within 90 days of the occurrence of the condition and allow us 30 days to cure the condition. Additionally, if we fail to cure the condition within the cure period, the participant must terminate employment with us within 30 days of the end of the cure period.

Under the Severance Plan, a “change of control” will generally be deemed to occur if  (i) Amyris completes a merger or consolidation after which Amyris’s stockholders before the merger or consolidation do not own at least a majority of the outstanding voting securities of the acquiring or surviving entity after such merger or consolidation, (ii) Amyris sells all or substantially all of its assets, (iii) any person or entity acquires more than 50% of Amyris’s outstanding voting securities or (iv) a majority of Amyris’s directors cease to be directors over any one-year period.

To the extent any severance benefits to a named executive officer constitute deferred compensation subject to Section 409A of the Code and such officer is deemed a “specified employee” under Section 409A, we will defer payment of such benefits to the extent necessary to avoid adverse tax treatment.

Agreements with Executive Officers

We do not have formal employment agreements with any of our named executive officers. The initial compensation of each named executive officer was set forth in an employment offer or promotion letter that we executed with such executive officer at the time his or her employment with us commenced (or at the time of her or his promotion, as the case may be). Each employment offer letter provides that the named executive officer’s employment is “at will.”

As a condition to their employment, our named executive officers entered into non-competition, non-solicitation and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to solicit our employees during her or his employment and for a period of 12 months after the termination of his or her employment, (ii) not to compete with us or assist any other person to compete with us during her or his employment, and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

See above under “Executive Compensation—Potential Payments upon Termination and upon Termination Following a Change in Control” for a description of potential payments to our named executive officers upon termination of employment, including in connection with a change of control of the Company.

Limitation of Liability and Indemnification

Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (“DGCL”), and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for:

◾	any breach of the director’s duty of loyalty to us or our stockholders;

◾	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

◾	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

◾	any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is

58    AMYRIS, INC. 2021 PROXY STATEMENT

Executive Compensation  |  Limitation of Liability and Indemnification

amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL, and we must advance expenses, including attorneys’ fees, to our directors and officers, in connection with legal proceedings related to their status or service, subject to very limited exceptions.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

We have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending against any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

We are not presently aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, policies and agreements, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Mr. Melo did not receive any compensation in connection with his service as a director due to his status as an employee of the Company. The compensation that we pay to Mr. Melo is discussed in the “Executive Compensation” section of this Proxy Statement.

AMYRIS, INC. 2021 PROXY STATEMENT    59

Director Compensation

Director Compensation for 2020

During the fiscal year ended December 31, 2020, our non-employee directors who served during 2020 earned the compensation set forth below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(8)	Option Awards($)(2)(8)	All Other Director Compensation ($)	Total ($)

John Doerr	49,000	11,194	12,908	—	73,102

Geoffrey Duyk	47,500	47,256	12,908	—	107,664

Philip Eykerman(3)	40,000	11,194	12,908	—	64,102

Christoph Goppelsroeder(4)	40,000	—	—	—	40,000

Frank Kung(5)	40,000	11,194	12,908	—	64,102

James McCann	41,937	11,194	12,908	—	66,039

Steven Mills	69,375	11,194	12,908	—	93,477

Carole Piwnica	54,500	11,194	12,908	—	78,602

Lisa Qi(6)	40,000	—	—	—	40,000

Julie Washington(7)	18,173	8,747	10,090	—	37,010

Patrick Yang	45,000	11,194	12,908	—	69,102

(1)	Reflects Board, Committee Chairman and Committee member retainer fees earned during 2020.
(2)

The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the awards are discussed in Note 12, “Stock-based Compensation” of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by our non-employee directors. In August 2020, each of our non-employee directors other than Mr. Goppelsroeder and Ms. Qi received an annual award under the 2020 EIP of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, and Dr. Duyk received an award under the 2020 EIP of an additional 7,300 RSUs for his service as interim Board Chairman.

(3)

All cash compensation earned by Mr. Eykerman during 2020 was to be paid directly to DSM, which designated Mr. Eykerman to serve on our Board, and he did not receive any cash benefit from such payments.

(4)

Mr. Goppelsroeder resigned from the Board as of April 1, 2021. All cash compensation earned by him during 2020 was to be paid directly to DSM, which designated Mr. Goppelsroeder to serve on our Board, and he did not receive any cash benefit from such payments. In addition, Mr. Goppelsroeder has to date declined each equity award granted to him pursuant to our non-employee director compensation program, without prejudice to future awards.

(5)

All cash compensation earned by Dr. Kung during 2020 was to be paid directly to Vivo, which designated Dr. Kung to serve on our Board, and Dr. Kung did not receive any cash benefit from such payments. Pursuant to an agreement between Dr. Kung and Vivo, Dr. Kung has agreed, subject to certain conditions and exceptions, to remit the equity compensation he receives under our non-employee director compensation program to Vivo if and when such equity compensation becomes vested and/or exercised.

(6)	Ms. Qi has declined receiving any equity award pursuant to our non-employee director compensation program.

60    AMYRIS, INC. 2021 PROXY STATEMENT

Director Compensation  |  Narrative Disclosure to Director Compensation Tables

(7)

Ms. Washington was appointed to our Board in August 2020 and the fees earned by her in 2020 represent retainer fees earned for the portions of 2020 that she served on our Board. Upon joining our Board in August 2020, Ms. Washington received an initial award under the 2021 EIP of an option to purchase 3,466 shares of our common stock and 2,266 RSUs. This award was contemplated by our non-employee director compensation program (described in “Narrative Disclosure to Director Compensation Tables” below). The stock option and RSU awards will vest in full on August 5, 2021. The grant date fair value for these awards, as calculated under FASB ASC Topic 718, is as follows:

Name	Date of Grant	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise Price Per Share ($)	Stock Awards ($)(2)	Option Awards ($)(2)

Julie Washington	8/10/2020	—	3,466	3.86	—	10,090

Julie Washington	8/10/2020	2,266	—	—	8,747	—

(8)	As of December 31, 2020, the non-employee directors who served during 2020 held the following outstanding equity awards:

Name	Outstanding Options (Shares)	Outstanding Stock Awards (Units)

John Doerr	17,197	2,266

Geoffrey Duyk	11,598	9,566

Philip Eykerman	15,131	2,266

Christoph Goppelsroeder	—	—

Frank Kung	13,398	2,266

James McCann	7,682	2,266

Steven Mills	10,398	2,266

Carole Piwnica	17,197	2,266

Lisa Qi	—	—

Julie Washington	3,466	2,266

Patrick Yang	15,997	2,266

Narrative Disclosure to Director Compensation Tables

Under our current non-employee director compensation program, in each case subject to final approval by our Board with respect to equity awards:

◾

Each non-employee director receives an annual cash retainer of $40,000 and an annual equity award consisting of an option to purchase 3,466 shares of our common stock and 2,266 RSUs, vesting in full after one year (in each case subject to continued service through the applicable vesting date). Any new Board members will receive a pro-rated annual equity award upon joining our Board, which award will vest in full on the one-year anniversary of the grant of the most recent annual Board equity awards.

◾

The non-executive Board Chairman, if any, receives an additional annual award of 7,300 RSUs. The award becomes fully vested after one year (subject to continued service through the applicable vesting date).

◾	The Chairman of the Audit Committee receives an additional annual cash retainer of $30,000.

◾	The Chairman of the LDICC receives an additional annual cash retainer of $10,000.

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Director Compensation  |  Narrative Disclosure to Director Compensation Tables

◾	The Chairman of the NGC receives an additional annual cash retainer of $9,000.

◾	Audit Committee, LDICC and NGC members other than the Chairman receive an additional annual cash retainer of $7,500, $5,000 and $4,500, respectively.

In general, all of the retainers described above are paid quarterly in arrears. In cases where a non-employee director serves for part of the year in a capacity entitling him or her to a retainer payment, the retainer is prorated to reflect his or her period of service in that capacity. Non-employee directors are also eligible for reimbursement of their expenses incurred in attending Board and Committee meetings.

62    AMYRIS, INC. 2021 PROXY STATEMENT

Transactions with Related Persons

Certain Transactions

The following is a description of each transaction since the beginning of 2019, and each currently proposed transaction, in which:

◾	we have been or are to be a participant;

◾	the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets for the last two completed fiscal years; and

◾

any of our directors, executive officers or holders of more than 5% of any class of our capital stock at the time of the transactions in issue, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with Foris

Loan and Security Agreement

On April 15, 2019, the Company, GACP Finance Co., LLC (“GACP”) and Foris, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of our outstanding common stock, entered into a Loan Purchase Agreement, pursuant to which Foris agreed to purchase and assume from GACP, and GACP agreed to sell and assign to Foris, the outstanding loans under the Loan and Security Agreement, dated June 29, 2018, as amended (the “LSA”), among the Company, certain subsidiaries of the Company and GACP, and all documents and assets related thereto. In connection with such purchase and assignment, the Company agreed to repay Foris $2.5 million of the purchase price paid by Foris to GACP (the “Company LPA Obligation”). The closing of the loan purchase and assignment occurred on April 16, 2019.

On August 14, 2019, the Company and Foris entered into an Amendment No. 5 and Waiver to the LSA (the “LSA Amendment and Waiver”), pursuant to which (i) the maturity date of the loans under the LSA was extended from July 1, 2021 to July 1, 2022, (ii) the interest rate for the loans under the LSA was modified from the sum of (A) the greater of (x) the prime rate as reported in the Wall Street Journal or (y) 4.75% plus (B) 9% to the greater of (A) 12% or (B) the rate of interest payable with respect to any indebtedness of the Company, (iii) the amortization of the loans under the LSA was delayed until December 16, 2019, (iv) certain accrued and future interest and agency fee payments under the LSA were delayed until December 16, 2019, (v) certain covenants under the LSA, including related definitions, were amended to provide the Company with greater operational and financial flexibility, including, without limitation, to permit the incurrence of the indebtedness under the Naxyris Loan Facility (as described below) and the granting of liens with respect thereto, subject to the terms of an intercreditor agreement between Foris and Naxyris governing the respective rights of the parties with respect to, among other things, the assets securing the Naxyris Loan Agreement and the LSA (the “Intercreditor Agreement”), (vi) certain outstanding unsecured promissory notes issued by the Company to Foris on April 8, 2019, June 11, 2019, July 10, 2019 and July 26, 2019 (as described below under “Foris Credit Agreements”), in an aggregate principal amount of $32.5 million, as well as the Company LPA Obligation, were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such promissory notes and contractual obligation were cancelled in connection therewith, and (vii) Foris agreed to waive certain existing defaults under the LSA, including with respect to covenants related to quarterly minimum revenues, minimum liquidity amounts and a minimum asset coverage ratio. After giving effect to the LSA Amendment and Waiver, there is $71.0 million aggregate principal amount of loans outstanding under the LSA. In connection with the entry into the LSA Amendment and Waiver, on August 14, 2019 the Company issued to Foris a warrant to

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purchase up to 1,438,829 shares of common stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance. Pursuant to the terms of the warrant, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.

On October 10, 2019, the Company and Foris entered into Amendment No. 6 to the LSA, pursuant to which the maximum loan commitment of Foris under the LSA was increased by $10.0 million. On October 11, 2019, the Company borrowed an additional $10.0 million from Foris under the LSA (the “October 2019 LSA Loan”), which is subject to the terms and provisions of the LSA, including the lien on substantially all the assets of the Company. After giving effect to the October 2019 LSA Loan, there was $81.0 million aggregate principal amount of loans outstanding under the LSA. Also, in connection with the October 2019 LSA Amendment, the Company issued a warrant to purchase up to 2.0 million shares of common stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance.

On October 28, 2019, the Company and Foris entered into an amended and restated LSA (the “A&R LSA”), pursuant to which, among other things, certain covenants and related definitions were amended to permit the incurrence of the indebtedness under the October 2019 Naxyris Loan (as defined below), subject to the terms of an amended and restated intercreditor agreement, dated October 28, 2019, between Foris and Naxyris governing the respective rights of the parties with respect to, among other things, the assets securing the A&R Naxyris LSA (as defined below) and the A&R LSA, and additional covenants were added relating to, among other things, maintenance of intellectual property, compliance with laws, delivery of reports and repayment of indebtedness.

On November 27, 2019, the Company borrowed an additional $10.0 million from Foris under the A&R LSA dated October 28, 2019 (the “October 2019 A&R LSA Loan”). The new loan has identical terms to the previous loans under the LSA except that the maturity date is March 31, 2023 (as opposed to July 1, 2022 for the other loans under the LSA). In connection with the new loan, the Company issued a warrant to purchase up to 1,000,000 shares of common stock at an exercise price of $3.87 per share, exercisable for a period of two years from issuance. After giving effect to the October 2019 A&R LSA Loan, there was $91.0 million aggregate principal amount of loans outstanding under the A&R LSA.

On March 11, 2020, the Company and Foris signed a letter agreement amendment with respect to the Letter Agreement referred to in the A&R LSA with the purpose of updating the definitions of certain financial covenants (minimum liquidity and borrowing base) under the A&R LSA.

On June 1, 2020, the Company and Foris entered into Amendment No. 1 to the A&R LSA (the “2020 LSA Amendment”), pursuant to which: (i) Foris shall have the option, in its sole discretion, to convert all or a portion of the secured indebtedness under the A&R LSA (approximately $50.5 million outstanding in principal) into shares of our common stock at a conversion price equal to the Purchase Price (as defined in the private placement described below) (the “Conversion Option”), subject to (1) required approvals by Nasdaq, and (2) our stockholder approval (the “Additional Stockholder Approval”) to (x) increase the authorized capital stock of Amyris, if applicable, and (y) issue shares of our common stock upon exercise of the Conversion Option in accordance with applicable rules and regulations of Nasdaq, including Nasdaq Listing Standard Rule 5635(d), which approval was obtained at the special meeting of our stockholders on August 14, 2020; (ii) the interest rate applicable to the secured indebtedness was amended from and after June 1, 2020 to a per annum rate of interest equal to 6.00%; and (iii) the Company shall not be required to make any interest payments outstanding as of May 31, 2020 or accruing thereafter prior to July 1, 2022, the maturity date of the loan under the A&R LSA.

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Foris Credit Agreements

On April 8, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of $8.0 million (the “April Foris Credit Agreement”), which the Company borrowed in full on April 8, 2019 and issued to Foris a promissory note in the principal amount of $8.0 million (the “April Foris Note”). The April Foris Note has a maturity date of October 14, 2019. In connection with the entry into the April Foris Credit Agreement and the issuance of the April Foris Note, which has no stated interest rate, the Company agreed to pay Foris a fee of $1.0 million, payable on or prior to the maturity date of the April Foris Note (the “April Foris Note Fee”); provided, that the April Foris Note Fee would be reduced to $0.5 million if the Company repaid the April Foris Note in full by July 15, 2019.

On June 11, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of $8.5 million, which the Company borrowed in full on June 11, 2019 and issued to Foris a promissory note in the principal amount of $8.5 million (the “June Foris Note”). The June Foris Note (i) accrues interest at a rate of 12.5% per annum from and including June 11, 2019, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the June Foris Note, and (ii) matures on August 28, 2019; provided, that if certain warrants held by DSM are exercised, then the maturity date of the June Foris Note will be the business day immediately following such exercise.

On July 10, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of $16.0 million (the “July Foris Credit Agreement”), of which the Company borrowed $8.0 million on July 10, 2019 and $8.0 million on July 26, 2019 and issued to Foris promissory notes, each in the principal amount of $8.0 million, on such dates (the “July Foris Notes”). The July Foris Notes (i) accrue interest at a rate of 12.5% per annum from and including the respective date of issuance, which interest is payable on the maturity date or the earlier repayment or other satisfaction of the applicable July Foris Note, and (ii) mature on December 31, 2019. In connection with the entry into the July Foris Credit Agreement, the Company and Foris amended the New Warrant issued to Foris on August 17, 2018 (see above under “August 2018 Warrant Transaction”) to reduce the exercise price of such warrant from $7.52 per share to $2.87 per share.

The Company may at its option repay the amounts outstanding under the April Foris Note (including the April Foris Note Fee), the June Foris Note and the July Foris Notes before their respective maturity dates, in whole or in part, at a price equal to 100% of the amount being repaid plus, in the case of the June Foris Note and the July Foris Notes, accrued and unpaid interest on such amount to the date of repayment.

On August 14, 2019, the April Foris Note, the June Foris Note and the July Foris Notes were added to the loans under the LSA, made subject to the LSA and secured by the security interest in the collateral granted to Foris under the LSA, and such notes were cancelled in connection therewith. See above under “Loan and Security Agreement” for additional information.

On August 28, 2019, the Company and Foris entered into a credit agreement to make available to the Company an unsecured credit facility in an aggregate principal amount of $19.0 million (the “August Foris Credit Agreement”), which the Company borrowed in full on August 28, 2019 and issued to Foris a promissory note in the principal amount of $19.0 million (the “August Foris Note”). The August Foris Note (i) accrues interest at a rate of 12% per annum from and including August 28, 2019, which interest is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, beginning December 31, 2019, and (ii) matures on January 1, 2023. The Company may, at its option, repay the amounts outstanding under the August Foris Note before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment.

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In connection with the entry into the August Foris Credit Agreement, on August 14, 2019 the Company issued to Foris a warrant to purchase up to 4,871,795 shares of common stock at an exercise price of $3.90 per share, with an exercise term of two years from issuance in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. The exercise price of the warrant is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, Foris may not exercise the warrant to the extent that, after giving effect to such exercise, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding after giving effect to such exercise, unless the Company has obtained stockholder approval to exceed such limit in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.

On April 29, 2020, the Company and Foris entered into a Credit Agreement to make available to the Company an unsecured loan in the principal amount of $5 million (the “2020 Loan”), which the Company borrowed in full on April 29, 2020. The 2020 Loan matures on December 31, 2022 (the “Foris Loan Maturity Date”) and accrues interest at a rate of 12% per annum from and including the 2020 Loan date through the Foris Loan Maturity Date.

2019 Private Placements

On April 16, 2019, the Company sold and issued to Foris 6,732,369 shares of common stock at a price of $2.87 per share, as well as a warrant to purchase up to 5,424,804 shares of common stock at an exercise price of $2.87 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of $20.0 million.

On April 26, 2019, the Company sold and issued to Foris 2,832,440 shares of common stock at a price of $5.12 per share, as well as a warrant to purchase up to 3,983,230 shares of common stock at an exercise price of $5.12 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of $15.0 million. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under “Foris Credit Agreements”), the Company and Foris amended the warrant issued to Foris on April 26, 2019 to reduce the exercise price of such warrant from $5.12 per share to $3.90 per share.

The exercise price of the warrants issued in the foregoing private placements is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance of the applicable warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placements, the Company agreed not to effect any exercise or conversion of any Company security, and Foris agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Foris, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation. The Company obtained stockholder approval for Foris to exceed such limitation in accordance with Nasdaq rules and regulations at the 2019 annual meeting of stockholders.

Convertible Note Exchange

On May 14, 2019, the Company exchanged $5.0 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Foris, including accrued and unpaid interest thereon up to, but excluding, May 15,

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2019, for 1,122,460 shares of common stock and a warrant to purchase up to 352,638 shares of common stock at an exercise price of $4.56 per share, with an exercise term of two years from issuance, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. On August 28, 2019, in connection with the entry into the August Foris Credit Agreement (as described above under the heading Foris Credit Agreements), the Company and Foris amended the warrant issued to Foris on May 14, 2019 to reduce the exercise price of such warrant from $4.56 per share to $3.90 per share. The exercise price of the warrant issued in the foregoing exchange is subject to standard adjustments but does not contain any anti-dilution protection, and the warrant only permits “cashless” or “net” exercise after the six-month anniversary of the exercisability of such warrant, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying such warrant. In addition, the exercisability of such warrant is subject to stockholder approval in accordance with Nasdaq rules and regulations, which the Company obtained at the 2019 annual meeting of stockholders.

Series B Preferred Stock Agreement

On October 23, 2019, Amyris and Foris signed an agreement (the “Preferred Stock Agreement”) to amend the Certificate of Designation of Preferences, Rights and Limitations relating to the Series B Preferred Stock (the “Certificate of Amendment”) relating to its Series B 17.38% Convertible Preferred Stock, to remove the existing beneficial ownership limitation with respect to conversion of the Series B Preferred Stock of 4.99% of Amyris’s outstanding common stock (which could be increased by the holders of the Series B Preferred Stock to 9.99% upon at least 61 days’ notice) (the “Beneficial Ownership Limit”). As of the date of the Preferred Stock Agreement, the sole holder of the Series B Preferred Stock was Foris, which held 6,376.2787 shares of Series B Preferred Stock (convertible into 1,012,071 shares of common stock), the automatic conversion of which was being held in abeyance since October 2017 due to Foris’s beneficial ownership of Amyris common stock. On October 23, 2019, the Board approved the Certificate of Amendment, which was filed with the Delaware Secretary of State, subsequently effecting the conversion of the shares of Series B Preferred Stock held by Foris into common stock.

Warrants Exercises for Cash

On January 13, 2020, Foris delivered to the Company an irrevocable notice of cash exercise with respect to a warrant to purchase 4,877,386 shares of the Company’s common stock, issued by the Company on August 17, 2018 and, as a result, the Company received approximately $14.0 million from Foris representing an issuance of 4,877,386 shares of common stock at an exercise price of $2.87 per share.

On March 11, 2020, Foris provided to the Company a notice of cash exercise to purchase 5,226,481 shares of the Company’s common stock at an exercise price of $2.87 per share, pursuant to the PIPE Rights (as defined below) issued by the Company on January 31, 2020. On March 12, 2020, the Company received approximately $15.0 million from Foris in connection with the PIPE Rights exercise and Foris received the PIPE shares after the Company obtained shareholder approval to increase its authorized capital stock, on May 29, 2020.

On December 11, 2020, Foris provided to the Company a notice of cash exercise to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $2.87 per share, pursuant to the Foris Rights (as defined below) issued by the Company on January 31, 2020 and, in connection therewith the Company received approximately $14.4 million from Foris representing 5,000,000 shares of common stock at an exercise price of $2.87 per share.

Warrant Amendments and Exercises

On January 31, 2020, the Company entered into separate warrant amendment agreements (the “Warrant Amendments”) with Foris and with certain other holders (the “Holders”) of the Company’s outstanding warrants

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to purchase shares of the Company’s common stock, pursuant to which the exercise price of certain warrants (the “Amended Warrants”) held by the Holders and Foris was reduced to $2.87 per share upon the exercise of the Amended Warrant.

On January 31, 2020, the Company and Foris entered into a warrant exercise agreement (the “Exercise Agreement”) pursuant to which (i) Foris agreed (A) to exercise all of its outstanding common stock purchase warrants, currently exercisable for an aggregate of 19,287,780 shares of Common Stock (the “Foris Warrant Shares”), at a weighted average exercise price of approximately $2.84 per share (following the Warrant Amendments) and with an aggregate exercise price of $54.8 million (the Exercise Price), and (B) to purchase 5,279,171 shares of Common Stock (the “Foris Shares”), at $2.87 per share for a total purchase price of $15.2 million (“Purchase Price”), (ii) Foris agreed to pay the Exercise Price and the Purchase Price through the cancellation of $70 million owed by the Company to Foris under the Foris $19 Million Note and the Foris LSA and (iii) the Company agreed to issue to Foris the Foris Shares and an additional right to purchase 8,778,230 shares of Common Stock at a purchase price of $2.87 per share, for a period of 12 months from the Exercise Agreement (the “Foris Rights”). The resale of the Foris Warrant Shares was registered pursuant to the Company’s Registration Statement. On December 11, 2020, the Company and Foris amended the Foris Rights to extend its termination date to July 31, 2021.

2020 Private Placements

On January 31, 2020, the Company entered into separate Security Purchase Agreements (“Purchase Agreements”) with certain accredited investors, including Foris, for the issuance and sale of an aggregate of 8,710,802 shares of Common Stock (the “PIPE Shares”) and rights to purchase an aggregate of 8,710,802 shares of Common Stock at a purchase price of $2.87 per share, for a period of 12 months from the Closing (as defined below) (the “PIPE Rights”), for an aggregate purchase price of $25 million (the “Offering”). The closing of the Offering (the “Closing”) occurred on February 4, 2020. At the Closing, the Company received aggregate cash proceeds of $25 million upon issuance of the PIPE Shares and the PIPE Rights. The Purchase Agreements include customary representations, warranties and covenants of the parties.

On June 1 and June 4, 2020, the Company entered into separate security purchase agreements with Foris and Perrara Ventures, LLC, an entity affiliated with director John Doerr of Kleiner Perkins Caufield & Byers, a current stockholder, and an owner of greater than five percent of our outstanding common stock, for the private placement of 30,000 shares of our Series E Convertible Preferred Stock, par value $0.0001 per share, convertible into 9,999,999 shares of our common stock (the “Preferred Stock”), at a price of $1,000 per Preferred Share, resulting in an aggregate purchase price of $30 million. The Preferred Stock was automatically converted into shares of our common stock on August 17, 2020.

Transactions with DSM

Value Sharing Agreement Amendments, Assignment and related Agreements

On April 16, 2019, the Company assigned to DSM Nutritional Products Europe Ltd all of its rights and obligations under the Value Sharing Agreement, dated December 28, 2017, between the Company and DSM Nutritional Products AG (together with its affiliates, “DSM”), our commercial partner and affiliate of an owner of greater than five percent of our outstanding common stock, which has the right to designate up to two members of our Board of Directors, for an aggregate consideration of $57.0 million, $29.1 million of which was paid to the Company in cash, with the remaining $27.9 million being used to pay certain existing obligations of the Company to DSM, including certain obligations under the Supply Agreement Amendment (as described below). In connection therewith, on April 16, 2019, the Company and DSM entered into amendments to the Supply Agreement, dated December 28, 2017 (the “Supply Agreement”), and the Performance Agreement dated November 17, 2017, as well as the Quota Purchase Agreement dated November 17, 2017 (the “QPA”), relating to the December 2017

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sale of Amyris Brasil to DSM, pursuant to which (i) DSM agreed to reduce certain manufacturing costs and fees to be paid by the Company related to the production of farnesene under the Supply Agreement through 2021, as well as remove the priority of certain customers over the Company with respect to production capacity at the Brotas Facility, (ii) the Company agreed to provide DSM rights to conduct certain process and downstream recovery improvements under the Performance Agreement at facilities other than the Brotas Facility in exchange for DSM providing the Company with a license to such improvements and (iii) the Company released DSM from its obligation to provide manufacturing and support services under the QPA in connection with the Company’s planned new manufacturing facility, which is no longer planned to be located at the Brotas, Brazil location. On September 30, 2019, the Company and DSM further amended the Supply Agreement with regard to payment obligations, including to reduce the deadline for the Company to pay undisputed invoice amounts and to grant DSM the option to suspend its obligations under the Supply Agreement upon certain payment defaults by the Company.

On February 24, March 30, and May 22, 2020, the Company and DSM entered into the amendments of the QPA with respect to the offsetting of tax credit benefits and pursuant to which DSM agreed to pay the Company R$5.4 million (approximately US$1.1 million), R$2.8 million (approximately US$0.6 million), and R$6.8 million (approximately US$1.4 million), respectively and cumulatively, as advances of future payments that may become payable under the QPA, which amounts can be used to offset other amounts that would be otherwise payable by the Company to DSM.

On July 21, 2020, the Company and DSM negotiated a Second Amendment to the Transition Services Agreement, pursuant to which the information technology (“IT”) services provided by the Company to DSM would be extended through July 31, 2020 and the Company would pay for certain IT services necessary to that certain campaign of the Company after July 31, 2020 and through the duration of such campaign, which services could amount to approximately R$1.5 million in a 12-month period.

Credit Agreement

On September 17, 2019, the Company and DSM entered into a credit agreement (the “2019 DSM Credit Agreement”) to make available to the Company a secured credit facility in an aggregate principal amount of $8.0 million, to be issued in separate installments of $3.0 million, $3.0 million and $2.0 million, respectively, with each installment being subject to certain closing conditions, including the payment of certain existing obligations of the Company to DSM. On September 17, 2019, the Company borrowed the first installment of $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of $3.0 million. On September 19, 2019, the Company borrowed the second installment of $3.0 million under the 2019 DSM Credit Agreement, all of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of $3.0 million. On September 23, 2019, the Company borrowed the final installment of $2.0 million under the 2019 DSM Credit Agreement, $1.5 million of which proceeds were used to pay certain existing obligations of the Company to DSM, and issued to DSM a promissory note in the principal amount of $2.0 million. The promissory notes issued under the 2019 DSM Credit Agreement (i) mature on August 7, 2022, (ii) accrue interest at a rate of 12.5% per annum from and including the applicable date of issuance, which interest is payable quarterly in arrears on each January 1, April 1, July 1 and October 1, beginning January 1, 2020, and (iii) are secured by a first-priority lien on certain Company intellectual property licensed to DSM. The Company may at its option repay the amounts outstanding under the 2019 DSM Credit Agreement before the maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment.

Farnesene Framework Agreement

On December 17, 2020, the Company and DSM entered into a Farnesene Framework Agreement (the “Framework Agreement”) providing for (i) the Company’s assignment (the “Assignment”) to DSM of all of its

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obligations under the Farnesene Supply Agreement, dated October 28, 2015, by and between the Company and Givaudan International S.A. (“Givaudan” and the “Givaudan Supply Agreement”), subject to certain conditions precedent, and, (ii) to effectuate DSM’s assumption of the Company’s rights and obligations under the Givaudan Supply Agreement, (A) the amendment (the “License Amendment”) of the Farnesene License Agreement, executed November 14, 2017, by and between the Company and DSM, under which Amyris granted certain licenses in its Farnesene Intellectual Property (as defined therein) to DSM, and (B) the amendment of the Supply Agreement (as amended), and, in consideration for the Assignment and the License Amendment, DSM would pay the Company up to US$ 50,000,000 in the aggregate. In 2020, we recognized $40 million in license revenue in connection with the Framework Agreement.

Transactions with Naxyris

Loan and Security Agreement

On August 14, 2019, the Company, certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and, as lender, Naxyris, an existing stockholder of the Company and an investment vehicle owned by Naxos Capital Partners SCA Sicar, which is affiliated with NAXOS S.A.R.L. (Switzerland), for which director Carole Piwnica serves as director, entered into a Loan and Security Agreement (the “Naxyris Loan Agreement”) to make available to the Company a secured term loan facility in an aggregate principal amount of up to $10,435,000 (the “Naxyris Loan Facility”), which the Company borrowed in full on August 14, 2019. Loans under the Naxyris Loan Facility have a maturity date of July 1, 2022 and accrue interest at a rate per annum equal to the greater of (i) 12% or (ii) the rate of interest payable with respect to any indebtedness of the Company plus 25 basis points, which interest will be payable monthly in arrears, provided that all interest accruing from and after August 14, 2019 through December 1, 2019 shall be due and payable on December 15, 2019.

The obligations of the Company under the Naxyris Loan Facility are (i) guaranteed by the Subsidiary Guarantors and (ii) secured by a perfected security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), junior in payment priority to the Company’s obligations under the LSA (see above under “Transactions with Foris—Loan and Security Agreement”), subject to certain limitations and exceptions, as well as the terms of the Intercreditor Agreement (as defined above). Mandatory prepayments of the outstanding amounts under the Naxyris Loan Facility will be required upon the occurrence of certain events, including asset sales, a change in control, and the incurrence of additional indebtedness, subject to certain exceptions and reinvestment rights. Outstanding amounts under the Naxyris Loan Facility must also be prepaid to the extent that the borrowing base exceeds the outstanding principal amount of the loans under the Naxyris Loan Facility. In addition, the Company may at its option prepay the outstanding principal amount of the loans under the Naxyris Loan Facility in full before the maturity date. Any prepayment of the loans under the Naxyris Loan Facility prior to the maturity date, whether pursuant to a mandatory or optional prepayment, is subject to a prepayment charge equal to one year’s interest at the then-current interest rate for the Naxyris Loan Facility. Upon the repayment of the loans under the Naxyris loan facility, whether on the maturity date or earlier pursuant to an optional or mandatory prepayment, the Company will pay Naxyris an end of term fee. In addition, (i) the Company will be required to pay a fee equal to 6% of any amount the Company fails to pay within three business days of its due date and (ii) any interest that is not paid when due will be added to principal and will bear compound interest at the applicable rate. The affirmative and negative covenants in the Naxyris Loan Agreement relate to, among other items: (i) payment of taxes; (ii) financial reporting; (iii) maintenance of insurance; and (iv) limitations on indebtedness, liens, mergers, consolidations and acquisitions, transfers of assets, dividends and other distributions in respect of capital stock, investments, loans and advances, and corporate changes. The Naxyris Loan Agreement also contains financial covenants, including covenants related to minimum revenue, liquidity, and asset coverage.

On October 28, 2019, the Company, the Subsidiary Guarantors and Naxyris amended and restated the Naxyris Loan Agreement (the “A&R Naxyris LSA”), pursuant to which the maximum loan commitment of Naxyris under the Naxyris Loan Agreement was increased by $10.4 million. On October 29, 2019, the Company borrowed an

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Transactions with Related Persons  |  Certain Transactions

additional $10.4 million (the “October 2019 Naxyris Loan”) from Naxyris under the A&R Naxyris LSA, which is subject to the terms and provisions of the A&R Naxyris LSA, including the lien on substantially all of the assets of the Company and the Subsidiary Guarantors. Also, under the terms of A&R Naxyris LSA, the Company owes a 5% end of term fee on the October 2019 Naxyris Loan amount and a $2.0 million term loan fee, both of which are due at July 1, 2022 maturity or upon full repayment of the amounts borrowed under the A&R Naxyris LSA. Also, the Company paid Naxyris an upfront fee of $0.4 million at the funding date of the October 2019 Naxyris Loan. After giving effect to the October 2019 Naxyris Loan amount, there is $24.4 million aggregate principal amount of loans outstanding under the A&R Naxyris LSA. Also, in connection with the entry into the A&R Naxyris LSA, on October 28, 2019, the Company issued to Naxyris a warrant to purchase up to 2.0 million shares of common stock, at an exercise price of $3.87 per share, with an exercise term of two years from issuance (the October 2019 Naxyris Warrant). On March 10, 2020, the Company and Naxyris signed a letter agreement amendment with respect to the Fee Letter referred to in the A&R Naxyris LSA with the purpose of updating the definitions of certain financial covenants (minimum liquidity and borrowing base) under the A&R Naxyris LSA.

Transactions with Total

Convertible Note Exchange and Extensions

On May 15, 2019, the Company exchanged $9.7 million aggregate principal amount of its 6.50% Convertible Senior Notes due 2019 held by Total for a new senior convertible note with an equal principal amount and with substantially identical terms, except that the new note had a maturity date of June 14, 2019, in a private exchange pursuant to the exemption from registration under Section 3(a)(9) of the Securities Act. Effective June 14, 2019, the Company and Total agreed to extend the maturity date of the New Note from June 14, 2019 to July 18, 2019. Effective July 18, 2019, the Company and Total agreed to (i) further extend the maturity date of the New Note from July 18, 2019 to August 28, 2019 and (ii) increase the interest rate on the New Note to 10.5% per annum, beginning July 18, 2019. Effective August 28, 2019, the Company and Total agreed to (i) further extend the maturity date of the New Note from August 28, 2019 to October 28, 2019 and (ii) increase the interest rate on the New Note to 12% per annum, beginning August 28, 2019. On October 31, 2019, the Company and Total agreed, effective as of October 28, 2019, to (i) extend the maturity date of the New Note from October 28, 2019 to December 16, 2019 and (ii) capitalize all interest accruing under the New Note from May 15, 2019 through and including November 14, 2019, in the amount of $0.5 million, which interest would be added to the principal of the New Note, which would begin accruing interest on such new principal amount on November 15, 2019. Effective December 16, 2019, the Company and Total agreed to extend the maturity date of the New Note from December 16, 2019 to January 31, 2020. Effective January 31, 2020, the Company and Total agreed to extend the maturity date of the New Note from January 31, 2020 to March 31, 2020 and the Company paid Total $1.5 million to satisfy all accrued but unpaid interest and to reduce the principal balance of the reissued note by $1.1 million. On April 6, 2020, the Company and Total entered into an extension agreement to extend the maturity date of the New Note to April 30, 2020 and reduce the conversion price of the New Note to $2.87 per share. Effective April 30, 2020, the Company and Total entered into a subsequent extension agreement to extend the maturity date of the New Note to the earlier of the day the Company receives cash proceeds from any private placement of its equity and/or equity-linked securities, and May 31, 2020. On June 2, 2020, Total elected to convert all the outstanding principal and interest due under the New Note totaling $9.3 million into 3,246,489 shares of common stock.

Transactions with Vivo

On April 29, 2019, the Company sold and issued to affiliates of Vivo Capital LLC (collectively, “Vivo”), an entity affiliated with director Frank Kung and which owns greater than five percent of our outstanding common stock and has the right to designate one member of our Board of Directors, 913,529 shares of common stock at a price of $4.76 per share, as well as warrants to purchase up to an aggregate of 1,212,787 shares of common stock at an

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Transactions with Related Persons  |  Certain Transactions

exercise price of $4.76 per share, with an exercise term of two years from issuance, in a private placement pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act, for aggregate cash proceeds to the Company of $4.5 million. The exercise price of the warrants issued in the foregoing private placement is subject to standard adjustments but does not contain any anti-dilution protection, and the warrants only permit “cashless” or “net” exercise after the six-month anniversary of issuance, and only to the extent that there is not an effective registration statement covering the resale of the shares of common stock underlying the applicable warrant. In addition, in connection with the foregoing private placement, the Company agreed not to effect any exercise or conversion of any Company security, and Vivo agreed not to exercise or convert any portion of any Company security, to the extent that after giving effect to such exercise or conversion, Vivo, together with its affiliates, would beneficially own in excess of 19.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise or conversion, and the warrants contained a similar limitation.

On June 4, 2020, the Company entered into a security purchase agreement with Vivo for the private placement of 3,689,225 shares of our common stock and 8,932.32 shares of our Preferred Stock, convertible into 2,977,440 shares of our common stock at the Purchase Price, resulting in an aggregate purchase price of approximately $20 million. The Preferred Stock was automatically converted into shares of our common stock on August 17, 2020.

Transactions with Daling

On May 20, 2020, the Company entered into a purchase agreement with Daling Xinchao (Beijing) Trade Company Limited (“Daling”), an entity affiliated with our director Lisa Qi, pursuant to which, among other terms, Daling could submit purchase orders of Purecane Cooking Sweetener through December 31, 2020, with no commitment for the purchase or supply volume or product price, which will be established in each accepted purchase order. In 2020, we recognized approximately $40,000 in revenues from Daling under this agreement.

Consulting Agreement

Effective June 7, 2019, we entered into a consulting agreement with Joel Cherry, our former President, Research and Development who resigned from the Company on such date (the “Cherry Consulting Agreement”). Pursuant to the Cherry Consulting Agreement, Dr. Cherry agreed to perform certain consulting services for the Company, and as compensation for such services, Dr. Cherry’s outstanding equity awards will continue to remain outstanding and vest in accordance with, and subject to, the 2010 EIP and the relevant award agreements during the term of the Cherry Consulting Agreement. The Cherry Consulting Agreement expired on June 8, 2020.

Officer Loans

In March, April, May and June 2019, Kathleen Valiasek, the Company’s former CFO and current Chief Business Officer, provided loans to the Company in an aggregate principal amount of $1.2 million. Such amounts were repaid by the Company no later than twelve days after such loans were made and interest was accrued on each loan, while outstanding, at a rate of 12% per annum, for which the total interest accrued was $2,296.

Compensation Arrangements

Stephanie Kung, the daughter of director Frank Kung, is a non-executive employee of the Company and received employment compensation in excess of $120,000 in 2020 and we expect that she will receive employment compensation in excess of $120,000 in 2021.

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Transactions with Related Persons  |  Related Party Transactions Policy

Indemnification Arrangements

Please see “Executive Compensation—Limitation of Liability and Indemnification” above for information regarding our indemnification arrangements with our directors and executive officers.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” above for information regarding our compensation arrangements with our executive officers, including equity awards and employment agreements with our executive officers.

Registration Rights Agreements

Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, and Vivo, hold registration rights pursuant to the following:

◾	Letter agreement, dated July 29, 2015, by and among us and certain investors

◾	Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors

◾	Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V.

◾	Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC

◾	Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V.

◾	Securities Purchase Agreements, dated January 31, 2020, by and between us and the investor named therein, including Foris

◾	Security Purchase Agreements, dated June 1, 2020 and June 4, 2020, by and between us and the investors named therein, including Foris, Vivo, and FMR, LLC

◾	Exchange and Settlement Agreement, dated March 1, 2021, by and between us and Schottenfeld Opportunities Fund II, L.P., Phase Five Partners, LP, and Koyote Trading, LLC

Related Party Transactions Policy

Our Related Party Transactions Policy adopted by our Board of Directors requires that any transaction with a related party that must be reported under applicable SEC rules, other than certain compensation related matters, must be reviewed and approved or ratified by the Audit Committee of our Board of Directors or another independent body of our Board of Directors. Our Related Party Transactions Policy contains specific procedures to be followed, and factors to be considered, in connection with the review of such transactions, but does not contain specific standards for approval of such transactions.

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Annual Meeting Information

Information Regarding Solicitation and Voting

In accordance with rules and regulations adopted by the SEC, we have elected to provide our stockholders with access to our proxy materials over the Internet. Accordingly, we intend to send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 14, 2021 to most of our stockholders who owned our common stock at the close of business on April 1, 2021. The Notice includes instructions on how you can access our Annual Report and Proxy Statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2021 Annual Meeting, and instructions as to how your shares can be voted. Most stockholders will not receive a printed copy of the proxy materials unless they request one in the manner set forth in the Notice. This permits us to conserve natural resources and reduces our printing costs, while giving stockholders a convenient and efficient way to access our proxy materials and vote their shares.

We will bear the expense of soliciting proxies. In addition to these proxy materials, our directors and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by email. We will reimburse Intermediaries for reasonable charges and expenses incurred in forwarding solicitation materials to their clients.

Voting by Internet. You may submit your proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voting instruction form.

Voting by telephone. You may submit your proxy by telephone by following the instructions provided in the Notice, or, if you receive printed proxy materials, by following the instructions for Internet or telephone voting provided with your proxy materials and on your proxy card or voting instruction form.

Voting by mail. If you receive printed proxy materials, you may submit your proxy by mail by completing, signing, dating and returning your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or other Intermediary. If you provide specific voting instructions, your shares will be voted as you have instructed.

Questions and Answers About the Annual Meeting and Voting

Who can vote at the meeting?

The Board set April 1, 2021, as the record date for the meeting. If you owned shares of our common stock as of the close of business on April 1, 2021, you may attend and vote your shares at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 1, 2021, there were 273,266,917 shares of our common stock outstanding and entitled to vote (as reflected in the records of our stock transfer agent).

Only stockholders of record at the close of business on the record date may vote at the meeting or at any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review for any purpose relating to the meeting during our regular business hours at our headquarters at 5885 Hollis Street, Suite 100, Emeryville, California 94608 for the ten days prior to the meeting as well as at the virtual meeting.

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Annual Meeting Information  |  Questions and Answers About the Annual Meeting and Voting

How can I attend and vote at the meeting?

In consideration of public health concerns relating to COVID-19, the Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person. If your shares of Amyris common stock are registered directly in your name with our stock transfer agent, EQ Shareowner Services you are considered to be the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote in person at the meeting.

If your shares are held in a brokerage account or by another Intermediary, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the Intermediary (usually your broker) that is the record holder of the shares, giving you the right to vote the shares at the meeting. The meeting will be held virtually on Friday, May 28, 2021 at 2:00 p.m. Pacific Time.

To attend the meeting, you must pre-register no later than May 28, 2021, 2:00 p.m. Pacific Time by visiting www.proxydocs.com/AMRS and using your unique control number provided in your Notice, proxy card or voting instruction form. Upon completing your pre-registration, you will receive instructions via email, including your unique weblink to access the meeting. Upon accessing the meeting, you will find a voting option on the landing page. If you have submitted your votes prior to the meeting and wish to change your vote, you may do when you access the virtual meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting?”

How can I ask questions during the meeting?

During the pre-registration process, you will be able to submit questions for the question and answer session that will immediately follow the adjournment of the

Annual Meeting. We will answer pre-submitted questions that comply with the meeting rules of conduct, subject to time constraints.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, bank or other Intermediary. In most cases, you will be able to do this by using the Internet, by telephone or by mail according to the instructions above.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to most of our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials. Instructions on how you can access our Annual Report and Proxy Statement and other soliciting materials on the Internet or, if you wish, request a printed set of such materials, a list of the matters to be considered at the 2021

Annual Meeting, and instructions as to how your shares can be voted may be found in the Notice.

We are using the Internet as our primary means of furnishing proxy materials to our stockholders. As a result, most stockholders will not receive paper copies of our proxy materials. We will instead send most stockholders a Notice with instructions for accessing the proxy materials and voting over the Internet. The Notice also provides information on how stockholders

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Annual Meeting Information  |  Questions and Answers About the Annual Meeting and Voting

can obtain paper copies of our proxy materials if they wish to do so.

If your shares are held of record by a broker, bank or other custodian, nominee, trustee or fiduciary (an “Intermediary”) and you have not given your Intermediary specific voting instructions, your Intermediary will NOT be able to vote your shares with respect to most of the proposals, including the election of directors.

If you do not provide voting instructions over the Internet, by telephone, or by returning a completed, signed and dated proxy card or voting instruction form, your shares will not be voted with respect to those matters. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by an Intermediary and you wish to vote at the meeting, you must obtain a proxy issued in your name from that Intermediary.

Why did I receive a full set of proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

Some stockholders may have instructed our transfer agent or their Intermediary to deliver stockholder communications, such as proxy materials, in paper form. If you would prefer to receive your proxy materials over the Internet, please follow the instructions provided on your proxy card or voting instruction form to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

Can I vote my shares by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card or voting instruction form, or by submitting a ballot in person at the meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The holders of a majority of our outstanding shares of common stock as of the record date must be present in person or represented by proxy at the meeting in order for there to be a quorum, which is required to hold the meeting and conduct business. If there is no quorum, the holders of a majority of the shares present at the meeting may adjourn the meeting to another date.

You will be counted as present at the meeting if you are present and entitled to vote in person at the meeting or you have properly submitted a proxy card or voting instruction form, or voted by telephone or over the Internet. Both abstentions and broker non-votes (as described below) are counted for the purpose of determining the presence of a quorum.

What proposals will be voted on at the meeting?

There are four proposals scheduled to be voted on at the meeting:

◾	Proposal 1—Election of the four Class II directors nominated by the Board and named herein to serve on the Board for a three-year term.

◾	Proposal 2—Ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

◾	Proposal 3—Approval of our Amended and Restated 2010 Employee Stock Purchase Plan.

◾	Proposal 4—Approval of an amendment to our restated Certificate of Incorporation to effect an increase in the total number of our authorized shares from 355,000,000 to 455,000,000 and in

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Annual Meeting Information  |  Questions and Answers About the Annual Meeting and Voting

the total number of authorized shares of common stock from 350,000,000 to 450,000,000.

No appraisal or dissenters’ rights exist for any action proposed to be taken at the meeting. We will also consider any other business that properly comes before the meeting. As of the date of this Proxy

Statement, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voting instruction form will vote the shares they represent using their best judgment.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

◾	FOR each of the director nominees named in this Proxy Statement;

◾	FOR the ratification of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
◾	FOR the approval our Amended and Restated 2010 Employee Stock Purchase Plan; and

◾	FOR the amendment to our restated Certificate of Incorporation to increase the total number of authorized shares of our common stock.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you either indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or, if you receive printed proxy materials, you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares held in street name and do not provide the Intermediary that holds your shares with specific voting instructions, under stock market rules, the Intermediary that holds your shares may generally vote at its discretion only on routine matters and cannot vote on non-routine matters. If the Intermediary that holds your shares does not receive specific instructions from you on how to vote your shares on a non-routine matter, the Intermediary will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” For purposes of voting on non-routine matters, broker non-votes will not count as votes cast on such matters and, therefore, will not affect the outcome of Proposal 1 (which requires a plurality of votes properly cast in person or by proxy) or Proposal 3 (which requires a majority of votes properly cast in person or by proxy), but will have the effect of a vote against Proposal 4 (which require votes from a majority of our outstanding shares of common stock entitled to vote at the meeting).

Which proposals are considered “routine” and which are considered “non-routine”?

The ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for 2021 (Proposal 2) is considered a “routine” matter under applicable rules. The election of directors (Proposal 1), the approval of our Amended and Restated 2010 Employee Stock Purchase Plan (Proposal 3), and the approval of the amendment to our restated Certificate of Incorporation (Proposal 4) are considered non-routine under applicable rules. An Intermediary cannot vote without instructions on non-routine matters, and therefore we expect there to be broker non-votes on Proposal 1, Proposal 3, and Proposal 4.

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Annual Meeting Information  |  Questions and Answers About the Annual Meeting and Voting

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. The inspector of election will separately count “For” and “Withhold” votes and any broker non-votes in the election of directors (Proposal 1). With respect to the other proposals, the inspector of election will separately count “For” and

“Against” votes, abstentions and any broker non-votes. Abstentions and broker non-votes will not count toward the vote totals for Proposals 1 and 3, but will be counted with the same effect as an “Against” vote for Proposal 4.

What is the vote required to approve each of the Board’s proposals?

◾	Proposal 1—Election of the Board’s four nominees for director. The affirmative vote of a plurality, or the largest number, of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of the directors. This means that the four director nominees who receive the highest number of “For” votes (among votes properly cast in person or by proxy) will be elected to the Board. Broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

◾	Proposal 2—Ratification of the appointment of Macias Gini & O’Connell LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. This proposal must receive a “For” vote from the holders of a majority of the shares of our common stock properly casting votes for or against this proposal at the Annual Meeting in person or by proxy. Abstentions will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

◾	Proposal 3—Approval of our Amended and Restated 2010 Employee Stock Purchase Plan. This proposal must receive a “For” vote from the holders of a majority of the shares of common stock properly casting votes on this proposal at the Annual Meeting in person or by proxy. Abstentions and broker non-votes will not count toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

◾	Proposal 4—Approval of an amendment to our restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock. This proposal must receive a “For” vote from the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting, irrespective of the number of votes cast on this proposal at the meeting. Abstentions and broker non-votes will be counted and have the same effect as an “Against” vote for this proposal.

How can I revoke my proxy and change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by signing and submitting a new proxy card with a later date (if you receive printed proxy materials), by using the Internet or voting by telephone, or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request that your proxy be revoked. If you hold shares through an Intermediary, you must contact that Intermediary directly to revoke any prior voting instructions.

How can I find out the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final voting results will be reported in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the meeting. If final voting results are not available within four business days after the meeting, we intend to file a Current Report on Form 8-K reporting the preliminary voting results within that period, and subsequently report the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

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Other Matters

Householding of Proxy Materials

The SEC has adopted rules that permit companies and Intermediaries to satisfy the delivery requirements for Proxy Statements and Annual Reports, including Notices of Internet Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (the “Notice”) or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Amyris stockholders may be “householding” our proxy materials. A single copy of the Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may: (1) notify your broker; (2) direct your written request to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608 or to investor@amyris.com; or (3) contact Amyris Investor Relations at (510) 740-7481. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or Amyris Investor Relations at the address or telephone number above. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or other proxy materials to a stockholder at a shared address to which a single copy of such documents was delivered.

Available Information

We will provide to any stockholder entitled to vote at our 2021 Annual Meeting of Stockholders, at no charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Form 10-K”), including the financial statements and the financial statement schedules contained in the Form 10-K. We make our Annual Reports on Form 10-K, as well as our other SEC filings, available free of charge through the investor relations section of our website located at https://investors.amyris.com/annual-reports.com as soon as reasonably practicable after they are filed with or furnished to the SEC. Information contained on or accessible through our website or contained on other websites is not deemed to be part of this Proxy Statement. In addition, you may request a copy of the Form 10-K by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Stockholder Proposals to be Presented at Next Annual Meeting

Stockholder proposals may be included in our Proxy Statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting to be held in 2022, we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than December 13, 2021. In addition, a stockholder proposal that is not intended for inclusion in our Proxy Statement under Rule 14a-8 may be brought before the 2021 Annual Meeting so long as we receive information and notice of the proposal in compliance with the requirements set forth in our bylaws, addressed to the Secretary at our principal executive offices, not later than March 13, 2022 nor earlier than February 11, 2022.

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Other Matters   |   Stockholder Proposals to be Presented at Next Annual Meeting

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Nicole Kelsey	Amyris, Inc.
General Counsel and Secretary April 12, 2021	5885 Hollis Street, Suite 100 Emeryville, California 94608

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements may be identified by their use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects”, “continue”, and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our cash position and ability to fund our operations; difficulties in predicting future revenues and financial results; the potential loss of, or inability to secure relationships with, key distributors, customers or partners; the ongoing impact of the COVID-19 pandemic on our business, financial condition and results of operations; our lack of revenues generated from the sale of our renewable products; our inability to decrease costs to enable sales of our products at competitive prices; delays in production and commercialization of products due to technical, operational, cost and counterparty challenges; challenges in developing a customer base in markets with established and sophisticated competitors; and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Except as required by law, we assume no obligation to update any forward-looking information that is included or incorporated by reference in this Proxy Statement, whether as a result of new information, future events, or otherwise.

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

1.

Establishment of Plan. Amyris, Inc. a Delaware corporation (the “Company”), proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Code Section 423 and this Plan will be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. However, with regard to offers of options for purchase of the Common Stock under the Plan to employees outside the United States working for a Participating Corporation, the Board may offer a subplan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, a total of 2,466,666 shares of Common Stock is reserved for issuance under this Plan. In addition, on January 1 of each year, for nine years, commencing on January 1, 2022, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of all classes of the Company’s common stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year; and provided, further, that the aggregate number of shares of Common Stock issued over the term of this Plan will not exceed 24,666,660. The number of shares reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan will be subject to adjustments effected in accordance with Section 14 of this Plan. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2.

Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

3.	Administration.

(a)

The Plan will be administered by the Compensation Committee of the Board or by the Board (as applicable, the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan will be determined by the Committee and its decisions will be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret, and apply the terms of the Plan, to determine eligibility and determine which entities will be Participating Corporations and whether an offer to Participating Corporations is intended to meet Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision, and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. The Committee will have the authority to determine the Fair Market Value (which determination will be final, binding, and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee will receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on the Board or its Committees. All expenses incurred in connection with the administration of this Plan will be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. The Committee may also establish rules to govern

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

transfers of employment among the Company and any Participating Corporation, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

(b)

The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 1 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of payroll deductions and other contributions, taking of payroll deductions and making of other contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to payroll deductions taken and other contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

4.

Eligibility. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that the Committee may exclude any or all of the following (other than where exclusion of such employees is prohibited by applicable law):

(a)

employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee ; provided, that unless the Committee determines otherwise, eligible employees must have been employed with the Company or Participating Corporation for no less than one (1) month prior to the first day of an Offering Period;

(b)	employees who are customarily employed for twenty (20) or less hours per week;

(c)	employees who are customarily employed for five (5) months or less in a calendar year;

(d)

(i) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employee who are “highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(e)

employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;

(f)	employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(g)

individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations may not participate.

5.	Offering Dates.

(a)

The Committee will determine the duration and commencement date of each Offering Period and Purchase Period, provided that (i) an Offering Period will in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable subplan and (ii) no Purchase Period will end later that the last day of the Offering Period in which it begins. Offering Periods may be consecutive or overlapping. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.

(b)

The Offering Periods under this Plan shall commence on each May 16th and November 16th of each year, with each such Offering Period consisting of two 6-month Purchase Periods, except as otherwise provided by an applicable sub-plan, or on such other date determined by the Committee.

6.	Participation in this Plan.

(a)

Enrollment. An eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement, or electronic representation thereof, to the Company and/or via the standard process of a third party administrator authorized by the Company, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.

(b)

Continued Enrollment in Offering Periods. Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Company’s third party administrator, prior to the next Offering Period. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section (i) is not required to file any additional subscription agreement in order to continue participation in this Plan, and (ii) will be deemed to have accepted the terms and conditions of the Plan, any sub-plan, and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7.

Grant of Option on Enrollment. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction the numerator of which is the amount of the contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is eighty-five percent (85%) of the lower of (a) the Fair Market Value on the Offering Date or (b) the Fair Market Value on the Purchase Date, but in no event less than the par value of a share; and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan will not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

8.	Purchase Price. The Purchase Price in any Offering Period will be eighty-five percent (85%) of the lesser of:

(a)	the Fair Market Value on the Offering Date or

(b)	the Fair Market Value on the Purchase Date.

9.	Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)

The Purchase Price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines that contributions may be, or are required to be, made in another form (due to local law requirements, in another form with respect to categories of Participants outside the United States). The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” means all compensation categorized by the Company as total compensation including base salary or regular hourly wages, overtime, holiday, vacation and sick pay and shift premiums and excluding, to the extent permitted by Code Section 423, bonuses, salary continuation, relocation assistance payments, geographical hardship pay, noncash prizes and awards, automobile allowances, severance type payments, and nonqualified deferred executive compensation (including amounts attributable to equity compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) will be treated as if the Participant did not make such election. Payroll deductions shall commence on the first payday following the beginning of an Offering Period, and shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any subplan may permit matching shares without the payment of any purchase price.

(b)

Subject to Section 25 below and to the rules of the Committee, a Participant may decrease the rate of payroll deductions during an ongoing Offering Period by filing with the Company and/or the Company’s third party administrator a new authorization for payroll deductions, with the new rate to become effective as soon as reasonably practicable and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the rate of payroll deductions may be made once during an Offering Period or more or less frequently under rules determined by the Committee. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company and/or the Company’s third party administrator a new authorization for payroll deductions prior to the beginning of such Offering Period or such other time period as may be specified by the Committee.

(c)

Subject to Section 25 below and to the rules of the Committee, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company and/or the Company’s third party administrator a request for cessation of payroll deductions, with such reduction to become effective as soon as reasonably practicable and after such reduction becomes effective, no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request will be used to purchase shares of Common Stock in accordance with Section (e) below. A reduction of the payroll deduction percentage to zero will be treated as such Participant’s withdrawal from such Offering Period and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)

All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, and the Company will not be obligated to segregate such payroll deductions, except to the extent required by local legal requirements outside the United States. No interest accrues on the payroll deductions, except to the extent required by local legal

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

requirements outside the United States. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, except to the extent necessary to comply with local legal requirements outside the United States.

(e)

On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the Company’s third party administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company will apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price will be as specified in Section 8 of this Plan. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock will be carried forward into the next Purchase Period or Offering Period, as the case may be (except to the extent required by local legal requirements outside the United States), or otherwise treated as determined by the Committee. In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date will be refunded to the Participant without interest (except to the extent required by local legal requirements outside the United States). No Common Stock will be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required by local legal requirements outside the United States).

(f)	As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)

Unless determined otherwise by the Committee, the shares issued pursuant to Section 9(f) above shall be deposited into an account established in the Participant’s name at the ESPP Broker. A Participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the Participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the Participant may move those shares to another brokerage account of Participant’s choosing. Notwithstanding the above, a Participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.

(h)

During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(i)

To the extent required by applicable federal, state, local, or foreign law, a Participant will make arrangements satisfactory to the Company and the Participating Corporation employing the Participant for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Participating Corporation, as applicable, may withhold, by any method permissible under applicable law, the amount necessary for the Company or any Participating Corporation, as applicable, to meet applicable withholding obligations, including up to the maximum permissible statutory rates and including any withholding required to make available to the Company or any Participating Corporation, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company will not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

10.	Limitations on Shares to be Purchased.

(a)

No Participant will be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent, and its Subsidiaries), exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (the “Maximum Share Amount”). The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension. Alternatively, in the Committee’s discretion and to the extent permissible under applicable law, if the Company does not automatically suspend payroll deductions of any Participant as necessary to enforce such limit provided that when the Company, the Company shall refund any accumulated payroll deductions that may not be applied to the purchase of shares due to the applicable Maximum Share Amount as determined by Sections 10(a) and (b) with such refund occurring as soon as practicable following the applicable Purchase Date without interest (except to the extent required due to local legal requirements outside the United States).

(b)

The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which will then be the Maximum Share Amount for subsequent Offering Periods; provided, however, that in no event will a Participant be permitted to purchase more than Three Thousand (3,000) shares during any one Purchase Period or such greater or lesser number as the Committee may determine, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof. If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective. The Maximum Share Amount will continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c)

If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as will be reasonably practicable and as the Committee will determine to be equitable. In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)

Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), will be returned to the Participant as soon as administratively practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.	Withdrawal; Reset.

(a)

Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee. The Committee may set forth a deadline of when a withdrawal must occur to be effective prior to a given Purchase Date in accordance with policies it may approve from time to time.

(b)

Upon withdrawal from this Plan, the accumulated payroll deductions will be returned to the withdrawn Participant, without interest (except to the extent required by local legal requirements outside the United States), and his or her interest in this Plan will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)

If and to the extent that the Committee determines in its sole discretion to apply this Section 11(c) to any Offering Period, then if the Fair Market Value on the Offering Date of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the Purchase Date of any applicable Purchase Period within such Offering Period, the Company will automatically withdraw the Participant from the current Offering Period and enroll such Participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date preceding the first day of such subsequent Offering Period. Notwithstanding anything to the contrary in this Plan, this Section 11(c) shall only apply if its use is approved by the Committee.

12.

Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan (except to the extent required by local legal requirements outside the United States). In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required by local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have ceased employment in the case of any leave of absence approved by the Company or as so provided pursuant to a formal policy adopted from time to time by the Company and issued and promulgated to employees in writing; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.

Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment, or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant all accumulated payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in this Plan (except to the extent required by local legal requirements outside the United States).

14.

Capital Changes. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in the capital structure of the Company, without consideration, then the Committee will adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price, and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 1 and 10 will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

15.

Nonassignability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, pursuant to the laws of descent and distribution, or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition will be void and without effect.

16.

Use of Participant Funds and Reports. The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States).

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

Until shares are issued, Participants will only have the rights of an unsecured creditor (except to the extent required by local legal requirements outside the United States). Each Participant will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof, and the remaining cash balance, if any, carried forward or refunded, as determined by the Committee, to the next Purchase Period or Offering Period, as the case may be.

17.

Notice of Disposition. If Participant is subject to tax in the United States, Participant will notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan. If such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased, the Company may place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice will continue notwithstanding the placement of any such legend on the certificates.

18.

No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder will confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.

Equal Rights and Privileges. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements will have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 will take precedence over all other provisions in this Plan.

20.

Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.

Term; Stockholder Approval. This Plan originally became effective on September 27, 2010, the date on which the Registration Statement covering the initial public offering of the Company’s Common Stock was declared effective by the Securities and Exchange Commission. The amendment and restatement of this Plan will become effective on the Effective Date. This Plan will be approved by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares that are subject to such stockholder approval before becoming available under this Plan will occur prior to stockholder approval of such shares, and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date will not occur, and instead such Offering Period will terminate without the purchase of such shares and Participants in such Offering Period will be refunded their contributions without interest, unless the payment of interest is required under local laws). This Plan will continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan and (c) the tenth anniversary of the first Purchase Date occurring after the Effective Date.

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

22.	Designation of Beneficiary.

(a)

If provided in the subscription agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form will be valid only if it was filed with the Company and/or the Company’s third party administrator at the prescribed location before the Participant’s death.

(b)

Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant, and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.

Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions, securities law restrictions, or other applicable laws outside the United States, and will be further subject to the approval of counsel for the Company with respect to such compliance. Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.	Applicable Law. The Plan will be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.

Amendment or Termination. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, will be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount contributed during a Purchase Period or an Offering Period, provide that a Participant will be automatically withdrawn from the Offering Period in which Participant is then currently enrolled and enrolled in a subsequent Offer Period if Fair Market Value on the Purchase Date of such current Offering Period is lower than it was on the Offering Date of such current Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts contributed from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require

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Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

stockholder approval or the consent of any Participants. However, no amendment will be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would (a) increase the number of shares that may be issued under this Plan or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (a) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (b) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (c) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (d) reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and (e) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.

Corporate Transactions. In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date. The New Purchase Date will occur on or prior to the consummation of the Corporate Transaction, and the Plan will terminate on the consummation of the Corporate Transaction.

27.	Definitions.

(a)

“Affiliate” means any entity, other than a Subsidiary or Parent, (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(d)	“Common Stock” means the common stock of the Company.

(e)

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(f)	“Effective Date” means the date this amendment and restatement is approved by the stockholders of the Company, which shall be within twelve (12) months of the approval of the Plan by the Board.

A-10    AMYRIS, INC. 2021 PROXY STATEMENT

Appendix A — Amended and Restated 2010 Employee Stock Purchase Plan

(g)	“ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for stock purchased under the Plan by Participants.

(h)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(i)	“Fair Market Value” means, as of any date, the value of a share of Common Stock, determined as follows:

i.

if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

ii.

if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

iii.

if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; and

iv.	if none of the foregoing is applicable, by the Committee in good faith.

(j)	“Offering Date” means the first Trading Day of each Offering Period.

(k)	“Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(l)	“Parent” will have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(m)	“Participant” means an eligible employee who meets the eligibility requirements set forth in Section 4 and who elects to participate in this Plan, in each case subject and pursuant to Section 6.

(n)	“Participating Corporation” means any Parent, Subsidiary or Affiliate that the Board designates from time to time as a corporation that will participate in this Plan.

(o)	“Plan” means this Amyris, Inc. Amended and Restated 2010 Employee Stock Purchase Plan.

(p)	“Purchase Date” means the last Trading Day of each Purchase Period.

(q)	“Purchase Period” means a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(r)	“Purchase Price” means the price at which Participants may purchase a share of Common Stock under the Plan, as determined pursuant to Section 8.

(s)	“Securities Act” means the U.S. Securities Act of 1933, as amended.

(t)	“Subsidiary” will have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

(u)	“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

AMYRIS, INC. 2021 PROXY STATEMENT    A-11

Appendix B — Certificate of Amendment of Restated Certificate of Incorporation

Amyris, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY THE FOLLOWING:

FIRST: That the name of the Corporation is Amyris, Inc.

SECOND: That the date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of Delaware is April 15, 2010 under the name Amyris Biotechnologies, Inc.

THIRD: That, at a meeting of the Board of Directors of the Corporation (the “Board”), the Board duly adopted resolutions setting forth the following proposed amendment of the Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and directing the Corporation to submit said amendment to the next annual meeting of the stockholders of said Corporation for consideration thereof, and that, thereafter, pursuant to such resolutions, the Corporation submitted the amendment to the stockholders of the Corporation at such annual meeting of the stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of said amendment:

Section 1 of Article IV of the Corporation’s Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“1. Total Authorized. The total number of shares of all classes of stock that the corporation has authority to issue is Four Hundred Fifty-Five Million (455,000,000) shares, consisting of two classes: Four Hundred Fifty Million (450,000,000) shares of Common Stock, $0.0001 par value per share, and Five Million (5,000,000) shares of Preferred Stock, $0.0001 par value per share.”

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its General Counsel and Secretary this      day of May, 2021 and the foregoing facts stated herein are true and correct.

AMYRIS, INC.

By:
Name: Nicole Kelsey
Title: General Counsel and Secretary

AMYRIS, INC. 2021 PROXY STATEMENT    B-1

P.O. BOX 8016, CARY, NC 27512-9903YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNETGo To: www.proxypush.com/AMRSCast your vote onlineHave your Proxy Card readyFollow the simple instructions to record your votePHONE Call 1-866-834-5365Use any touch-tone telephoneHave your Proxy Card readyFollow the simple recorded instructionsMAILMark, sign and date your Proxy CardFold and return your Proxy Card in the postage-paidenvelope providedAmyris, Inc.Annual Meeting of StockholdersFor Stockholders as of April 1, 2021TIME: Friday, May 28, 2021 2:00 PM Pacific TimePLACE: Virtual Meeting: Please visit www.proxydocs.com/AMRS for registration details.This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints John Melo and Nicole Kelsey, (Named Proxies) and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Amyris, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Amyris, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of four Class II Directors nominated by the Board to serve for a three-year term.				
		FOR	WITHHOLD		
	1.01 Philip Eykerman	☐	☐		FOR
	1.02 Frank Kung	☐	☐		FOR
	1.03 John Melo	☐	☐		FOR
	1.04 Julie Spencer Washington	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratification of the appointment of Macias Gini & O'Connell LLP as Amyris's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐	FOR
3.	Approval of Amyris's Amended and Restated 2010 Employee Stock Purchase Plan.	☐	☐	☐	FOR
4.	Approval of an amendment to Amyris's Certificate of Incorporation to effect an increase in the total authorized shares.	☐	☐	☐	FOR
5.	To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.				

Signature (and Title if applicable) ______ Date ______ Signature (if held jointly) ______ Date ______

Amyris, Inc.Annual Meeting of StockholdersPlease make your marks like this: XUse dark black pencil or pen onlyTHE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.PROPOSAL1. Election of four Class II Directors nominated by the Board to serve for a three-year term.1.01 Philip Eykerman1.02 Frank Kung1.03 John Melo1.04 Julie Spencer Washington2. Ratification of the appointment of Macias Gini & O'Connell LLP as Amyris's independent registered public accounting firm for the fiscal year ending December 31, 2021.3. Approval of Amyris's Amended and Restated 2010 Employee Stock Purchase Plan.4. Approval of an amendment to Amyris's Certificate of Incorporation to effect an increase in the total authorized shares.5. To act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.YOUR VOTEBOARD OF DIRECTORS RECOMMENDSFORWITHHOLDFORAGAINSTABSTAINFORFORFORFORFORFORFORTo attend the meeting, you must pre-register at www.proxydocs.com/AMRSAuthorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your Proxy Card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.Signature (and Title if applicable)DateSignature (if held jointly)Date